UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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Analog Devices, Inc.

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ANALOG DEVICES
AHEAD OF WHAT'S POSSIBLE™

2024 Notice of Annual Meeting and Proxy Statement

Mission
The most exciting development in technology today is the dawning of the Intelligent Edge era. Pervasive sensing and AI-driven edge computing is bringing computation and data storage closer to data sources in real time, providing intelligent insights faster, and saving bandwidth. This ubiquitous connectivity is coming in smart, connected systems that enable new capabilities, applications, and markets. ADI is at the center of this new era, supplying the intelligent sensing and connectivity on which it depends. Leveraging our strong position at the boundary between the physical and digital worlds, innovation capabilities, and domain expertise, ADI is working closely with customers to bring intelligence to the edge.

Transforming digital healthcare for better access and outcomes	Combating climate change through electrification, energy management, and industrial automation

Unlocking human potential by safely automating factories and transportation	Connecting humanity to foster knowledge, understanding, and community

Letter from our CEO and Chair
Dear Fellow Shareholders,
The strength of a company’s business model, strategy, and culture is proven not by its performance in bullish times, but by the resilience of its performance in the face of adverse conditions. I am proud to share that ADI shined against the challenging macroeconomic backdrop of 2023 and once again delivered a year of record revenue and profits. The secret to our long track record of success remains the same – alignment of our cutting-edge innovation engine and domain expertise to the macrotrends underpinning the greatest growth opportunities at the Intelligent Edge; deep partnerships with our customers to cooperatively tackle their biggest challenges; and operational excellence with a continuous-improvement mindset. As we move through the prevailing business cycle downturn, we believe that the optionality and resilience of our diversified business model, numerous concurrent secular tailwinds, balance sheet strength, and focused execution will enable us to deliver strong financial returns over the long term.
Fiscal 2023 Results and Strategic Progress
The combination of our business model diversity and enterprise-wide focus on our customers’ success generated record revenue of $12.3 billion in fiscal 2023. We delivered net cash from operating activities and free cash flow of $4.8 billion and $3.6 billion, respectively, or 39% and 29% of our revenue, respectively, even after investing at record levels in research and development (R&D), our go-to-market (GTM) capabilities, and capital expenditures (CapEx) to ensure supply chain resiliency. Once again, we exceeded our target of returning 100% of our free cash flow to shareholders over the long term, returning a record $4.6 billion through share repurchases and dividends.
Though the macroeconomic environment softened in fiscal 2023, our customers deepened their partnerships with us; a reflection of the tremendous value we bring to their businesses. We continued, and continue, to invest heavily in R&D, GTM, and CapEx to strengthen our cutting-edge franchise and position ourselves for even greater success when the market recovers. As we further integrated Maxim this past year, we accelerated our efforts to capitalize on revenue synergy opportunities, and we made stellar progress toward a singular, “best of all” culture across our enterprise.
It is our strong belief that the current business cycle and geopolitical challenges are transitory concerns when viewed against the great wave of opportunity for ADI at the dawn of the Intelligent Edge era.
Leading the Intelligent Edge
Semiconductors have long been the bedrock of the Information Age and will surge in importance as the global economy continues to digitalize. The Intelligent Edge represents the latest era of digitalization as greater levels of sensing, artificial intelligence (AI)-driven computing, security, and connectivity are pushed to the far edges of traditional networks and diffused across innumerable market applications. ADI is well positioned to capitalize on this phenomenal growth opportunity as a technology and industry leader at the intersection of the physical and digital domains, aligned to the macrotrends shaping our future – from automation, to electrification of the transportation system, to immersive consumer experiences, to the digitalization of chemistry and biology. ADI is where the world’s most important data is born, and our customers rely on our extensive domain expertise and capabilities to sense, measure, interpret, and securely deliver the essential data and information fueling their products and solutions.
Intelligent Edge applications require ever higher levels of performance-driven analog technologies, supplemented by digital and software capabilities, delivered in smaller, securely connected, power-efficient solutions. We are partnering closely, and earlier, with our customers’ product development teams to co-create solutions of compounding sophistication. Increasingly, we are leveraging AI in and around our own products and across our operations to maximize the potential of our solutions’ and business’ performance.
These initiatives further our mission of accelerating the breakthroughs that enrich lives and the world around us at quantum and cosmic scales. ADI’s products are increasingly allowing customers to deliver market-shaping impact and address critical environmental and social issues, making safety, sustainability, and energy efficiency a strategic advantage for their businesses. That future focus extends to our own manufacturing and operations as we pursue continuous improvements in key areas such as energy efficiency, safety, water usage, and chemical management.
In closing, I fervently believe that ADI’s best days are still ahead. Though we have much to be pleased about, we are restless in our quest to find ever more creative ways to improve the health and welfare of people and our planet. Our strength and momentum reflect the tremendous passion, talent, creativity, and disciplined execution of our amazing employees, as well as the robust and long-standing support of our partners, customers, and investors. As we continue this journey together, we are grateful for your faith in ADI and are committed to increasing shareholder value into the opportunity-rich future.

VINCENT ROCHE Chief Executive Officer and Chair of the Board of Directors

Letter from our Lead Independent Director
Dear Fellow Shareholders,
On behalf of the Board of Directors, I am pleased to present our annual Proxy Statement and provide an update on key activities and focus areas of the Board as ADI executes on our strategy to unlock long-term shareholder value.
In 2023, ADI accelerated its pursuit of the tremendous opportunities at the Intelligent Edge, negotiating macroeconomic and geopolitical challenges, and further sharpening its execution to enable both near- and long-term success. As the Board supported and oversaw management in driving this strategy, we also continued our work to further extend the independence, diversity, and capabilities of the Board to ensure the high standards of governance and results that you, our shareholders, expect and deserve.
Although the pandemic and supply issues the company experienced in recent years have normalized and receded in impact, geopolitical and macroeconomic challenges continued to reverberate across our industry and markets. ADI’s hybrid manufacturing strategy has been a key element of the company’s successful management of both areas, adding diversity and resilience to our supply chain and giving ADI the ability to more effectively and rapidly respond to fluctuations in demand.
However, supply issues extend beyond mere availability. Ensuring compliance with regulatory demands globally and in the regions where ADI operates has always been, and will continue to be, a critical area of focus. Additionally, our industry is facing a significant challenge in the unauthorized resale, diversion, and unintended misuse of semiconductor products and technologies. This challenge is one that ADI’s management and Board take seriously. Beginning in 2022, the Board enhanced its oversight of company programs designed to proactively identify and counter these activities. We are pleased with the progress made to date and with management’s commitment to taking appropriate actions to mitigate the misuse and diversion of our products.
Sustainability topics also remain key focus areas for ADI and our stakeholders and is a key oversight area for the Board. Accordingly, we engage regularly with management on these topics as they drive bold sustainability initiatives to reduce our overall emissions as we work toward carbon neutrality by 2030 and net zero by 2050. Management further demonstrated ADI’s commitment to sustainability by setting a new target in 2023 to reduce overall water withdrawn for our operations by 50% normalized to production output by 2027.
ADI creates, interprets, and acts upon data that is increasingly critical and valuable to customers. As such, the Board views the evolution and improvement of programs that protect privacy and security of our data as a top priority. We are strongly focused on minimizing the risk of a cybersecurity incident and actively govern cybersecurity as a Board. ADI’s management, including its Chief Information Security Officer, regularly provide the Audit Committee and full Board with updates on the performance of, and enhancements to, our cyber and information security programs.
To ensure the overall effectiveness and continuous improvement of our Board, we engaged a third-party facilitator for our Board evaluation process in fiscal 2023 to measure the impact of our strategy and actions against globally recognized governance best practices.
We have maintained an active engagement program with our shareholders and the Board directly receives and reviews shareholder feedback to inform decision making. Additionally, members of the Board take part in select meetings with our largest investors to hear what they are focused on and to ensure transparency, alignment, and accountability.
As our business evolves, so does our Board. We continued to expand the capabilities of our Board of Directors during 2023. I was pleased to join the Board in June 2023 to contribute my experience and expertise in corporate governance and strategy as a former Strategy Principal at Deloitte, LLP. Further, Dr. Peter B. Henry joined our Board in December 2023. His renowned academic career includes foreign affairs, global economics, and international finance experience; areas of growing importance to ADI’s global operations.
The Board’s Compensation and Talent Committee and the full Board continued to evaluate our compensation, succession, and leadership development programs to ensure alignment with our corporate strategy. Notably for fiscal 2023, we increased the percentile achievement required for target performance of our Relative TSR PRSUs to the 55th percentile, up from the 50th percentile. We also increased the weighting of our CEO and Chair’s annual long-term incentive compensation that is tied to challenging long-term performance goals to 75%, up from 65% in fiscal year 2022 to enhance the difficulty of achieving our performance goals.
We expect that 2024 will be another challenging year for our industry and the end-markets we serve. However, the Board and ADI’s management remain confident in what the future holds, and believe that the optionality and resilience of our business model, balance sheet strength, and focused execution, all underpinned by our robust corporate governance practices, will drive further value creation for our shareholders in the long-term.

I am honored to have been appointed by the Board as Lead Independent Director this January. The entire Board would like to thank Jim Champy for his leadership and dedication serving in this role for the last 13 years. We continue to be committed to strong, independent leadership, and the Lead Independent Director role is a critical part of our effective governance practices.
We thank you for your investment in ADI and recognize that your ownership of ADI shares reflects your belief in both the value of our company today and its potential in the future.

STEPHEN M. JENNINGS Lead Independent Director and Chair of the Nominating and Corporate Governance Committee

Notice of 2024 Annual Meeting of Shareholders

Items of Business
The 2024 Annual Meeting of Shareholders (Annual Meeting) of Analog Devices, Inc. (ADI) will be held at our offices located at 125 Summer Street, Boston, Massachusetts 02110, on Wednesday, March 13, 2024 at 9:00 a.m. local time. At the Annual Meeting, shareholders will consider and vote on the following matters:
1.To elect the 11 director nominees named in this Proxy Statement to our Board of Directors, each to serve for a term expiring at the next annual meeting of shareholders;
2.To approve, by a non-binding “say-on-pay” vote, the compensation of our named executive officers, as described in the Compensation Discussion and Analysis, executive compensation tables, and accompanying narrative disclosures in this Proxy Statement;
3.To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending November 2, 2024; and
4.To consider a shareholder proposal regarding simple majority vote, if properly presented at the Annual Meeting.
The shareholders will also act on any other business that may properly come before the Annual Meeting.
Our Board of Directors recommends that you vote FOR each director nominee included in Proposal 1, FOR each of Proposals 2 and 3, and AGAINST Proposal 4. The full text of these proposals is set forth in this Proxy Statement.
Please note that we are furnishing proxy materials and access to our Proxy Statement to our shareholders via our website instead of mailing printed copies to each of our shareholders. By doing so, we save costs and reduce our impact on the environment.
Beginning on January 19, 2024, we will mail to our shareholders a Notice of Internet Availability of Proxy Materials, or Notice, which contains instructions on how to access our proxy materials and vote online. The Notice also contains instructions on how each of our shareholders can receive a paper copy of our proxy materials, including this Proxy Statement, our 2023 Annual Report, and a form of proxy card or voting instruction form. All shareholders who do not receive the Notice, including shareholders who have previously requested to receive paper copies of proxy materials, will receive a paper copy of the proxy materials by mail unless they have previously requested delivery of proxy materials electronically.
Shareholders of record at the close of business on the record date of January 9, 2024 are entitled to vote at the Annual Meeting.
Your vote is important no matter how many shares you own, and we encourage you to vote promptly whether or not you plan to attend the Annual Meeting.
By Order of the Board of Directors,

DATE AND TIME Wednesday, March 13, 2024 9:00 a.m. local time PLACE 125 Summer Street Boston, MA 02110 RECORD DATE Tuesday, January 9, 2024
How to vote: Your vote is important
VOTE BY PROXY:
BY INTERNET
Go to www.proxyvote.com
You will need the 16-digit control number that appears on your proxy card or the Notice.
BY TELEPHONE
Call 1-800-690-6903
You will need the 16-digit control number that appears on your proxy card or the Notice.
BY MAIL
Mark, sign, date, and mail your proxy card or your voting instruction form. No postage is required if mailed in the United States.
VOTE DURING THE ANNUAL MEETING:
For details on voting your shares during the Annual Meeting, see Q&A About Annual Meeting and Voting on page 93.

JANENE ASGEIRSSON Chief Legal Officer, Chief Risk Officer, and Secretary January 19, 2024

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on March 13, 2024: This Proxy Statement and the 2023 Annual Report are available for viewing, printing and downloading at https://investor.analog.com/financial-info/annual-reports.

Web links throughout this document are provided for convenience only, and the content on the referenced websites does not constitute a part of this Proxy Statement.
The sum and/or computation of individual numerical amounts or percentages disclosed in this Proxy Statement may not equal the total due to rounding.

Forward-Looking Statements
This Proxy Statement contains forward-looking statements regarding future events and our future results that are subject to the safe harbor created under the Private Securities Litigation Reform Act of 1995 and other safe harbors under the Securities Act of 1933 and the Securities Exchange Act of 1934. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “may,” “could” and “will,” and variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to projections regarding our future financial performance and our long-term financial model; our strategy; our anticipated growth and trends in our industry, markets, and businesses; new or improved innovative solutions, products, and technologies, including those related to artificial intelligence and the Intelligent Edge; future investments in research and development; the effects of business, economic, political, legal, and regulatory impacts or conflicts upon our global operations; recruiting or retaining our key personnel; changes to our compensation programs; our future liquidity, capital needs, and capital expenditures; our future market position, expected competitive changes in the marketplace, and changes in demand and supply for our products; the importance of our product offerings and technologies to our customers; our ability to pay dividends or repurchase stock; our ability to service our outstanding debt; our expected tax rate; our ability to successfully integrate acquired businesses and technologies, including Maxim Integrated Products, Inc. (Maxim); environment, social, and governance related goals, commitments, and progress towards such goals and commitments; and other characterizations of future events or circumstances are forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: the effects of business, economic, political, legal, and regulatory uncertainty or conflicts upon our global operations; changes in demand for semiconductors and the related changes in demand and supply for our products; products that may be diverted from our authorized distribution channels; manufacturing delays, product availability, and supply chain disruptions; our future liquidity, capital needs, and capital expenditures; our development of technologies and research and development investments; our ability to compete successfully in the markets in which we operate; changes in our estimates of our expected tax rates based on current tax law; adverse results in litigation matters; the risk that we will be unable to retain and hire key personnel; security breaches or other cyber incidents; unanticipated difficulties or expenditures relating to integrating Maxim; uncertainty as to the long-term value of our common stock; and the risk that expected benefits, synergies, and growth prospects of acquisitions, including those from our acquisition of Maxim, may not be fully achieved in a timely manner, or at all. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to our filings with the Securities and Exchange Commission (SEC), including the risk factors contained in our most recent Annual Report on Form 10-K. Forward-looking statements represent management’s current expectations and are inherently uncertain. Except as required by law, we do not undertake any obligation to update forward-looking statements made by us to reflect subsequent events or circumstances.

Audit Matters	83

Proposal 3 — Ratification of the Selection of Ernst & Young LLP as Independent Registered Public Accounting Firm for the Company’s Fiscal Year Ending November 2, 2024	83

Overview	83
Independent Registered Public Accounting Firm Fees	84
Audit Committee’s Pre-Approval Policy and Procedures	85
Audit Committee Report	85
Beneficial Ownership of Common Stock	86

Security Ownership of Certain Beneficial Owners	86
Security Ownership of Directors and Executive Officers	87
Delinquent Section 16(a) Reports	88
No Hedging or Pledging Policy	88
Equity Award Program Description	88
Securities Authorized for Issuance under Equity Compensation Plans	90

Shareholder Proposal	91

Proposal 4 — Shareholder Proposal Regarding Simple Majority Vote	91

Q&A About Annual Meeting and Voting	93
Additional Information	97

Other Matters	97
Shareholder Proposals for Inclusion in Proxy Statement	97
Shareholder Director Nominations for Inclusion in Proxy Statement	97
Shareholder Proposals and Director Nominations Not Included in Proxy Statement	97
Householding of Annual Meeting Materials	98
Appendix A: Reconciliation of GAAP Measures to Non-GAAP Measures	99
Helpful Resources	101

Highlights
About ADI
Analog Devices, Inc. is a global semiconductor leader that bridges the physical and digital worlds to enable breakthroughs at the Intelligent Edge. ADI combines analog, digital, and software technologies into solutions that help drive advancements in digitized factories, mobility, and digital healthcare, combat climate change, and reliably connect humans and the world.
ADI at a Glance
Background

Founded:	1965
Headquarters:	Wilmington, MA
Employees:	~26,000
Office Locations:	31 Countries Worldwide sales, field applications, product development, design, service and technical support
Products:	75,000+ SKUs
Customers:	125,000+
Publicly Listed – Nasdaq:	ADI
Design Centers:	~80
Global Manufacturing:	United States (Massachusetts, Oregon, Washington) | Ireland | Philippines | Malaysia | Thailand
Fiscal Year 2023 Revenue: $12.3B

53%
24%
13%
10%

INDUSTRIAL

Aerospace & Defense
Sustainable Energy
Factory Automation
Digital Healthcare
Instrumentation & Test

AUTOMOTIVE

Electrification
In-Cabin Experience
Autonomous Mobility

COMMUNICATIONS

Advanced Connectivity
High Performance Computing

CONSUMER

Prosumer
Hearable & Wearable Devices
High-End Portable Electronics

ADI’s Extensive Hybrid Manufacturing
& Supply Chain Network

2024 Proxy Statement	1

Our Strategy
Our strategy is focused on our customers’ success. We dedicate our unparalleled technology portfolio, superior engineering and domain expertise, and exceptional end-to-end customer experience to achieve our goals. The end results are deeper, more strategic customer relationships, expanded business opportunities, and stronger and more sustainable growth.
In the fiscal year ended October 28, 2023 (fiscal year 2023), we continued to make progress against our three strategic priorities:

Deploying Capital Efficiently
▶Annual R&D investment of approximately $1.7B with approximately 95% targeted on most attractive B2B opportunities
▶Extracted value from M&A to enhance scale and scope, creating a destination for the world’s best talent: Maxim in FY’21, Linear Technology in FY’17, and Hittite in FY’14
▶Delivered on our commitment to return at least 100% of free cash flow over the long term, distributing $4.6B through share repurchases and dividends

Deepening Customer’s Centricity
▶Partnered more deeply with customers to deliver complete solutions and breakthroughs at the Intelligent Edge
▶Provided customers with the technical expertise, support, and resources to overcome engineering’s toughest challenges
▶Accelerated innovation engine to develop cutting-edge technologies designed to help make our world safer, more efficient, and sustainable. Opportunity pipeline value achieved record levels in FY’23

Capitalizing on Secular Trends
▶Automotive: Electrification, In-Cabin Experience, Advanced Driver Assistance System (Autonomous Mobility)
▶Industrial: Industry 4.0, Digital Healthcare, Space, Sustainable Energy
▶Communications: Advanced Connectivity and High Performance Computing

Fiscal Year 2023 Performance Highlights

$12.3B	64.0%	31.1%	$6.55	$4.8B
Revenue	Gross Margins	Operating Margins	Diluted Earnings per Share	Operating Cash Flow
~90%	72.5%	48.9%	$10.09	$3.6B
Business-to-Business Revenue	Adjusted Gross Margins*	Adjusted Operating Margins*	Adjusted Diluted Earnings per Share*	Free Cash Flow*

*    See Appendix A for additional information regarding non-GAAP financial measures and reconciliations of non-GAAP financial measures to their most directly comparable GAAP financial measures.
Environment, Social, and Governance
Our Approach
At ADI, we have long held the belief that we can and should be a force for positive change in the world. We believe that our growth over the past few years gives us the opportunity to take an even stronger leadership position in driving the changes that must take place to create a better society and a healthier planet. Environment, Social, and Governance (ESG) principles are at the heart of our work because they are aligned with our stakeholders’ priorities. The efforts we take across ADI to operate with integrity, preserve the environment, slow down and remediate climate change, and drive greater diversity, equity, and inclusion (DE&I), both within our leadership and workforce, are key to our long-term growth and profitability. We believe sustainability means delivering holistic solutions that make a positive, demonstrable impact on the world.

2	Highlights

ESG Oversight
Our ESG program is led by our CEO, our Leadership Team, as defined below, and appointed roles exclusively dedicated to ESG matters. Our head of ESG and sustainability is a key member of our CEO Strategy Office to ensure our ESG programs and principles are deeply embedded in our business strategy. Management regularly reports to the full Board of Directors on ESG topics, providing updates on key metrics and progress. These ESG updates are intended to keep our Board of Directors abreast of the quickly changing ESG regulatory environment, as well as evolving practices, risk oversight, mitigation strategies, and other relevant ESG topics, including environmental sustainability risks and opportunities, salient human rights risks, and emerging issues such as ethical AI. Our ESG council—comprised of in-house subject matter experts, including Human Resources, Procurement, Environment, Health and Safety, Legal, Risk, and Compliance and Ethics—meets regularly and shares updates, which are shared with the Leadership Team and the Nominating and Corporate Governance Committee on a quarterly basis. These updates highlight program advancements, regulatory updates, and risks.
ADI Corporate & ESG Recognition
We are proud that our commitments are routinely recognized around the globe, including most recently with the following recognition:

▶Carbon Clean 200	▶Business Intelligence Group Sustainability Leadership Award 2023	▶Investor Business Daily’s 100 Best ESG Companies of 2022

▶2022 JUST Capital Workforce Equity and Mobility Ranking	▶2022 Forbes World’s Most Female Friendly Companies	▶Global 100 Most Sustainable Corporations by Corporate Knights 2022

▶2023 JUST Capital 100	▶50/50 Women on Boards-3+ Women on Company Boards 2022	▶Wall Street Journal’s 250 Best-Managed Companies of 2022
Recent Highlights

▶ENVIRONMENT AND SOCIAL

▶Published our 2022 ESG Report
▶Mapped our ESG Report to GRI (Core Option), SASB, TCFD and the U.N.’s Sustainable Development Goals
▶Reported program updates to CDP Climate Change and Water Security, EcoVadis, and KnowTheChain
▶Published online our most recent EEO-1 reports
▶Set a new target to reduce overall water withdrawn for our operations by 50% normalized to production output by 2027

▶Continued to innovate and develop solutions with meaningful environmental benefits for our customers, including our Battery Management Solutions, Energy Storage Systems, precision monitoring for enabling industrial transformation, and leveraging our intelligent sensing systems to continue towards our environmental commitments
▶Remained signatories to the U.N. Global Compact and their campaign, Business Ambition for 1.5°C
▶Achieved ISO 14001 and ISO 45001 certification across all manufacturing sites globally

▶Continued to support STEM education programs, including through our collaboration with University of Massachusetts Lowell to create an RF/Microwave Learning Lab
▶Provided community grants and matched employee donations to support 1,300+ unique organizations through the Analog Devices Foundation
▶Achieved 7.2% absolute reduction in Scope 1 and 2 emissions versus 2019 baseline
▶Disclosed Scope 3 emissions, in line with our commitment to be Net Zero by 2050 or sooner

GOVERNANCE

▶Continued to expand the capabilities of the Board of Directors by adding Mr. Stephen M. Jennings, who brings deep corporate governance and strategic experience to our Board of Directors and Dr. Peter B. Henry, who brings foreign affairs, global economics, and international finance experience to our Board of Directors
▶Enhanced the evaluation process of our Board of Directors and its committees, including leveraging the assistance of a third-party facilitator, to align with best governance practices
▶Unanimously appointed Mr. Jennings as Lead Independent Director to continue the Board of Directors’ practice of having a strong and effective independent partner to our CEO and Chair

▶Engaged with shareholders representing approximately 33% of our total shares outstanding, with a focus on ESG and compensation practices
▶Refreshed the charter of our management-led cross-functional Cybersecurity Steering Committee to more clearly define its purpose and responsibilities, including overseeing security governance, promoting and supporting cybersecurity best practices, reviewing and prioritizing cyber risks, monitoring potential cyber incidents, and establishing key mitigation initiatives
▶Specifically delegated oversight of cybersecurity matters to the Audit Committee

▶Enhanced our product diversion compliance programs by expanding our proactive monitoring and review processes to inhibit prohibited resale of our products and formed a team focused on gray market mitigation efforts
▶Enhanced our global data privacy and compliance programs, by expanding global compliance trainings, further harmonizing policies and procedures, updating data protection notices to all global employees, implementing enhanced due diligence for third-party partners, and expanding our ethics hotline capabilities

2024 Proxy Statement	3

People and Culture

ADI’s collaborative culture, internally and with customers and ecosystem partners, is the cornerstone of the breakthrough solutions we provide. As a values driven destination for the brightest minds, we’re home to a diverse array of insatiably curious and technical people who engineer good for our planet and society. We are committed to continuous learning and innovation in our technology and as a company, and that spirit drives us to keep building a great place to work around the world together.
MARIYA TRICKETT Chief People Officer

ADI’s talent strategy underscores our commitment to our employees. We believe that talent is our greatest asset and innovation thrives when people of different identities, cultures, backgrounds, and experiences collaborate. We strive to ensure that all employees reach their ambitions, are critically focused on enhancing the infrastructure necessary to support employee engagement, accelerate growth and development, and promote equity among all employees.
Talent Priorities
We invest in our people so that we can develop the next generation of technology that betters our world. We care about our employees, offering competitive benefits and compensation, as well as fulfilling career opportunities. To this end, we continuously look for ways to evolve our programs and practices to enhance employee satisfaction.

Empower Innovation and Learning	Empowering our teams to innovate and learn across every level and function
Teams across departments come together to deliver experiences that quicken onboarding, build managerial skills, and ready employees for more complex roles. We prioritize on-the-job experiences as a way to build skills and drive learning.
To deepen our bench of leadership, we have focused on developing enterprise leaders through our Enterprise Leadership Program, as well as aligning on success criteria for leadership roles. Understanding capabilities and encouraging mobility are keys to a robust and diverse leadership bench.
We also work closely with our business unit leaders and human resources team to provide training that addresses technical skills, ADI’s development processes, and tools used throughout the organization in order for new team members to become productive quickly. More advanced training opportunities are available for team members that are looking to deepen or broaden their skill set.

Amplify Culture through Employee Experiences	Role modeling values and behaviors and listening and responding to employee feedback
We are intensely focused on amplifying our cultural attributes that drive our growth. We have launched focused culture programming, grounded in our values and behaviors, in support of achieving our vision and sustaining high performing teams.
Throughout the year, we conduct employee surveys and listening activities to gain feedback and learn more about ADI’s strengths as a workplace and opportunities for improvement. This enables us to take action and provide employees the tools they need to grow and prosper.

Foster Inclusion and Promote Equal Opportunity	Taking a holistic approach to equity and inclusion
We are launching a series of identity-based learning modules to help build cultural competency across the organization. Beginning with modules on neurodiversity, we are helping employees gain the knowledge needed to more effectively engage across their differences and unlock their collective potential.
We also remain committed to building leadership teams that reflect the diversity of our employees and the communities we serve. To support this ambition, we tailor development programs to meet the needs of historically marginalized communities.

Build the Workforce of the Future	Evolving our workforce skills to drive innovation and sustain a competitive advantage
Our engineering team members continue to run a Software Engineering Reskilling Program, specifically designed to address ADI’s evolving talent needs by expanding the skills of our technical workforce in the software domain.
We hired new key leaders having software and other leading technology experience and skills. Further, to enable ADI to become a system-level solutions provider, our learning and development team has created multiple training programs to expose our team members to new system level development processes and information about industry best practices. For example, our digital design verification program supports our initiative to develop digital components such as microprocessors and digital switches. In addition, we offer multiple software programs to enable team members to broaden their skill sets to address our customers’ growing need for integrated software solutions, including a robust data science, engineering, and analytics program to advance our understanding of the complex problems faced by our customers.
We are committed to employee growth and development, as well as building high-performing teams. This means providing essential trainings that prepare employees to lead teams today and grow the business tomorrow. Programs such as our Leading ADI Forward program are designed to help our leaders build relationships and drive our strategic vision throughout the organization.

4	Highlights

Diversity, Equity, and Inclusion
We are committed to cultivating an inclusive culture, implementing business practices that counteract systemic inequities, and engaging with the communities around us to create a better, more just world. Through structural and cultural change, we aim to ensure that employees of all identities and cultures have an equal opportunity to grow and succeed at ADI.

Addressing Inequity Through a Holistic and Global Approach
▶We continue to transform the way we operate so inclusion and equity remain an integrated part of how we do business. This means redesigning our talent practices to address systemic barriers and building a culture that confronts bias.
▶At a high level, our focus is on programs that target societal and organizational practices. From a societal perspective, we are establishing new partnerships and launching programs that increase access to STEM education for communities that are historically denied access. From an organizational perspective, we are revising our processes to mitigate bias and customizing our training programs to accelerate the development of underrepresented communities.

Engaging and Empowering Employees
▶We have a growing list of Employee Networks that are a driving force behind our evolving culture. Comprised of over 3,200 members, our Networks foster community, build allyship, accelerate professional development, and impact organizational policy. Each has a formalized leadership team and structure, which includes an executive sponsor and annual goals.
▶Employee Network members are directly involved in the design of specialized hiring initiatives and the development of identity-based learning modules. This ensures that programs designed to address underrepresentation are co-created with individuals who represent those communities.

Building Educational and Professional Partnerships
▶We continue to expand our outreach and support higher education, including engagement with one of the Historically Black Colleges and Universities (HBCU) that includes sponsoring a research project enabling students dedicated time to explore and innovate.
▶In addition, we continue our outreach to professional associations that serve underrepresented communities. We host educational talks and focus on skill building as a way to increase candidate capabilities and foster greater brand and STEM awareness.

Enhancing and Supporting Diversity
▶We recognize that employees of different identities encounter different systemic and cultural challenges. Understanding these unique experiences allows us to create impactful learning programs that build community, drive performance, and advance gender and racial equity.
▶One example is Elevate, our flagship leadership development series for women. Employees in this program build new skills and expand their global networks through an exciting combination of action learning, mentorship, and sponsorship. The program places an emphasis on enhancing business insight, increasing customer focus, developing strategic mindsets, and improving situational adaptability. The program cohorts were thoughtfully assembled to include representation from technical, sales, and corporate functions across Asia, Europe, and North America.

Ensuring Governance and Oversight
▶The Nominating and Corporate Governance Committee oversees ADI’s ESG policies, goals, and programs and receives quarterly updates on our progress against stated targets, as well as updates on topics such as stakeholder value, risks and opportunities, regulatory preparedness, ESG ratings, and key ESG focus areas. In addition, management regularly reports to our full Board of Directors on ESG topics, providing an update on key metrics and progress. Our Leadership Team, which includes our executive officers and any Senior Vice President reporting to the CEO, is engaged collectively on a semi-annual basis, and individual leaders provide ongoing sponsorship of core DEI initiatives, such as our partnership with an HBCU and a secondary school outreach program.

2024 Proxy Statement	5

Proxy Summary
This summary provides an overview of select information in this Proxy Statement. We encourage you to read the entire Proxy Statement before voting. Shareholders will be asked to vote on the following matters at the Annual Meeting:

Proposal	Items of Business	Board Recommendation	Where to Find Details

1	Election of 11 directors	FOR each director nominee	14

2	Advisory approval of the compensation of our named executive officers	FOR	47

3	Ratification of the selection of Ernst & Young LLP as independent registered public accounting firm for ADI’s fiscal year ending November 2, 2024	FOR	83

4	Consider a shareholder proposal regarding simple majority vote, if properly presented at the Annual Meeting	AGAINST	91

What’s New
We continually review our corporate strategy and governance practices to ensure that ADI is in a position to consistently deliver on our commitment to sustaining a culture of innovation, collaboration, solid performance, and fiduciary responsibility. We believe providing a broader understanding of our perspectives on these items will be beneficial to you as you consider this year’s voting matters. Updated items include:
▶Continued to expand the capabilities of the Board of Directors by adding Mr. Jennings, who brings deep corporate governance and strategic experience to our Board of Directors, and Dr. Henry, who brings foreign affairs, global economics, and international finance experience to our Board of Directors
▶Enhanced the evaluation process of our Board of Directors and its committees, including leveraging the assistance of a third-party facilitator, to align with best governance practices
▶Unanimously appointed Mr. Jennings as Lead Independent Director to continue the Board of Directors’ practice of having a strong and effective independent partner to our CEO and Chair
▶Engaged with shareholders representing approximately 33% of our total shares outstanding, with a focus on ESG and compensation practices
▶Refreshed the charter of our management-led cross-functional Cybersecurity Steering Committee to more clearly define its purpose and responsibilities, including overseeing security governance, promoting and supporting cybersecurity best practices, reviewing and prioritizing cyber risks, monitoring potential cyber incidents, and establishing key mitigation initiatives
▶Enhanced our product diversion compliance programs by expanding our proactive monitoring and review processes to inhibit prohibited resale of our products and formed a team focused on gray market mitigation efforts
▶Enhanced our global data privacy and compliance programs by expanding global compliance trainings, further harmonizing policies and procedures, updating data protection notices to all global employees, implementing enhanced due diligence for third-party partners, and expanding our ethics hotline capabilities
▶Specifically designated oversight of cybersecurity matters to the Audit Committee

PROPOSAL 1 Election of 11 Directors
The Board of Directors recommends a vote FOR each director nominee.	▶See page 14

6	Proxy Summary

Our Board of Directors
Director Nominees
ADI’s Board of Directors is composed of a diverse, experienced group of global thought, business, and academic leaders. On January 16, 2024, Dr. Anantha Chandrakasan and Mr. Kenton Sicchitano informed our Board of Directors that they had decided not to stand for re-election at the Annual Meeting. Consequently, each of Dr. Chandrakasan and Mr. Sicchitano’s term as a director will expire at the Annual Meeting on March 13, 2024. Our Nominating and Corporate Governance Committee has recommended, and our Board of Directors has determined, to nominate all other current members of our Board of Directors for re-election at the Annual Meeting. If the current nominees are elected, we will have eleven members serving on our Board of Directors and the size of our Board of Directors will decrease to eleven members at such time.

VINCENT ROCHE, 63 Director Since: 2013 Principal Occupation: Chief Executive Officer and Chair of the Board of Directors of Analog Devices, Inc.
LAURIE H. GLIMCHER, M.D., 72
Director Since: 2020
Principal Occupation:
Professor of Medicine at Harvard Medical School
and President and Chief Executive Officer of the Dana-Farber Cancer Institute
Committee Membership(s): CTC

STEPHEN M. JENNINGS, 62 Lead Independent Director Director Since: 2023 Principal Occupation: Former Principal of Deloitte LLP Committee Membership(s): CTC, NCGC (Chair)	KAREN M. GOLZ, 69 Director Since: 2018 Principal Occupation: Former Global Vice Chair of Ernst & Young Other Public Company Board(s): 2 Committee Membership(s): AC (Chair)

ANDRÉ ANDONIAN, 61 Director Since: 2022 Principal Occupation: Chief Executive Officer of Andonian Advisory Pte. Ltd. Other Public Company Board(s): 1 Committee Membership(s): NCGC, CDC
PETER B. HENRY, Ph.D., 54
Director Since: 2023
Principal Occupation:
Class of 1984 Senior Fellow at Stanford University’s Hoover Institution; and Senior Fellow at Stanford’s Freeman Spogli Institute for International Studies
Other Public Company Board(s): 2
Committee Membership(s): AC

JAMES A. CHAMPY, 81 Director Since: 2003 Principal Occupation: Former Vice President of the Dell/ Perot Systems business unit of Dell, Inc. Committee Membership(s): NCGC	MERCEDES JOHNSON, 69 Director Since: 2021 Principal Occupation: Former Chief Financial Officer of Avago Technologies (now Broadcom Inc.) Other Public Company Board(s): 2 Committee Membership(s): AC

EDWARD H. FRANK, Ph.D., 67 Director Since: 2014 Principal Occupation: Executive Chair of Gradient Technologies Other Public Company Board(s): 2 Committee Membership(s): CTC (Chair), CDC (Chair)	RAY STATA, 89 Director Since: 1965 Principal Occupation: Co-Founder and Former Chair of the Board of Directors of Analog Devices, Inc.

AC Audit Committee	NCGC Nominating and Corporate Governance Committee

CTC Compensation and Talent Committee	CDC Corporate Development Committee

SUSIE WEE, Ph.D., 54 Director Since: 2019 Principal Occupation: Former Vice President of Google Committee Membership(s): CTC

2024 Proxy Statement	7

Board Composition
Our Board of Directors and Nominating and Corporate Governance Committee are committed to ensuring that our Board of Directors is composed of a highly capable group of directors who collectively span a broad range of leadership skills and provide a significant breadth of experience, knowledge and abilities, relevant to ADI’s strategic vision, long-term objectives and business activities to effectively represent the interests of shareholders, drive shareholder value, exercise sound judgment and reflect our corporate values of integrity, honesty, and adherence to high ethical standards.

67%	39	9 of 11
of independent director nominees added in the last 5 years	Board of Directors and Committee meetings held in fiscal year 2023	director nominees are independent
Strong Board Diversity
Our Board of Directors also believes that having directors with a mix of tenure helps transition the institutional knowledge of the more experienced directors while providing a broad, fresh set of perspectives. Our Board of Directors has continued to make progress in broadening the experience, gender, and tenure of our director nominees.

AGE	INDEPENDENT DIRECTOR NOMINEE TENURE	DIVERSITY

Average Age: 67 years Median Age: 67 years	Average Independent Director Nominee Tenure: 4.9 years

Board Refreshment
Our Board of Directors has been focused on refreshment, regularly bringing in new viewpoints and skills. As a result of ongoing Board refreshment, we have added 7 new directors in the last five years:

Anantha P. Chandrakasan	Susie Wee	Laurie H. Glimcher	Mercedes Johnson	André Andonian	Stephen M. Jennings	Peter B. Henry
2019	2019	2020	2021	2022	2023	2023

8	Proxy Summary

Governance Highlights

EFFECTIVE BOARD LEADERSHIP, INDEPENDENT OVERSIGHT, AND STRONG CORPORATE GOVERNANCE	SHAREHOLDER RIGHTS AND ACCOUNTABILITY

▶Majority of directors are independent
▶Average tenure of independent directors standing for re-election is 4.9 years
▶Regular executive sessions of independent directors
▶Clawback policy for CEO and other officers
▶Active engagement by our Board of Directors in overseeing talent and long-term succession planning for executives

▶Annual election of directors
▶Majority voting for directors in uncontested director elections
▶Proxy access bylaw
▶Annual Board of Directors and committee self-evaluations
▶No dual class of stock or controlling shareholder

Shareholder Engagement Highlights
We conduct extensive investor outreach throughout the year involving our independent directors, senior management, investor relations, legal and human resources departments. This helps management and our Board of Directors understand and focus on the issues that matter most to our shareholders, so ADI can address them effectively.
ADI’s Year-Round Engagement Process
Since our inception as a public company, we have maintained an active engagement program with our shareholders, meeting with them extensively throughout the year as part of our investor outreach efforts.
HOW WE ENGAGE

Winter	Spring	Summer	Fall

▶Publish Annual Report and Proxy Statement ▶Conduct active outreach with top investors to discuss items to be considered at the annual meeting, if needed, given matters to be considered ▶Annual Meeting
▶Evaluate proxy season outcome and trends, corporate governance best practices, and regulatory developments
▶Publish annual ESG report to inform stakeholders, including investors, about recent developments relating to ESG matters

▶Conduct active outreach with top investors to understand their top priorities and solicit feedback on governance topics, including ESG and compensation
▶Share investor feedback with our Board of Directors

Prior to and following our 2023 annual meeting of shareholders, as part of our annual outreach program, we reached out to shareholders collectively representing approximately 48% of our total shares outstanding and proxy advisory firms, with an invitation to have discussions with their corporate governance teams. Shareholders representing approximately 33% of our total shares outstanding, as well as proxy advisory firms, accepted our engagement invitation. These meetings included members of our legal, ESG, compensation, diversity, equity, and inclusion, and investor relations organizations. In addition, the Chair of our Compensation and Talent Committee participated in meetings with shareholders representing approximately 22% of our total shares outstanding and in meetings with proxy advisory firms.
We reviewed the key takeaways from these shareholder meetings with our Board of Directors, with the goal of continuing to evolve our corporate governance practices to best meet the needs of ADI and our shareholders. While some of the feedback received has led to enhancements to our practices and disclosure, we also received positive feedback regarding certain practices that reconfirmed that our programs continue to be effective from our shareholders’ perspective.

2024 Proxy Statement	9

PROPOSAL 2 Advisory Approval of the Compensation of Our Named Executive Officers
The Board of Directors recommends a vote FOR this proposal.	▶See page 47

Overview of Compensation
Our executive compensation program is designed to attract, retain, and motivate top executive talent and align the interests of our executive officers and our shareholders.
Summary of Direct Compensation Elements
We provide a mix of compensation elements that support our goals of attracting and retaining top executive talent and incentivizing our key performance objectives in the short- and long-term.

Pay Element			Purpose	Time Period	Performance Measures

Base Salary			▶Attract and retain executive talent	▶Annual	▶None

Short-Term Variable Cash Incentive			▶Reward our executive officers for achieving short-term company financial objectives aligned with shareholder value creation	▶Annual	▶50%: year-over-year revenue growth (measured quarterly) ▶50%: quarterly OPBT margin ▶Minimum OPBT margin required for payout

Long-Term Equity Incentives	CEO	Other NEOs	▶Align executive officer and shareholder interest to drive superior relative TSR results	▶Cumulative three-year performance period	▶Relative TSR compared to comparator group, targeting above-median performance ▶Payouts capped at target if absolute TSR is negative
Relative TSR PRSUs

	Financial Metric PRSUs		▶Align executive officer and shareholder interests with long-term profitability	▶One-year, two-year cumulative, and three-year cumulative performance periods	▶Non-GAAP operating profit

	RSUs		▶Attract and retain key executives	▶Four-year graded vesting	▶None

OPBT = Operating Profit Before Taxes          TSR = Total Shareholder Return

10	Proxy Summary

Overview of CEO and Named Executive Officer Pay
Executive pay at ADI is strongly aligned with long-term company performance, with a significant portion of compensation delivered in long-term equity-based awards. The target compensation mix shown below is based on target compensation consisting of the annual rate of base salary for fiscal year 2023 and short-term and long-term incentive targets approved by the Compensation and Talent Committee in fiscal year 2023.
Target Comp for CEO
Target Comp for Other Named Executive Officers (NEOs)
Stock Performance Graph
Fiscal year 2023 compensation actions for our executive officers, including our NEOs, are supported by solid corporate performance and strong shareholder returns. The following graph compares cumulative total shareholder return on our common stock since November 3, 2018 with the cumulative total return of the Standard & Poor’s (S&P) 500 Index and the Nasdaq Composite Index.
2023 Share Price Appreciation(1)
(1)This graph assumes the investment of $100 on November 3, 2018 in our common stock, the S&P 500 Index, and the Nasdaq Composite Index and assumes all dividends are reinvested. Measurement points are the last trading day for each respective fiscal year.

2024 Proxy Statement	11

Historical Say-on-Pay Votes
At our 2023 annual meeting of shareholders, our say-on-pay support was 80.7%, representing a slight increase from the prior year, but lower than our historical support levels. Our Compensation and Talent Committee carefully considers the results of our “say-on-pay” votes.
Prior to and following our 2023 annual meeting of shareholders, as part of our annual outreach program, we reached out to shareholders collectively representing approximately 48% of our total shares outstanding and proxy advisory firms, with an invitation to have discussions with their corporate governance teams. Shareholders representing approximately 33% of our total shares outstanding, as well as proxy advisory firms, accepted our engagement invitation. These meetings included members of our legal, ESG, compensation, diversity, equity, and inclusion, and investor relations organizations. In addition, the Chair of our Compensation and Talent Committee participated in meetings with shareholders representing approximately 22% of our total shares outstanding and in meetings with proxy advisory firms.
During these engagement meetings, we heard from some shareholders that opposed our 2022 say-on-pay advisory vote primarily due to legacy concerns around historical compensation determinations and the new hire award that we granted to Gregory Bryant, our Executive Vice President and President of Business Units, when recruiting him from Intel Corporation during the fiscal year ended October 29, 2022 (fiscal year 2022). Most shareholders indicated that they understood the rationale behind the new hire award given that Mr. Bryant joined us from Intel Corporation and were generally pleased with the overall design and framework of our executive compensation program. Given the varied feedback we heard and in light of our say-on-pay vote receiving the support from holders of a significant majority of our outstanding shares, the Compensation and Talent Committee determined not to make significant changes to the overall design and framework of our executive compensation program in fiscal year 2023.
However, in response to shareholder feedback the Compensation and Talent Committee determined that for future new hire awards for incoming executives the company would work to provide enhanced disclosure. Additionally, in response to feedback from shareholders, the Compensation and Talent Committee acted to make the target performance of our Relative TSR performance-based restricted stock units (PRSUs) more challenging. As a result, we increased target performance of our Relative TSR PRSUs from the 50th to the 55th percentile, beginning with the Relative TSR PRSUs granted in fiscal year 2023, such that target payout of our Relative TSR PRSUs is achieved when ADI’s TSR is at the 55th percentile of the TSRs of the companies in the S&P 500 Index.
For additional information about the feedback we received from shareholders and the actions we took in response, please see the Shareholder Engagement section beginning on page 37 of this Proxy Statement.
Please see the Compensation Discussion and Analysis section beginning on page 48 of this Proxy Statement for a more detailed description of our executive compensation program, philosophy, and design.

Compensation Best Practices
Our annual cash incentives are based solely on our financial performance
A majority of equity awards for named executive officers are contingent upon long-term performance achievement
Incentive awards are tied to challenging performance targets aligned with our corporate strategy
Payout for relative TSR-based awards capped at target for instances of negative absolute TSR and provide for target payout above median of the comparator group
Clawback policy for CEO and other officers
Specific policy regarding the grant dates of equity awards for our directors, executive officers, and employees
Stock ownership guidelines for our Leadership Team and directors
Prohibit hedging and pledging of ADI securities
Annual “say-on-pay” vote

12	Proxy Summary

PROPOSAL 3 Ratification of the Selection of Ernst & Young LLP as Independent Registered Public Accounting Firm for the Fiscal Year Ending November 2, 2024
The Board of Directors recommends a vote FOR this proposal	▶See page 83

PROPOSAL 4 Shareholder Proposal
The Board of Directors recommends a vote AGAINST this proposal	▶See page 91

2024 Proxy Statement	13

Board of Directors

PROPOSAL 1 Election of Directors Our Board of Directors unanimously recommends that you vote FOR the election of each of the below director nominees.

The following table sets forth our director nominees:

Name	Position(s) with ADI
Vincent Roche	Chief Executive Officer and Chair of the Board of Directors
Stephen M. Jennings	Lead Independent Director
André Andonian	Director
James A. Champy	Director
Edward H. Frank	Director
Laurie H. Glimcher	Director
Karen M. Golz	Director
Peter B. Henry	Director
Mercedes Johnson	Director
Ray Stata	Director
Susie Wee	Director
Election Process
All members of our Board of Directors are elected annually by our shareholders. Our Board of Directors currently consists of thirteen directors, of whom eleven are deemed to be “independent directors” as defined and in accordance with the Nasdaq Stock Market, Inc. Marketplace Rules (Nasdaq Rules). On January 16, 2024, each of Dr. Chandrakasan and Mr. Sicchitano informed our Board of Directors that they had decided not to stand for re-election at the Annual Meeting. Consequently, each of Dr. Chandrakasan and Mr. Sicchitano’s term as a director will expire at the Annual Meeting on March 13, 2024. Our Nominating and Corporate Governance Committee recommended, and our Board of Directors has determined, to nominate all other current directors for reelection in 2024. As such, at the Annual Meeting, our shareholders will have an opportunity to vote for each of the eleven nominees listed above. If a director nominee does not receive more “for” votes than “against” votes, our bylaws provide that such director must offer his or her resignation, which our Board of Directors must determine whether to accept and publicly disclose that information. If the current nominees are elected, we will have eleven members serving on our Board of Directors, of whom nine are deemed to be “independent directors” in accordance with Nasdaq Rules. The persons named in the proxy card, upon receipt of a properly executed proxy, will vote for each of these nominees, unless you instruct them to vote otherwise on the proxy card (whether executed by you or through Internet or telephonic voting). Each of the director nominees has indicated his or her willingness to serve, if elected. However, if any or all of the director nominees should be unable or unwilling to serve, the proxies may be voted for a substitute nominee designated by our Board of Directors or our Board of Directors may reduce the number of directors.

14	Board of Directors

Board Refreshment
Our Board of Directors has been focused on refreshment, regularly bringing in new viewpoints and skills. As a result of ongoing Board refreshment, we have added seven new directors in the last five years.

Anantha P. Chandrakasan	Susie Wee	Laurie H. Glimcher	Mercedes Johnson	André Andonian	Stephen M. Jennings	Peter B. Henry
2019	2019	2020	2021	2022	2023	2023
Director Criteria, Qualifications, and Experience
Our Board of Directors and Nominating and Corporate Governance Committee are committed to ensuring that our Board of Directors is composed of a highly capable group of directors who collectively span a broad range of leadership skills and provide a significant breadth of experience, knowledge, and abilities, relevant to ADI’s strategic vision, long-term objectives, and business activities to effectively represent the interests of shareholders, drive shareholder value, exercise sound judgment, and reflect our corporate values of integrity, honesty, and adherence to high ethical standards. Our Board of Directors and Nominating and Corporate Governance Committee consider the following factors, among others, when selecting director nominees:

Diversity of Director Nominees	Independence of Director Nominees

4 of 11 Directors identify as female, or 36%
While our Board of Directors does not have a specific diversity policy, our Corporate Governance Guidelines and Nominating and Corporate Governance Committee Charter provide that gender, racial, ethnic, and sexual orientation diversity, consistent with the requirement for relevant and diverse experience, skills, and industry familiarity, are important search criteria. Effective application of these criteria is reflected in the diverse composition of our Board of Directors.
9 of 11 Directors are Independent, or 82%
Under Nasdaq Rules, a majority of the members of our Board of Directors must be independent directors. To be considered independent, a director must be independent as determined under applicable Nasdaq Rules, and in our Board of Directors’ judgment, the director must not have a relationship with ADI that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

3 of 11 Directors identify as ethnically diverse, or 27%

2024 Proxy Statement	15

Board Profile
ADI’s directors contribute significant experience in the areas most relevant to overseeing our business and strategy. The below matrix provides a high-level summary of the experience and qualifications of our director nominees:

Executive Leadership: Experienced executive-level leadership of complex global businesses	5/11
Industry: Insight into key issues affecting ADI	9/11
Innovation and Emerging Technologies: Expertise and thought leadership relating to technological innovation in our industry and our end markets	10/11
Corporate Governance/Public Company Board: Knowledge of public company governance issues and policies to enhance Board practices	8/11
Financial, Accounting, Auditing: Experience preparing financial statements and capital market expertise	3/11
International, Large Scale Global Operations, Manufacturing: Insight into the many factors involved in overseeing management of ADI’s global footprint	8/11
Government Affairs, Public Policy: Expertise handling government affairs and public policy matters	3/11
Strategy: Experience in the development and implementation of strategic priorities	11/11
Risk Management, Regulatory, Compliance: Insight into risks facing ADI and a comprehensive approach to risk management	2/11
Cybersecurity, Information Systems: Experience overseeing cybersecurity programs or possessing a deep understanding of cyber threats to organizations	3/11
Mergers and Acquisitions: Experience evaluating strategic transactions	5/11
ESG (Including Sustainability, Human Capital, Human Rights, and Diversity): Knowledge of ESG topics impacting ADI	4/11

16	Board of Directors

Experience of our Director Nominees

Executive Leadership	●				●	●			●	●
Industry	●	●	●	●	●	●			●	●	●
Innovation and Emerging Technologies	●	●	●	●	●	●		●	●	●	●
Corporate Governance/Public Company Board	●	●		●	●	●	●	●	●
Financial, Accounting, Auditing							●	●	●
International, Large Scale Global Operations, Manufacturing	●		●	●			●	●	●	●	●
Government Affairs, Public Policy	●		●					●
Strategy	●	●	●	●	●	●	●	●	●	●	●
Risk Management, Regulatory, Compliance	●						●
Cybersecurity, Information Systems				●	●						●
Mergers and Acquisitions	●	●	●		●				●
ESG (including Sustainability, Human Capital, Human Rights, and Diversity)		●	●				●	●

2024 Proxy Statement	17

Board Diversity Matrix (as of January 19, 2024)
TOTAL NUMBER OF DIRECTORS: 13

	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	4	9	-	-
Part II: Demographic Background
African American or Black	-	1	-	-
Alaskan Native or Native American	-	-	-	-
Asian	1	1	-	-
Hispanic or Latinx	1	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	2	7	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+	-	-	-	-
Did Not Disclose Demographic Background	-	-	-	-
Our Board Diversity Matrix as of January 20, 2023 can be found in the proxy statement for our 2023 Annual Meeting of Shareholders, filed with the SEC on January 20, 2023 (2023 Proxy Statement).
Director Biographies
The following paragraphs provide information as of the date of this Proxy Statement about each director nominee. The information presented includes information each director nominee has given us about his or her age, all positions he or she holds, his or her principal occupation and business experience, and the names of other publicly-held companies of which he or she currently serves as a director or has served as a director during the past five years. In addition to the information presented below regarding each director nominee’s specific experience, qualifications, attributes, and skills that led our Board of Directors to the conclusion that he or she should serve as a director, we also believe that all of our director nominees have a reputation for integrity, honesty, and adherence to high ethical standards. Further, they each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to ADI and our Board of Directors. Finally, we value their significant experience on other public company boards of directors and board committees for providing our Board of Directors a range of views and a variety of best practices to consider.
Information about the number of shares of common stock beneficially owned by each director nominee appears below under the heading Security Ownership of Directors and Executive Officers. There are no family relationships among any of the directors and executive officers of ADI.

Legend

Executive Leadership	Industry	Innovation and Emerging Technologies	Corporate Governance/Public Company Board	Financial, Accounting, Auditing

International, Large Scale Global Operations, Manufacturing	Government Affairs, Public Policy	Strategy	Risk Management, Regulatory, Compliance	Cybersecurity, Information Systems

Mergers and Acquisitions	ESG

18	Board of Directors

Vincent Roche Chief Executive Officer and Chair of the Board of Directors
PROFESSIONAL EXPERIENCE AND BACKGROUND
Mr. Roche was elected as Chair of our Board of Directors in March 2022. Mr. Roche has served as our President since 2012, and was appointed CEO and elected as a director in May 2013. Mr. Roche began his career with us in 1988 and has served in key positions spanning corporate leadership, worldwide sales, strategic marketing, business development, and product management over his more than 35-year tenure. Mr. Roche was recognized by Forbes in 2019 as one of America’s Most Innovative Leaders while also being a recipient of the 2021 SFI St. Patrick’s Day Science Medal for his contributions in support of the ecosystems in Ireland.
KEY QUALIFICATIONS AND EXPERTISE
Mr. Roche brings to our Board of Directors insights based on his leadership roles and his deep knowledge of our products, markets, customers, culture, and organization.
OTHER PUBLIC COMPANY BOARDS
Current: None
Past 5 Years: Acacia Communications, Inc. (until 2021)

Age: 63	Director since: 2013	Committee(s): None

Stephen M. Jennings Lead Independent Director Independent
PROFESSIONAL EXPERIENCE AND BACKGROUND
Mr. Jennings is a retired senior Strategy Principal of Deloitte LLP (Deloitte), a professional services firm, a role that he served in from 2013 to his retirement in June 2023. During that time, Mr. Jennings also served as a member of the Deloitte U.S. Board of Directors and Deloitte Touche Tohmatsu’s global Board of Directors, each from 2019 to 2023. Before that, Mr. Jennings worked at Monitor Group, LLC, a global professional services firm that provided consulting services to corporations and governmental agencies, most recently serving as managing partner until the firm was acquired by Deloitte in 2013. Mr. Jennings is a certified member of the National Association of Corporate Directors (NACD).
KEY QUALIFICATIONS AND EXPERTISE
Mr. Jennings brings to our Board of Directors extensive experience in corporate governance, enterprise growth, innovation, mergers and acquisitions, organization transformation, and strategy across a diverse set of industries.
OTHER PUBLIC COMPANY BOARDS
Current: None
Past 5 Years: None

Age: 62	Director since: 2023	Committee(s): Compensation and Talent; Nominating and Corporate Governance

2024 Proxy Statement	19

André Andonian Independent
PROFESSIONAL EXPERIENCE AND BACKGROUND
Mr. Andonian is Chief Executive Officer of Andonian Advisory Pte. Ltd., a consulting firm that he founded in March 2022. In addition, since September 2023, Mr. Andonian has served as Chair of Asia Pacific and Strategic Advisor at Flagship Pioneering, a biotechnology company. Mr. Andonian has served as Special Advisor - Senior Partner Emeritus at McKinsey & Company, a global management consulting company, since June 2022. Mr. Andonian was previously a Senior Partner at McKinsey & Company, most recently as managing partner of McKinsey Korea, advising clients across the firm’s Semiconductors, Advanced Electronics, Automotive & Assembly, Biotechnology, and Aerospace & Defense Practices from January 2021 until June 2022. He was previously managing partner of McKinsey Japan from January 2016 to December 2020.
KEY QUALIFICATIONS AND EXPERTISE
Mr. Andonian brings to our Board of Directors extensive experience in transforming companies into global leaders in the high-tech, advanced industries, aerospace, biotech, and basic materials sectors, and in the assessment and development of talent. Mr. Andonian also has deep global executive leadership experience, previously holding executive leadership roles at McKinsey across Europe, the United States, and Asia over a 30-year career. Further, Mr. Andonian brings significant experience working with senior leaders of companies around the world and across a multitude of industries on a broad range of strategic and operational issues, including driving board effectiveness.
OTHER PUBLIC COMPANY BOARDS
Current: AEM Holdings Ltd. (SGX:AWK)
Past 5 Years: None

Age: 61	Director since: 2022	Committee(s): Nominating and Corporate Governance; Corporate Development

James A. Champy Independent
PROFESSIONAL EXPERIENCE AND BACKGROUND
Mr. Champy retired in 2010 as Vice President of the Dell/Perot Systems business unit of Dell, Inc., a computer and technology services company. Mr. Champy was previously a Vice President and the Chairman of Consulting at Perot Systems Corporation, an informational technology services company, from September 1996 to November 2009. He served as a member of the board of directors of Perot Systems Corporation from September 1996 to February 2004. Mr. Champy is a Life Member of the MIT Corporation, the governing body of the Massachusetts Institute of Technology (MIT), and he also chairs the Dean’s Advisory Council for the MIT School of Engineering.
KEY QUALIFICATIONS AND EXPERTISE
Mr. Champy brings to our Board of Directors deep experience in the computer and technology services sectors and provides our Board of Directors with expertise in corporate strategy development and organizational acumen.
OTHER PUBLIC COMPANY BOARDS
Current: None
Past 5 Years: None

Age: 81	Director since: 2003	Committee(s): Nominating and Corporate Governance

20	Board of Directors

Edward H. Frank, Ph.D. Independent
PROFESSIONAL EXPERIENCE AND BACKGROUND
Since September 2022, Dr. Frank has been the Executive Chair of Gradient Technologies, Inc., a security technologies startup, focused on identity and access management, and was co-founder and CEO of Cloud Parity Inc., a voice of the customer startup, from January 2014 through August 2016. From May 2009 to October 2013, Dr. Frank held the position of Vice President, Macintosh Hardware Systems Engineering at Apple Inc., a company that designs, manufactures, and markets electronic devices. Prior to his tenure at Apple, Dr. Frank served as Corporate Vice President, Research and Development, of Broadcom Corp. Dr. Frank was founding CEO of Epigram, Inc., a developer of integrated circuits and software for home networking, which Broadcom acquired in 1999, and was a Distinguished Engineer at Sun Microsystems, Inc. Since 2000, Dr. Frank has been a Trustee of Carnegie Mellon University and served as vice-chair from 2015 through 2021. Dr. Frank has served on the board of directors of Metallica’s All Within My Hands Foundation since July 2017, where he also served as Executive Director (pro bono) from July 2017 through December 2021. He is a member of the National Academy of Engineering and a Fellow of the IEEE.
KEY QUALIFICATIONS AND EXPERTISE
Dr. Frank brings to our Board of Directors substantial experience in the design, manufacture, sale, and marketing of semiconductors for a broad set of markets, including many of the markets we service and brings extensive executive leadership experience. Dr. Frank also brings significant cybersecurity experience to our Board of Directors.
OTHER PUBLIC COMPANY BOARDS
Current: SiTime Corp.; Rocket Lab USA, Inc.
Past 5 Years: Cavium, Inc. (until 2018); Amesite, Inc. (until 2020); Quantenna Communications, Inc. (until 2018); Marvell Technology, Inc. (until 2023)

Age: 67	Director since: 2014	Committee(s): Compensation and Talent; Corporate Development

Laurie H. Glimcher, M.D. Independent
PROFESSIONAL EXPERIENCE AND BACKGROUND
Dr. Glimcher has served as a Professor of Microbiology and Immunology at Harvard Medical School since May 2017, the Richard and Susan Smith Professor of Medicine at Harvard Medical School and Dana-Farber Cancer Institute since October 2016, an Attending Physician, Department of Cancer Immunology and Virology at Dana-Farber Cancer Institute since October 2016, and the President and Chief Executive Officer of the Dana-Farber Cancer Institute since September 2016. In addition to a number of senior leadership roles held at both Harvard Medical School and Harvard School of Public Health from 1984 to 2011 and from October 2016 to present, she also served as the Stephen and Suzanne Weiss Dean and Professor of Medicine of Weill Cornell Medicine and Provost for Medical Affairs of Cornell University from January 2012 to August 2016. She is a member of the board of trustees at the Dana-Farber Cancer Institute and a member of the U.S. National Academy of Sciences, the National Academy of Medicine, the American Academy of Arts and Sciences, and the American Philosophical Society.
KEY QUALIFICATIONS AND EXPERTISE
Dr. Glimcher brings to our Board of Directors scientific and public health expertise, as well as diversity of technical skills and experience managing large, complex organizations, and as a physician, scientist, and professor.
OTHER PUBLIC COMPANY BOARDS
Current: None
Past 5 Years: Waters Corporation (until 2020); GlaxoSmithKline plc (until 2022)

Age: 72	Director since: 2020	Committee(s): Compensation and Talent

2024 Proxy Statement	21

Karen M. Golz Independent
PROFESSIONAL EXPERIENCE AND BACKGROUND
Ms. Golz is a retired Partner of Ernst & Young LLP (EY), a public accounting firm, where she was Global Vice Chair, Japan from 2016 to 2017 and previously Global Vice Chair, Professional Practice from 2010 to 2016. Ms. Golz also served on EY’s Global Risk Management Executive Committee, which was charged with risk management across EY’s global network, from 2008 to 2016. Ms. Golz currently serves as Senior Advisor to The Boston Consulting Group’s Audit and Risk Committee, a role she has held since August 2017, and as a Principal for K.M. Golz Associates, LLC, a consulting services company, since August 2017. Ms. Golz also sits on the board of trustees of the University of Illinois Foundation. Ms. Golz is a NACD Board Leadership Fellow.
KEY QUALIFICATIONS AND EXPERTISE
Ms. Golz brings to our Board of Directors accounting and audit expertise, deep enterprise risk management experience, and extensive experience helping large organizations successfully navigate the complexities of international trade and regulation.
OTHER PUBLIC COMPANY BOARDS
Current: Aspen Technology, Inc.; iRobot Corporation
Past 5 Years: None

Age: 69	Director since: 2018	Committee(s): Audit

Peter B. Henry, Ph.D. Independent
PROFESSIONAL EXPERIENCE AND BACKGROUND
Dr. Henry has served as the Class of 1984 Senior Fellow at Stanford University’s Hoover Institution and Senior Fellow at Stanford’s Freeman Spogli Institute for International Studies since September 2022. Previously, Dr. Henry served at New York University’s Leonard N. Stern School of Business as William R. Berkley Professor of Economics and Finance from January 2018 through August 2022 and as Dean from January 2010 through December 2017. Before that, Dr. Henry was the Konosuke Matsushita Professor of International Economics at the Stanford University Graduate School of Business. Dr. Henry currently serves as Chair of the Board of the National Bureau of Economic Research and is a member of the Council on Foreign Relations. He previously served on the Boards of Directors of General Electric Company, Kraft Foods Inc., and Kraft Foods Group, Inc. as well as the Economic Club of New York. In addition, Dr. Henry leads the Ph.D. Excellence Initiative (PhDEI), a post-baccalaureate program designed to address underrepresentation in economics by mentoring exceptional students from underrepresented backgrounds interested in pursuing doctoral studies in the field. For his founding and leadership of the PhDEI, Dr. Henry received the 2022 Impactful Mentoring Award from the American Economic Association.
KEY QUALIFICATIONS AND EXPERTISE
Dr. Henry brings to our Board of Directors extensive foreign affairs, global economics, and international finance experience.
OTHER PUBLIC COMPANY BOARDS
Current: Citigroup, Inc.; Nike, Inc.
Past 5 Years: None

Age: 54	Director since: 2023	Committee(s): Audit

22	Board of Directors

Mercedes Johnson Independent
PROFESSIONAL EXPERIENCE AND BACKGROUND
Ms. Johnson served as interim Chief Financial Officer of Intersil Corporation, a semiconductor company, from April 2013 to September 2013, as Vice President and Chief Financial Officer at Tri Alpha Energy, Inc. (now TAE Technologies, Inc.), a fusion power company, from 2010 to 2011, and as Senior Vice President and Chief Financial Officer of Avago Technologies Limited (now Broadcom Inc.), a semiconductor manufacturing company from December 2005 to August 2008. Prior to joining Avago, Ms. Johnson was Senior Vice President, Finance, of Lam Research Corporation, a supplier of wafer fabrication equipment and related services to the semiconductor industry, from June 2004 to January 2005 and Chief Financial Officer of Lam from May 1997 to May 2004.
KEY QUALIFICATIONS AND EXPERTISE
Ms. Johnson brings to our Board of Directors extensive executive experience in finance, accounting, corporate development, corporate governance, management, and operations. Ms. Johnson provides our Board of Directors with valuable industry experience as a former senior financial executive at semiconductor and semiconductor equipment companies as well as numerous directorships at public global technology companies.
OTHER PUBLIC COMPANY BOARDS
Current: Teradyne, Inc.; Synopsys, Inc.
Past 5 Years: Juniper Networks, Inc. (until 2019); Micron Technology, Inc. (until 2019); Maxim Integrated Products, Inc. (until 2021); Millicom International Cellular SA (until 2023)

Age: 69	Director since: 2021	Committee(s): Audit

Ray Stata
PROFESSIONAL EXPERIENCE AND BACKGROUND
Mr. Stata is our co-founder and served as an executive officer from our inception in 1965 until April 2012, including as our CEO from 1973 to November 1996 and as our President from 1971 to November 1991. Mr. Stata also served as the Chair of our Board of Directors from 1973 until March 2022.
KEY QUALIFICATIONS AND EXPERTISE
Mr. Stata brings to our Board of Directors nearly 60 years of experience and leadership in the semiconductor industry, including as our founder, our former Chair of the Board of Directors for 48 years, and our former President for 20 years.
OTHER PUBLIC COMPANY BOARDS
Current: None
Past 5 Years: None

Age: 89	Director since: 1965	Committee(s): None

2024 Proxy Statement	23

Susie Wee, Ph.D. Independent
PROFESSIONAL EXPERIENCE AND BACKGROUND
Dr. Wee served as a Vice President at Google, a multinational technology company, from April 2022 to March 2023. From November 2019 to August 2021, Dr. Wee served as Senior Vice President and General Manager of DevNet and CX Ecosystem Success at Cisco Systems Inc., a technology company. Dr. Wee founded and led DevNet, Cisco’s developer program, beginning in October 2013. Dr. Wee began working at Cisco in April 2011, and held leadership roles including Senior Vice President & Chief Technology Officer of DevNet from October 2018 to November 2019, Vice President & Chief Technology Officer of DevNet from October 2013 to October 2018, Vice President & Chief Technology Officer of Networked Experiences from October 2012 to October 2013, and Vice President & Chief Technology and Experience Officer of Cisco’s Collaboration Technology Group from April 2011 to October 2012. Previously, Dr. Wee had a 15-year career at Hewlett Packard Enterprise Company, a technology company, where she held a number of technical and leadership roles, including Vice President and General Manager of the HP Experience Software Business and Lab Director at HP Labs. Dr. Wee is an IEEE fellow and serves on the visiting committee of the MIT Electrical Engineering and Computer Science department.
KEY QUALIFICATIONS AND EXPERTISE
Dr. Wee brings to our Board of Directors extensive experience in information technology and application development, and an established track record of driving software innovation at global technology companies.
OTHER PUBLIC COMPANY BOARDS
Current: None
Past 5 Years: None

Age: 54	Director since: 2019	Committee(s): Compensation and Talent

Determination of Independence
Under applicable Nasdaq Rules, a director of ADI will only qualify as an “independent director” if, in the opinion of our Board of Directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Board of Directors has established guidelines (within our Corporate Governance Guidelines) to assist it in determining whether a director has a relationship with ADI that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. These guidelines are posted on our website under https://investor.analog.com/governance/governance-documents. For relationships not covered by the guidelines, the determination of whether such a relationship exists is made by the members of our Board of Directors who are independent directors (as defined above). Our Board of Directors has determined that none of Messrs. Andonian, Champy, Jennings, and Sicchitano,(1) Mses. Golz and Johnson, and Drs. Chandrakasan,(1) Frank, Glimcher, Henry, and Wee has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under Rule 5605(a)(2) of the Nasdaq Rules. Our Board of Directors has determined that Mr. Roche, our CEO and Chair, and Mr. Stata, our co-founder and former Chair, are not “independent” under the Nasdaq Rules because Mr. Roche is a current employee and Mr. Stata is our founder. Prior to each of their retirements from the Board of Directors in March 2023, our Board of Directors also determined that Mr. Bruce Evans was an “independent director” and that Mr. Tunç Doluca was not “independent” under the Nasdaq Rules given his prior role with Maxim and the status of ongoing integration efforts between Maxim and ADI during his tenure as director. Our Board of Directors considered our annual laboratory membership and sponsorship of university research projects with MIT, of which Dr. Chandrakasan is the Dean of the School of Engineering and Mr. Champy is a board member. Even though Dr. Chandrakasan is a senior leader at MIT, our Board of Directors determined that this donation does not impair his independence due to the lack of any benefit to him from the donation other than general benefits pertaining to any other academics of the school. Our Board of Directors also considered Ms. Golz’s former affiliation with Ernst & Young, Mr. Andonian’s former and current affiliation with McKinsey & Company, and Mr. Jennings’ former affiliation with Deloitte and determined that those relationships would not interfere with the exercise of independent judgment in carrying out the responsibilities of a director given that such firms are service providers to ADI but there is no ongoing involvement between any of Ms. Golz and Messrs. Andonian and Jennings and Ernst & Young, McKinsey & Company, or Deloitte, respectively, other than Mr. Andonian’s ongoing advisory role with McKinsey & Company, which is unrelated to ADI.
(1)Dr. Chandrakasan and Mr. Sicchitano are not standing for re-election and their terms on the Board of Directors will end at the Annual Meeting on March 13, 2024.

24	Board of Directors

Director Candidates

Recommendation
In considering whether to recommend any candidate for inclusion in the Board of Directors’ slate of recommended director nominees, including candidates recommended by shareholders, the Nominating and Corporate Governance Committee will apply the criteria set forth in our Corporate Governance Guidelines. These criteria include the candidate’s integrity, business acumen, experience, commitment, and diligence; the presence of any conflicts of interest; and the ability of the candidate to act in the interests of all shareholders.

Diversity
The Nominating and Corporate Governance Committee seeks nominees with a broad diversity of experience, professions, skills, geographic representation, and backgrounds. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. ADI believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge, and abilities that will allow our Board of Directors to fulfill its responsibilities. While we do not have a policy regarding diversity of our Board members, the Nominating and Corporate Governance Committee Charter provides that gender, racial, ethnic, and sexual orientation diversity are important search criteria, in addition to relevant experience, skills, and industry familiarity. Effective application of these criteria is reflected in the diverse composition of our Board of Directors.

Evaluation
The process followed by the Nominating and Corporate Governance Committee to identify and evaluate candidates includes requests to members of our Board of Directors and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Nominating and Corporate Governance Committee and the Board of Directors. From time to time, the Nominating and Corporate Governance Committee may also seek input from director search firms for identification and evaluation of candidates. Assuming that appropriate biographical and background material is provided for candidates recommended by shareholders on a timely basis, the Nominating and Corporate Governance Committee will evaluate director candidates recommended by shareholders by following substantially the same process, and applying substantially the same criteria, as it follows for director candidates submitted by members of our Board of Directors. Each of Mr. Jennings and Dr. Henry was introduced by a director and, with the recommendation of the Nominating and Corporate Governance Committee, was appointed to our Board of Directors effective June 4, 2023 and December 5, 2023, respectively, and is included in the slate of director nominees nominated by the Board of Directors for election as a director at the Annual Meeting.

Shareholder Recommendations and Nominations of Director Candidates
Shareholders of record of ADI may recommend director candidates for inclusion by our Board of Directors in the slate of nominees that the Board of Directors recommends to our shareholders for election. The qualifications of recommended candidates will be reviewed by the Nominating and Corporate Governance Committee. If our Board of Directors determines to nominate a shareholder-recommended candidate and recommends his or her election as a director by the shareholders, the name will be included in ADI’s proxy card for the shareholders’ meeting at which his or her election is recommended.
Shareholders may recommend individuals for the Nominating and Corporate Governance Committee to consider as potential director candidates by submitting their name and background and a statement as to whether the shareholder or group of shareholders making the recommendation has beneficially owned more than 5% of ADI’s common stock for at least one year as of the date the recommendation is made, to the Nominating and Corporate Governance Committee, c/o Janene Asgeirsson, Secretary, Analog Devices, Inc., One Analog Way, Wilmington, Massachusetts 01887. Our Nominating and Corporate Governance Committee will consider a recommendation only if appropriate biographical information and background material is provided on a timely basis.
Shareholders also have the right to directly nominate director candidates, without any action or recommendation on the part of the Nominating and Corporate Governance Committee or the Board of Directors, by following the procedures set forth in our amended and restated bylaws and described in the sections titled Shareholder Director Nominations for Inclusion in Proxy Statement and Shareholder Proposals and Director Nominations Not Included in Proxy Statement below.

2024 Proxy Statement	25

Corporate Governance

At ADI, we’re committed to governance best practices and robust risk oversight. We create value in line with our strategy to lead the Intelligent Edge with an ethical culture at our core. Identification and mitigation of key risks is a focus for both our Leadership Team and our Board of Directors, who receive regular updates on key risks across the company. This is simply how we do business.
JANENE ASGEIRSSON Chief Legal Officer, Chief Risk Officer, and Secretary

Board Policies and Practices
We periodically review our corporate governance policies and practices and compare them to those suggested by various authorities in corporate governance and the practices of other public companies.
We have long believed that good corporate governance is important to ensure that ADI is managed for the long-term benefit of our shareholders. As a result, we have adopted the following policies and procedures that we believe are in the best interests of ADI and our shareholders:

Policy/Practice	Summary

Corporate Governance Guidelines
Our Board of Directors has adopted Corporate Governance Guidelines for ADI that establish a common set of expectations to assist our Board of Directors and its committees in performing their duties. Our Board of Directors reviews these guidelines at least annually and updates them as necessary to reflect changing regulatory requirements and evolving practices.

Declassified Board of Directors	Our bylaws provide that each director will serve for a term ending on the date of the annual meeting following the one at which such director was elected.

Majority Voting for Election of Directors
Our bylaws provide for a majority voting standard in uncontested director elections, so a director nominee is elected to our Board of Directors if the votes “for” that director exceed the votes “against” (with abstentions and broker non-votes not counted as for or against the election). If a director nominee does not receive more for votes than against votes, the director must offer his or her resignation, which our Board of Directors must determine whether to accept and publicly disclose that determination.

Executive Sessions
At least twice per year, our Board of Directors holds executive sessions with our independent, non-employee directors, as defined under the Nasdaq Rules. Our Lead Independent Director, Mr. Jennings and prior to that Mr. Champy, presides at these independent director executive sessions. In addition, the committees of our Board of Directors also regularly hold executive sessions without management present and with their advisors.

No Hedging and No Pledging Policy
We prohibit all hedging transactions or short sales involving ADI securities by our directors and employees, including our executive officers. Since January 2013, we have prohibited our directors and executive officers from holding any ADI securities in a margin account, and from any future pledging of their ADI securities as collateral for a loan.

Equity Award Grant Date Policy
We do not time or select the grant dates of any stock options or stock-based awards in coordination with our release of material non-public information, nor do we have any program, plan or practice to do so. In addition, our Compensation and Talent Committee has adopted specific written policies regarding the grant dates of equity awards made to our directors, executive officers and employees. See Director Compensation and Equity Award Grant Date Policy below for more information.

26	Corporate Governance

Policy/Practice	Summary

Executive Stock Ownership Guidelines
Under our guidelines, the target stock ownership levels are five times annual base salary for the CEO and three times annual base salary for other executive officers and any Senior Vice President reporting to the CEO, which we collectively refer to as, the Leadership Team. The CEO has four years from the date of his appointment as CEO to achieve his targeted level. Members of the Leadership Team other than the CEO have five years from the date he or she becomes part of the Leadership Team to achieve their targeted level. Shares subject to unexercised options, whether or not vested, and unvested PRSUs whose performance have not yet been certified by the Compensation and Talent Committee will not be counted for purposes of satisfying these guidelines. Restricted stock units (RSUs), restricted stock (whether or not vested), and unvested PRSUs whose performance has been certified by the Compensation and Talent Committee are counted for purposes of satisfying these guidelines. All members of the Leadership Team, other than Mr. Lee, who first joined ADI in fiscal year 2023, are in compliance with our stock ownership guidelines. Mr. Lee is expected to be in compliance with our stock ownership guidelines within the first five years of his appointment to the Leadership Team.

Compensation Recovery Policy
Our compensation recovery policy provides that in the event of an accounting restatement due to the material noncompliance of ADI with any financial reporting requirement under the U.S. federal securities laws, the company will attempt to recover from our CEO and other officers (as defined in Rule 16a-1(f) under the Securities and Exchange Act of 1934, as amended (Exchange Act)), the excess of the amount of incentive-based compensation received by such officer during the three completed fiscal years immediately preceding the required restatement date over the amount of incentive-based compensation that otherwise would have been received had it been determined based on the restated amounts.

Proxy Access Right	Our bylaws allow shareholders that meet standard eligibility requirements to nominate and include in our proxy statement director candidates for election.

Code of Business Conduct and Ethics
We have a Code of Business Conduct and Ethics, which details our commitment to conducting business ethically, in compliance with the law, and in a way that reflects our deeper values. Our Code of Business Conduct and Ethics details our commitment to safeguarding personal data, explains our whistleblower reporting process, and is designed to be consistent with best practices. Our Code of Business Conduct and Ethics provides transparency on our enhanced whistleblower process. Specifically, we affirm our commitment to a consistent and transparent review process, prompt and thorough investigations, assignment of neutral investigators, communication about investigation outcomes, and implementation of appropriate corrective actions.

Code of Corporate Social Responsibility
Our Code of Corporate Social Responsibility details ADI’s policies for itself and its suppliers in the areas of labor and human rights, health and safety, environment, ethics, management systems and data privacy.

Director Education
We encourage our directors to attend director education programs and provide educational opportunities to our directors through a variety of platforms. We reimburse the costs of attending such programs. We also provide members of our Board of Directors a membership to the National Association of Corporate Directors. Further, we include educational topics regularly at our scheduled Board of Directors’ meetings. During such sessions, an outside party presents on a topic that is relevant to our business and strategic objectives, and of interest to our Board of Directors.

You can access our bylaws, the current charters for our Audit Committee, Compensation and Talent Committee, Nominating and Corporate Governance Committee, and Corporate Development Committee, our Corporate Governance Guidelines, our Code of Business Conduct and Ethics, and other governance documents and corporate policies at https://investor.analog.com/governance/governance-documents and https://www.analog.com/en/about-adi/legal-and-risk-oversight.html or by writing to:
Investor Relations Department
Analog Devices, Inc.
One Analog Way
Wilmington, Massachusetts 01887
Phone: 781-461-3282
Email: investor.relations@analog.com

2024 Proxy Statement	27

Board and Committee Structure
Board Leadership Structure
Our Board of Directors is responsible for creating a leadership structure that provides independent oversight of management and regularly reviews its leadership structure. When evaluating the optimal structure, the Board of Directors reviews a variety of criteria, including shareholder feedback, feedback received during the Board of Directors evaluation process, our strategic goals, the current operating and governance environment, the skill set of the independent directors, and the dynamics of the Board of Directors at any given point in time. The Board of Directors does not believe that there is one leadership structure that is preferred and regularly discusses what the optimal structure is for ADI at that time.
Our Corporate Governance Guidelines provide that the roles of Chair of the Board of Directors and CEO may be filled by the same individual. The Corporate Governance Guidelines further provide that if the Chair is not an independent director, then a Lead Independent Director may be designated by the Board of Directors. This approach provides the Board of Directors with flexibility to determine whether the two roles should be separate or combined based upon ADI’s needs in light of the dynamic environment in which we operate and the Board of Directors’ assessment of ADI’s leadership needs at that time.
Since March 2022, Mr. Roche has been serving as the CEO and Chair. The Board of Directors believes that this leadership structure, coupled with a strong emphasis on Board of Directors’ independence, provides effective independent oversight of management while allowing both the Board of Directors and management to benefit from Mr. Roche’s leadership and years of experience driving ADI’s strategy. As CEO, Mr. Roche has been instrumental in identifying and driving ADI’s strategic priorities. Mr. Roche has deep experience expanding ADI’s global scale, pioneering innovations, and transforming the Board of Directors and Leadership Team to position ADI for continued long-term strategic growth. Further, the Board of Directors believes that having Mr. Roche serve in this combined role benefits shareholders and strengthens his ability to provide leadership as ADI continues to transition in response to customer demand for more complete solutions.
Mr. Champy served as our Lead Independent Director from March 2010 until January 2023 at which time the Board of Directors appointed Mr. Jennings as Lead Independent Director, continuing the Board of Directors’ practice of having a strong and effective independent partner to our CEO and Chair. The Board of Directors would like to thank Mr. Champy for his leadership and his dedication serving in this role for the last 13 years.
Mr. Jennings brings deep corporate governance expertise to carry on the role of the Lead Independent Director. As Lead Independent Director, Mr. Jennings carries out the important responsibilities listed below.

In accordance with best practices to ensure independent leadership, the Lead Independent Director has significant responsibilities, including:
▶Leadership of executive sessions of the independent directors or other meetings at which the Chair is not present;
▶Authority to call meetings of the independent directors;
▶Coordinating with the Chair to call Board of Directors’ meetings;
▶Overseeing the annual Board of Directors’ evaluation process;
▶Serving as a liaison between the Chair and the independent directors, as required;
▶Coordinating with the Chair to set and approve the Board of Directors’ meeting schedule and agenda to assure sufficient time for discussion of all agenda items;
▶Determining the appropriate materials to be provided to the Board of Directors;
▶Serving as the focal point for shareholder communications with the independent directors and requests for consultation addressed to independent members of the Board of Directors;
▶The ability to retain outside professionals on behalf of our Board of Directors as our Board of Directors may determine is necessary or appropriate; and
▶Such other functions as our Board of Directors may direct from time to time.

The Board of Directors continues to review its leadership structure on a regular basis to evaluate whether the current structure remains appropriate for ADI.

28	Corporate Governance

Board Committees
Our Board of Directors has standing Audit, Compensation and Talent, Nominating and Corporate Governance, and Corporate Development Committees. With the exception of our Corporate Development Committee, of which Mr. Roche served as a member until January 2024, the members the three other committees are comprised of independent, non-employee directors. Each committee has a charter that has been approved by the Board of Directors and is reviewed annually. In addition, each committee conducts an annual self-evaluation of its own performance and the performance of its members in accordance with its respective committee charter. Mr. Roche is the only current director who is, or has been in the past three years, an employee of ADI. Mr. Stata does not serve on any standing committee and Messrs. Roche and Stata do not participate in the portion of any Board or committee meeting during which their compensation is evaluated or in sessions comprised solely of independent directors.

Audit Committee Members(1) Karen M. Golz (Chair) Anantha Chandrakasan(2) Peter B. Henry(3) Mercedes Johnson Meetings in 2023: 9
PRINCIPAL RESPONSIBILITIES
The primary purpose of the Audit Committee is to assist our Board of Directors’ oversight of:
▶The integrity of our financial statements, including regulatory requirements to the extent they pertain to financial matters;
▶The qualifications and independence of our independent registered public accounting firm;
▶The performance of our internal audit function and independent registered public accounting firm;
▶The process relating to internal enterprise risk management, control systems, and review of related person transactions;
▶Our capital allocation and structure, including potential issuance of debt and equity securities, credit agreements, letters of credit, guarantees and other financial instruments, investment policy, dividends, stock splits, and stock repurchases;
▶Our significant risks or exposures;
▶Our cybersecurity and information security programs, practices, and risk mitigation efforts;
▶Legal, compliance, and regulatory matters that could have a significant impact on our financial statements; and
▶Our financial outlook and plans for financing our working and long-term capital requirements.
Our Board of Directors has determined that each of Mses. Golz and Johnson qualifies as an “audit committee financial expert” under the rules of the SEC, and that each of Mses. Golz and Johnson and Drs. Chandrakasan and Henry is independent as defined under the Nasdaq Rules and the independence requirements under Rule 10A-3(b)(1) of the Exchange Act. In addition, our Board of Directors has determined that each member of the Audit Committee is able to read and understand financial statements, including ADI’s consolidated balance sheet and its consolidated statements of income, comprehensive income, shareholders’ equity and cash flows, and related notes as required under the Nasdaq Rules. Our Board of Directors has certified that it has at least one member of the Audit Committee who has past employment experience in finance or accounting as required by the Nasdaq Rules.
The responsibilities of our Audit Committee and its activities during fiscal year 2023 are described in the Report of the Audit Committee below.

(1)Bruce Evans served as a member of the Audit Committee until his retirement from our Board of Directors on March 8, 2023.
(2)Dr. Chandrakasan was appointed to the Audit Committee on March 8, 2023 and will continue to serve as a member until March 13, 2024.
(3)Dr. Henry was appointed to the Audit Committee on December 5, 2023.
Our Audit Committee charter provides that no member of the Audit Committee may serve on the audit committee of more than two other public companies in addition to ADI, unless approved by the Board of Directors. Until May 2023, Ms. Johnson served as a member of the audit committee of three other public companies with the approval of our Board of Directors. As of May 2023, Ms. Johnson is a member of the audit committees of two other public companies, serving as the audit committee chair for each of those public companies. Neither Ms. Golz nor Drs. Chandrakasan or Henry serve on the audit committees of more than two other public companies in addition to ADI.
The Audit Committee has the authority to engage independent legal, accounting, and other advisors that it deems necessary or appropriate to carry out its responsibilities. These independent advisors may be the regular advisors to ADI. The Audit Committee is empowered to pre-approve all audit services to be provided to ADI and all other services to be provided to ADI by our independent auditor. The Audit Committee has delegated authority to the Chair of the Audit Committee to pre-approve any audit or non-audit services to be provided to ADI by the independent registered public accounting firm for which the cost is less than $100,000. The Audit Committee selected and appointed Ernst & Young LLP, our independent registered public accounting firm, and did not retain any other advisors during fiscal year 2023.

2024 Proxy Statement	29

In December 2023, the Audit Committee amended its charter to clarify its role to include oversight of our cybersecurity and information security programs, practices, and risk mitigation efforts.

Compensation and Talent Committee Members Edward H. Frank (Chair) Laurie H. Glimcher Stephen M. Jennings(1) Susie Wee Meetings in 2023: 10
PRINCIPAL RESPONSIBILITIES
The primary responsibilities of the Compensation and Talent Committee are to:
▶Evaluate and set the compensation of our CEO and Leadership Team;
▶Make recommendations to our Board of Directors regarding the compensation of our directors;
▶Review, and make recommendations to our Board of Directors with respect to, incentive compensation plans and equity-based plans, and exercise all rights, authority, and functions with respect to such plans;
▶Oversee our policies, strategies, and programs relating to human capital management, including those with respect to diversity equity, and inclusion, talent recruitment and retention, employee engagement, pay equity practices, workplace health and safety and cultural initiatives;
▶Oversee management of the risks associated with our compensation practices and policies; and
▶Oversee the evaluation and succession planning and development programs for senior executives.
Our Board of Directors has determined that each of Drs. Frank, Glimcher, and Wee and Mr. Jennings is independent as defined under the Nasdaq Rules and the independence requirements under Rule 10C-1 of the Exchange Act.

(1)Mr. Jennings was appointed to the Compensation and Talent Committee on June 4, 2023.
In connection with its oversight and administration of ADI’s cash and equity incentive plans, the Compensation and Talent Committee authorizes the granting of stock options, RSUs, and other stock incentives (within guidelines established by our Board of Directors and in accordance with our Equity Award Grant Date Policy) to our Leadership Team, including our NEOs. In accordance with the terms of our Amended and Restated 1996 Stock Incentive Plan (1996 Plan), which we assumed in the Maxim acquisition, and our 2020 Equity Incentive Plan (2020 Plan), the Compensation and Talent Committee has delegated to a standing committee composed of our CEO, Chief Financial Officer, Chief People Officer, and Chief Legal Officer, the power to grant options, RSUs, and other stock awards to employees who are not (i) executive officers, (ii) other senior vice presidents who report to the CEO, or (iii) directors, subject to specified thresholds, parameters, and applicable law. The same standing committee also has the ability to accelerate outstanding awards under the 1996 Plan, the 2020 Plan, our Amended and Restated 2006 Stock Incentive Plan (2006 Plan), and our Amended and Restated 2010 Equity Incentive Plan (2010 Plan), which we assumed when we acquired Linear Technology Corporation (Linear Technology), granted to employees who are not (i) executive officers, (ii) other senior vice presidents who report to the CEO, or (iii) directors, subject to specified thresholds, parameters, and applicable law. Additionally, the Compensation and Talent Committee administers our employee stock purchase plan and oversees our compensation recovery policy, as well as any compensation recovery or “clawback” policy ADI may adopt in the future.
The Compensation and Talent Committee has the authority to engage independent compensation consultants, legal counsel, and other advisors that it deems necessary or appropriate to carry out its responsibilities, taking into account the independence of those advisors. The Compensation and Talent Committee is empowered, without further action by our Board of Directors, to cause ADI to pay the compensation of those advisors as established by the Compensation and Talent Committee.

30	Corporate Governance

Nominating and Corporate Governance Committee Members(1) Stephen M. Jennings (Chair)(2) André Andonian James A. Champy(2) Kenton J. Sicchitano(3) Meetings in 2023: 5
PRINCIPAL RESPONSIBILITIES
The primary responsibilities of the Nominating and Corporate Governance Committee are to:
▶Identify individuals qualified to become members of our Board of Directors consistent with criteria approved by the Board of Directors;
▶Recommend to the Board of Directors the persons to be nominated by the Board of Directors for election as directors at any meeting of shareholders and the persons to be appointed by the Board of Directors to fill any vacancies on the Board of Directors;
▶In connection with Board of Director succession and refreshment practices, review with the Board of Directors, on an annual basis, the requisite skills and criteria for new directors as well as the composition of the Board of Directors as a whole;
▶Recommend to the Board of Directors the directors to be appointed to each committee of the Board of Directors;
▶Develop and recommend to the Board of Directors a set of corporate governance principles;
▶Oversee the evaluation, background, vetting, orientation, and training of the members of the Board of Directors;
▶Oversee our Code of Business Conduct and Ethics;
▶Oversee and periodically review ADI’s ESG policies, goals, and programs;
▶Oversee and periodically review policies and practices in connection with governmental relations, public policy, and related expenditures; and
▶Oversee risks associated with its areas of responsibility.
Our Board of Directors has determined that each of Messrs. Jennings, Andonian, Champy, and Sicchitano is independent as defined under the Nasdaq Rules.

(1)Dr. Chandrakasan served as a member of the Nominating and Corporate Governance Committee until March 8, 2023.
(2)Mr. Jennings was appointed Chair of the Nominating and Corporate Governance Committee on January 16, 2024. Prior to that date, Mr. Champy served as Chair of the Nominating and Corporate Governance Committee.
(3)Mr. Sicchitano will continue to serve as a member of the Nominating and Corporate Governance Committee until March 13, 2024.
The Nominating and Corporate Governance Committee has the authority to engage any independent legal and other advisors it deems necessary or appropriate to carry out its responsibilities. These independent advisors may be the regular advisors to ADI. For example, during fiscal year 2023 the Nominating and Corporate Governance Committee engaged a third-party executive search and leadership advisory firm to assist with identifying director nominees and assessing the composition of our Board of Directors. The Nominating and Corporate Governance Committee is empowered, without further action by the Board of Directors, to cause ADI to pay the compensation of any advisors that it engages as established by the Nominating and Corporate Governance Committee. For information relating to nominations of directors by our shareholders, see Director Candidates above.

2024 Proxy Statement	31

Corporate Development Committee Members(1) Edward H. Frank (Chair)(2) André Andonian Anantha P. Chandrakasan(3) Meetings in 2023: 6
PRINCIPAL RESPONSIBILITIES
The primary responsibility of the Corporate Development Committee is to review and make recommendations to the Board of Directors at each full meeting of the Board of Directors, with respect to:
▶Strategic plans, transactions, and investments, including mergers, acquisitions, and divestitures; and
▶The results, performance, and financial impact of material transactions.
All matters approved by the Corporate Development Committee are recommended to and also approved by our Board of Directors.

(1)Bruce Evans served as a member of the Corporate Development Committee until his retirement from our Board of Directors on March 8, 2023. Mr. Roche served as Chair of the Corporate Development Committee until September 11, 2023 and as a member of the Corporate Development Committee from September 12, 2023 until January 16, 2024.
(2)Dr. Frank was appointed Chair of the Corporate Development Committee on September 12, 2023.
(3)Dr. Chandrakasan will continue to serve as a member of the Corporate Development Committee until March 13, 2024.
The Corporate Development Committee was established by our Board of Directors in June 2021 to assist the Board of Directors in evaluating mergers, acquisitions, divestitures, and other strategic transactions and investments.
The Corporate Development Committee has the authority to engage any independent legal and other advisors it deems necessary or appropriate to carry out its responsibilities. These independent advisors may be the regular advisors to ADI. The Corporate Development Committee is empowered, without further action by the Board of Directors, to cause ADI to pay the compensation of these advisors as established by the Corporate Development Committee.
Meetings and Attendance; Executive Sessions
Our Board of Directors met nine times during the fiscal year ended October 28, 2023 (including by telephone and video conference). Each of the directors attended at least 75% of the aggregate of the total number of meetings of our Board of Directors and the total number of meetings of all committees of the Board of Directors on which he or she served during fiscal year 2023.
Our Corporate Governance Guidelines set forth our policy that directors are expected to attend annual meetings of shareholders. All of the current directors at the time of the 2023 Annual Meeting of Shareholders attended our 2023 Annual Meeting of Shareholders.
Director Education and Orientation Program
We encourage our directors to attend director education programs and provide educational opportunities to our directors through a variety of platforms. We reimburse the costs of attending such programs. We also provide members of our Board of Directors a membership to the National Association of Corporate Directors. Further, we include educational topics regularly at our scheduled Board of Directors’ meetings. During such sessions, an outside party presents on a topic that is relevant to our business and strategic objectives, and of interest to our Board of Directors.
Also, all new directors participate in our director orientation program. This orientation program is designed to familiarize new directors with ADI and our Board of Directors, through a review of background material, meetings with senior management, and facilities tours. This orientation allows new directors to become familiar with our business and strategic plan, products, technologies, and end markets, corporate governance practices, compensation practices, and other key policies and practices.

32	Corporate Governance

Board Evaluations

Development of Annual Evaluation Process
Each December, our Lead Independent Director, along with our CEO and Chair and our Chief Legal Officer, discuss the Board of Directors’ evaluation process for the year, considering evolving best practices.
Written Questionnaires Each director undertakes an evaluation of the Board of Directors and each of its committees.
One-on-One Discussions
Our Lead Independent Director or another member of our Nominating and Corporate Governance Committee, working with our Chief Legal Officer, also has conversations with each member of our Board of Directors designed to assess the effectiveness of our Board of Directors, as well as each director’s individual performance and competencies and skills they bring to the Board of Directors.

Evaluation of Results
Following our annual meeting of shareholders each year, our Lead Independent Director provides summaries of the evaluations to the Board of Directors and engages in a robust discussion with Board members on Board effectiveness and engagement.

The Board of Directors recognizes that a robust and constructive evaluation process is an essential component of good corporate governance and board effectiveness. The Board of Directors’ evaluation process is designed to facilitate regular, systematic review of the Board of Director’s effectiveness and accountability and to identify opportunities for improving Board operations and procedures.
The Nominating and Corporate Governance Committee is responsible for overseeing an annual evaluation of the Board of Directors to determine whether it and its committees are functioning effectively. The Lead Independent Director, along with our CEO and Chair and Chief Legal Officer, develop the evaluation process each year.
In 2023, the Board of Directors enhanced its process and also leveraged the assistance of a third-party facilitator in the evaluation process. The written questionnaires and discussion questions were enhanced during 2023 to align with best governance practices.
The evaluation process consisted of two portions:
▶Robust anonymous questionnaire: This questionnaire was facilitated by a third party and covered topics such as the Board of Directors’ alignment with ADI’s mission and purpose, Board of Directors’ composition, culture, and decision making, Board of Directors-management relationship, Board of Directors’ engagement and expectations, committee effectiveness, and Board of Directors’ succession. The questionnaire was anonymous and provided for both numerical ratings and narrative responses.
▶One-on-one discussions: Our Lead Independent Director or another member of our Nominating and Corporate Governance Committee held interviews with each director in a one-on-one setting. The discussions covered similar topics as the questionnaire as well as an individual contribution discussion in a conversation format.
The feedback received from each portion was then aggregated into a report. The Lead Independent Director reported the results to the full Board of Directors and led the discussion of the performance of the Board of Directors and its committees and directors.

2024 Proxy Statement	33

Oversight by Our Board
Strategic Oversight
The Board of Directors reviews our overall performance, and its primary responsibility is to oversee the management of ADI and, in doing so, serve the best interests of ADI and its shareholders. The Board of Directors provides for the succession of the CEO, nominates for election at annual shareholder meetings individuals to serve as directors of ADI, and appoints individuals to fill any vacancies on the Board of Directors. Our Board of Directors reviews corporate objectives and strategies and evaluates and approves significant policies and proposed major commitments of corporate resources. It oversees ADI’s risk management programs and participates in decisions that have a potential major economic impact on ADI. Management keeps the directors informed through regular written reports and presentations at Board of Directors’ and committee meetings.
Risk Oversight
The following table summarizes management’s and the Board of Directors’ role in risk management and oversight. Each committee of our Board of Directors assesses risks associated with their respective areas of oversight as described under Board Committees above and in the table below.

BOARD OF DIRECTORS
▶Receives regular reports from members of senior management on areas of material risk to ADI. Specifically, our Chief Risk Officer, who oversees internal enterprise risk management programs and chairs our Enterprise Risk Management Committee, provides regular reports to our full Board of Directors regarding our management of all enterprise and operational risks and our enterprise risk management program, with periodic updates on focus areas, such as cybersecurity.
▶Receives regular updates from our Audit Committee, Compensation and Talent Committee, Corporate Development Committee, and Nominating and Corporate Governance Committee, which provide our Board of Directors with thorough insight about how ADI manages risk.

AUDIT COMMITTEE
▶Oversees ADI’s risk assessment and risk management programs, especially as they apply to ADI’s financial statement integrity and reporting and internal controls.
▶Receives regular reports from our Senior Director of Internal Audit on internal audit matters and from our Chief Risk Officer on risk management matters.
▶Receives quarterly updates from our Chief Information Officer and Chief Information Security Officer on key IT projects, enterprise cybersecurity programs, and data protection risks, and mitigation related to such risks.
▶Evaluates capital allocation and structure, including potential issuance of debt and equity securities, credit agreements, other financial instruments, investment policy, dividends, stock splits, and stock repurchases.
▶Reviews our cybersecurity and information security programs, practices, and risk mitigation efforts.

COMPENSATION AND TALENT COMMITTEE
▶Oversees ADI’s executive compensation program and non-employee director compensation practices.
▶Oversees ADI’s policies, strategies, and programs relating to human capital management.
▶Oversees the evaluation and succession planning and development programs for senior executives.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
▶Leads the Board of Directors with respect to the adequacy of ADI’s governance structure and process of succession planning for our Board of Directors.
▶Oversees ADI’s ESG programs, including reviewing ADI’s sustainability initiatives and goals as well as our progress toward achieving those goals.
▶Oversees and periodically reviews policies and practices in connection with governmental relations, public policy, and related expenditures.

CORPORATE DEVELOPMENT COMMITTEE ▶Evaluates strategic plans, transactions, and investments, including mergers, acquisitions, and divestitures.

LEADERSHIP TEAM AND MANAGEMENT
▶Our Leadership Team and our CEO and Chair have ownership for risk management, and risk governance is managed by our Enterprise Risk Management Committee, a management-led, cross-functional committee, which is chaired by our Chief Risk Officer.
▶Our Enterprise Risk Management Committee works closely with our Leadership Team, including our CEO and Chair, to identify and mitigate identified risks.
▶Our Chief Risk Officer, and other members of management, report to the Board of Directors (or the appropriate committee as applicable) regarding risk identification, management, and mitigation strategies.

34	Corporate Governance

Enterprise Risk Management Program
Our Enterprise Risk Management Program defines how we identify, manage, and govern risk throughout our organization to promote the achievement of our financial and operational goals in a compliant manner. It assigns accountability for risk management to every business unit, based on the risks they encounter as part of their day-to-day operations. Our CEO and Chair and Leadership Team has ultimate responsibility for our Enterprise Risk Management Program and output.

BOARD OF DIRECTORS	AUDIT COMMITTEE	COMPENSATION AND TALENT COMMITTEE	NOMINATING AND CORPORATE GOVERNANCE COMMITTEE	CORPORATE DEVELOPMENT COMMITTEE	ENTERPRISE RISK MANAGEMENT COMMITTEE Chaired by our Chief Risk Officer

Enterprise risk management is a company-wide initiative that involves ADI management, including our Chief Legal Officer and Chief Risk Officer and our internal audit function, including our Senior Director, Internal Audit, working together to (1) identify, assess, prioritize and monitor a broad range of risks and (2) formulate and execute plans to monitor and, to the extent possible, mitigate the effect of those risks.
Cybersecurity Oversight and Risk Management
We regularly perform risk assessments relating to cybersecurity and technology. Our enterprise security program has been developed based on industry standards, including those published by the International Organization for Standardization (ISO) and the National Institute of Standards and Technology.
Highlights of the program include:
▶A comprehensive set of enterprise security policies and procedures that guide our protection strategy.
▶Protecting against threats through use of the following measures: identifying critical assets and high-risk threats; implementing cybersecurity detection, controls, and remediation practices; implementing a third-party risk management program to evaluate our critical partners’ cyber posture; and evaluating our program effectiveness by performing internal and external assessments.
Risks identified by our enterprise security program are analyzed to determine the potential impact on us and the likelihood of occurrence. Such risks are continuously monitored to ensure that the circumstances and severity of such risks have not changed.
We conduct regular workforce training to instruct employees to identify cybersecurity concerns and take the appropriate action. We install and regularly update antivirus software on all company-managed systems and workstations to detect and prevent malicious code from impacting our systems. In addition, we have a product security team focused on integrating risk and security best practices into our product development life cycle. Periodically, we are assessed by an independent information systems expert to determine both the adequacy of, and compliance with, controls and standards.
In fiscal year 2022, we formed a management-led cross-functional steering committee chaired by our Chief Information Security Officer (Cybersecurity Steering Committee). The Cybersecurity Steering Committee is charged with overseeing security governance, promoting and supporting cyber security best practices, reviewing and prioritizing cyber risks, monitoring potential cyber incidents, and establishing key mitigation initiatives. During fiscal year 2023, the Cybersecurity Steering Committee refreshed its charter to more clearly define these responsibilities. Any relevant findings of this committee are shared in quarterly reports to the Audit Committee and annual reports to the Board of Directors.
Three of our director nominees have cybersecurity expertise to assist the Board of Directors in its oversight of ADI’s information security program. In addition, in December 2023, the Audit Committee amended its charter to clarify its role to include oversight of our cybersecurity and information security programs, practices, and risk mitigation efforts. In its oversight role, the Audit Committee receives quarterly updates from our Chief Information Officer and Chief Information Security Officer covering key information technology (IT) projects, enterprise cybersecurity programs, and data protection risks, and mitigation related to such risks. In addition, our Internal Audit leader reports to the Audit Committee regularly on the performance of our cybersecurity and information security program from an internal audit perspective. Further, our Chief Information Officer and Chief Information Security Officer update the full Board of Directors annually on information security matters and risk, including cybersecurity.

2024 Proxy Statement	35

ESG Oversight
Our ESG program is led by our CEO, our Leadership Team, and appointed roles exclusively dedicated to ESG matters. Our head of ESG and sustainability is a key member of our CEO Strategy Office to ensure our ESG programs and principles are deeply embedded in our business strategy. Management regularly reports to the full Board of Directors on ESG topics, providing updates on key metrics and progress. These ESG updates are intended to keep our Board of Directors abreast of the quickly changing ESG regulatory environment, as well as evolving practices, risk oversight, mitigation strategies, and other relevant ESG topics, including environmental sustainability risks and opportunities, salient human rights risks, and emerging issues such as ethical AI. Our ESG council—comprised of in-house subject matter experts, including Human Resources, Procurement, Environment, Health and Safety, Legal, Risk, and Compliance and Ethics—meets regularly and shares updates, which are shared with the Leadership Team and the Nominating and Corporate Governance Committee on a quarterly basis. These updates highlight program advancements, regulatory updates, and risks.
The Nominating and Corporate Governance Committee oversees ADI’s ESG policies, goals, and programs, reviews our sustainability initiatives and goals, and evaluates our progress towards achieving those initiatives and goals. The Nominating and Corporate Governance Committee receives quarterly updates on our progress against stated targets, as well as updates on topics such as stakeholder value, risks and opportunities, regulatory preparedness, ESG ratings, and key ESG focus areas.
Human Capital Management Oversight
Our Compensation and Talent Committee is responsible for oversight for ADI’s enterprise-level strategies and programs relating to human capital management and diversity. ADI’s approach to human capital management is wide-reaching and encompasses many facets of our business, including those with respect to diversity, equity, and inclusion, talent recruitment and development, retention, employee engagement, pay equity practices, workplace health and safety, and cultural initiatives. Our Chief People Officer provides regular updates to our Compensation and Talent Committee and the Board of Directors regarding human capital initiatives, risks, and mitigation efforts related to identified risks. For more information regarding our human capital management, see the People and Culture section of this Proxy Statement.
Succession Planning
As reflected in our Corporate Governance Guidelines, one of our Board of Directors’ primary responsibilities includes reviewing Leadership Team succession plans. The Board of Directors is responsible for evaluating potential successors to the CEO and, based on recommendations from the CEO, other members of the Leadership Team.
Succession planning is discussed regularly in Board of Directors and Compensation and Talent Committee executive sessions. On an annual basis, management prepares an analysis regarding skills, competencies, and readiness of potential succession candidates across Leadership Team positions. This analysis is presented to the Board of Directors, and the Board of Directors then engages in robust discussions regarding the skills, competencies, and readiness levels of succession candidates. The discussion also includes a review of contingency plans in the event the CEO is unable to serve for any reason (including death or disability).
The Compensation and Talent Committee periodically reviews our strategies and programs related to succession planning and talent development, which includes transitional leadership planning in the event of an unplanned vacancy for any Leadership Team role. The Compensation and Talent Committee is also updated regularly throughout the year on key talent indicators for the overall workforce.

36	Corporate Governance

Shareholder Engagement
We conduct extensive investor outreach throughout the year involving our independent directors, senior management, investor relations, legal and human resources departments. This helps management and our Board of Directors understand and focus on the issues that matter most to our shareholders, so ADI can address them effectively.
Since our inception as a public company, we have maintained an active engagement program with our shareholders, meeting with them extensively throughout the year as part of our investor outreach efforts.
HOW WE ENGAGE

Winter	Spring	Summer	Fall

▶Publish Annual Report and Proxy Statement ▶Conduct active outreach with top investors to discuss items to be considered at the annual meeting, if needed, given matters to be considered ▶Annual Meeting
▶Evaluate proxy season outcome and trends, corporate governance best practices, and regulatory developments
▶Publish annual ESG report to inform stakeholders, including investors, about recent developments relating to ESG matters

▶Conduct active outreach with top investors to understand their top priorities and solicit feedback on governance topics, including ESG and compensation
▶Share investor feedback with our Board of Directors

WHAT WE DISCUSSED

During fiscal year 2023, as part of our annual outreach program, we reached out to shareholders that collectively represented approximately 48% of our total shares outstanding and proxy advisory firms, with an invitation to have discussions with their corporate governance teams.

Topics covered in these meetings included:
▶Executive compensation, including equity awards
▶Corporate governance matters, including Board structure and refreshment
▶Other ESG topics, including resiliency, climate, value chain management, human rights, risk management, sustainability programs, diversity, equity, and inclusion, and human capital management

Shareholders representing approximately 33% of our total shares outstanding (up from approximately 30% in fiscal year 2022) and proxy advisory firms accepted our engagement invitation.

The Chair of our Compensation and Talent Committee participated in meetings with shareholders representing approximately 22% of our total shares outstanding and in meetings with proxy advisory firms.

These meetings included members of our legal, ESG, compensation, diversity, equity, and inclusion, and investor relations organizations.

2024 Proxy Statement	37

We reviewed the key takeaways from these meetings with our Board of Directors, with the goal of continuing to evolve our corporate governance practices to best meet the needs of ADI and our shareholders. While some of the feedback received has led to enhancements to our practices and disclosure, we also received positive feedback regarding certain practices that reconfirmed that our programs continue to be effective from our shareholders’ perspective. For example:

WHAT WE HEARD		WHAT WE DID
Topic	Feedback	Approach for Fiscal Year 2023 and Beyond
EXECUTIVE COMPENSATION

Design of Program Generally
▶Shareholders were generally pleased with the overall design and framework of our executive compensation program and recommended that we continue to tie compensation to challenging performance goals.
▶Shareholders noted that they prefer compensation programs in which the majority of compensation is tied to performance.

▶Did not make significant changes to overall design and framework of our executive compensation program.
▶Increased the weighting of our CEO and Chair, Mr. Roche’s, annual long-term incentive compensation that is tied to challenging long-term performance goals to 75%, up from 65% in fiscal year 2022.

New Hire Award to NEO
▶While some shareholders expressed a concern with the value of the new hire award granted during fiscal year 2022 to one of our NEOs, most shareholders understood the rationale behind the new hire award and appreciated the disclosure in our 2023 Proxy Statement and additional supplemental proxy materials.

▶Did not grant any special off cycle awards during fiscal year 2023 and enhanced our disclosure explaining individual executive compensation decisions and rationale in this Proxy Statement.
▶To the extent the Compensation and Talent Committee and Board of Directors determine that it is in our best interest to grant similar awards in the future, we will transparently describe the rationale and decision-making process.

Design of Equity Awards
▶Some shareholders asked why we set one-, two-, and three-year cumulative targets for our three-year Financial Metric PRSUs.
▶A few shareholders recommended increasing the difficulty of achievement for target performance of our Relative TSR PRSUs.

▶Our compensation programs are designed to support our long-term business objectives. The Financial Metric PRSUs cliff vest after the third year, so the executive will only receive a payout after the cumulative long-term results are determined. The Compensation and Talent Committee believes that setting one-, two-, and three-year cumulative targets provides better line of sight and focus to the participants to achieve our long-term objectives and enables the Compensation and Talent Committee to set meaningful targets that do not quickly become obsolete and lose their incentive characteristics.
▶Increased the percentile achievement required for target performance of our Relative TSR PRSUs to the 55th percentile, up from the 50th percentile, beginning with the Relative TSR PRSUs granted in fiscal year 2023.

38	Corporate Governance

WHAT WE HEARD		WHAT WE DID
Topic	Feedback	Approach for Fiscal Year 2023 and Beyond
EXECUTIVE COMPENSATION
Compensation Linked to ESG	▶Shareholders asked if compensation elements are linked to ESG metrics.
▶ESG is more than just an initiative at ADI – it is critical to our strategy. Our Leadership Team understands the close relationship between ESG, financial performance, and long-term sustainable growth and incorporates it into our strategy. While the Compensation and Talent Committee continues to evaluate whether to link compensation elements to ESG metrics, it determined to make no changes during fiscal year 2023 given the intense company focus on ESG performance as part of its short- and long-term strategy. The financial metrics underlying our incentive compensation and PRSUs not only drive our Leadership Team to achieve those specified financial metrics, but also ESG performance given the strong alignment between the two.

CORPORATE GOVERNANCE

Combined CEO and Chair Role	▶Shareholders appreciated that our Board of Directors enhanced the responsibilities of the Lead Independent Director under our Corporate Governance Guidelines.	▶Our Board of Directors believes the combined CEO and Chair role continues to be the appropriate structure given our strategic objectives.

Board Refreshment and Tenure	▶Shareholders were interested in our Board of Directors’ refreshment practices and skills.
▶Our Board of Directors continues its focus on refreshment practices to align with our strategic visions and objectives, including welcoming Mr. Jennings to the Board of Directors in June 2023 and Dr. Henry in December 2023. Mr. Jennings brings significant experience in corporate governance, enterprise growth, innovation, mergers and acquisitions, organization transformation, and strategy across a broad set of industries to our Board of Directors. Dr. Henry brings foreign affairs, global economics, and international finance experience to our Board of Directors.
▶In January 2024, our Board of Directors unanimously appointed Mr. Jennings as our Lead Independent Director, continuing the Board of Directors’ practice of having a strong and effective independent partner to our CEO and Chair.

ESG MATTERS

ESG Report and Targets	▶Shareholders commended our ESG practices and reporting, including enhanced transparency and ambitious environmental targets, but expressed a desire to see all metrics in one place.
▶Continued to enhance our disclosure in our 2022 ESG Report issued in July 2023, adding robust and consolidated disclosure capturing all of our ESG metrics in one table.
▶Added a new target to reduce overall water withdrawn for our operations by 50% normalized to production output.

Supply Chain and Product Diversion	▶Shareholders inquired about our supply chain and product diversion compliance programs and practices.
▶Enhanced our product diversion compliance programs by expanding our proactive monitoring and review processes to inhibit prohibited resale of our products and formed a team focused on gray market mitigation efforts.

We intend to continue our shareholder outreach efforts on an ongoing basis and look forward to continuing to engage with our valued shareholders.

2024 Proxy Statement	39

Communications from Shareholders and Other Interested Parties
The Board of Directors will give appropriate attention to written communications on issues that are submitted by shareholders and other interested parties, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by committee charters, the Chair of the Nominating and Corporate Governance Committee will, with the assistance of ADI’s internal legal counsel, (1) be primarily responsible for monitoring communications from shareholders and other interested parties and (2) provide copies or summaries of such communications to the other directors as he or she considers appropriate.
Communications will be forwarded to all directors if they relate to substantive matters and include suggestions or comments that the Chair of the Nominating and Corporate Governance Committee considers to be important for the directors to review. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to personal grievances, commercial solicitations, and matters as to which ADI tends to receive repetitive or duplicative communications.
Shareholders and other interested parties who wish to send communications on any topic to our Board of Directors (including the Lead Independent Director or the independent directors as a group) should address such communications to Stephen M. Jennings, Lead Independent Director, c/o Secretary, Analog Devices, Inc., One Analog Way, Wilmington, Massachusetts 01887.
Other Governance Matters
Governance Documents
Visit our website at https://investor.analog.com/governance/governance-documents to view our corporate governance documents and policies, including:
▶Corporate Governance Guidelines
▶Committee Charters
▶Code of Business Conduct and Ethics
▶Political Contributions and Expenditures

40	Corporate Governance

Certain Relationships and Related Transactions
Transactions with Related Persons
There were no related-person transactions that would require disclosure under Item 404 of Regulation S-K under the Exchange Act since the beginning of fiscal year 2023 through the date of this Proxy Statement.
Policies and Procedures for Related Person Transactions
Our Board of Directors has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which ADI is a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees, or 5% shareholders (or their immediate family members), each of whom we refer to as a related person, has a direct or indirect material interest.
If a related person proposes to enter into such a transaction, arrangement, or relationship, which we refer to as a related person transaction, the related person must report the proposed related person transaction to our Chief Legal Officer. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by the Audit Committee. Whenever practicable, the reporting, review, and approval will occur prior to entry into the transaction. If our Chief Legal Officer determines that advance review and approval is not practicable, the Audit Committee will review, and, in its discretion, may ratify the related person transaction at the next meeting of the Audit Committee. The policy also permits the Chair of the Audit Committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by the Audit Committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.
A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the Audit Committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the Audit Committee will review and consider:
▶The related person’s interest in the related person transaction;
▶The approximate dollar value of the amount involved in the related person transaction;
▶The approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;
▶Whether the transaction was undertaken in the ordinary course of our business;
▶Whether the terms of the transaction are no less favorable to us than the terms that could have been reached with an unrelated third party;
▶The purpose of, and the potential benefits to us of, the transaction; and
▶Any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.
The Audit Committee may approve or ratify the related person transaction only if the Audit Committee determines that, under all of the circumstances, the transaction is in ADI’s best interests. The Audit Committee may, in its sole discretion, impose any conditions on ADI or the related person in connection with the approval of the related person transaction.
In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, our Board of Directors has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:
▶Interests arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of that entity), that is a participant in a transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in the entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction, and (c) the amount involved in the transaction equals less than the greater of $200,000 or 5% of the annual gross revenues of the company receiving payment under the transaction; or
▶The transactions that are specifically contemplated by provisions of ADI’s charter or bylaws.
The policy provides that the related person transactions involving compensation of executive officers shall be reviewed and approved by the Compensation and Talent Committee in the manner specified in its charter.

2024 Proxy Statement	41

Director Compensation
Our non-employee director compensation program is designed to attract and retain experienced and knowledgeable directors and to provide equity-based compensation to align the interests of our directors with those of our shareholders. Each non-employee director receives an annual cash retainer and an annual equity award in the form of RSUs. To reflect their additional responsibilities, the Chairs and members of all committees receive an additional cash retainer. The Lead Independent Director also receives an additional cash retainer. Mr. Roche, as an employee director, does not receive any additional compensation for his services as director or as Chair of the Board of Directors.
Our Board of Directors has delegated to the Compensation and Talent Committee the responsibility to review and recommend to the Board of Directors any proposed changes to non-employee director compensation. Annually, the Compensation and Talent Committee reviews with Pearl Meyer, the Compensation and Talent Committee’s independent compensation consultant, non-employee director compensation information for our peer group to check the alignment of our non-employee director compensation package with market practice and current trends. The Compensation and Talent Committee then makes recommendations to the full Board of Directors with respect to compensation of our non-employee directors, and the full Board of Directors reviews these recommendations and makes a final determination. We did not make any changes to our non-employee director compensation program in fiscal year 2023. In fiscal year 2023, we granted 100% of the value of the annual equity award to each of our non-employee directors in the form of time-based RSUs. These RSUs vest in full on the earlier of the first anniversary of the date of grant or the date of ADI’s next annual meeting of shareholders. On March 8, 2023, we granted each non-employee director then in-office 1,228 RSUs for services to be provided from that date until the earlier of the first anniversary of the date of the grant or ADI’s next annual meeting of shareholders. On July 17, 2023, Mr. Jennings, who joined our Board of Directors in June 2023, was granted 888 RSUs for services to be provided from the date of his initial appointment as a director through the Annual Meeting. On January 16, 2024, Dr. Henry, who joined our Board of Directors in December 2023, was granted an RSU award (rounded to the nearest share) with a value of approximately $57,945, representing the pro-rated value of our fiscal year 2023 annual director grant, for services to be provided from the date of his initial appointment as a director through the Annual Meeting.
Annual Director Compensation
Board Retainers:

Compensation Element	Annual Cash Compensation
Board Chair Retainer	$250,000	(1)
Board Member Retainer	$90,000
Lead Independent Director Retainer	$40,000	(2)
Committee Retainers: (3)

	Annual Cash Compensation
Committee	Chair	Member
Audit Committee	$30,000	$15,000
Compensation and Talent Committee	$20,000	$10,000
Nominating and Corporate Governance Committee	$20,000	$10,000
Corporate Development Committee	$15,000	$10,000
Equity Compensation:

Annual Equity Grant	$ Value of Annual Equity Grant
Restricted Stock Unit Grant	$225,000
(1)Mr. Roche, as an employee director, does not receive any additional compensation for his service as a director or as Chair of the Board of Directors.
(2)The annual retainer for the Lead Independent Director is in addition to the annual board member retainer.
(3)Committee retainers are cash compensation paid in addition to Board retainer cash compensation.

42	Director Compensation

Fiscal Year 2023 Director Compensation
The following table details the total compensation earned by our non-employee directors in fiscal year 2023.

Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)(4)	All Other Compensation ($)		Total ($)
Stephen M. Jennings(5)	40,342	167,202	—		207,544
André Andonian	110,000	225,019	—		335,019
James A. Champy	150,000	225,019	—		375,019
Anantha P. Chandrakasan	113,247	225,019	—		338,265
Tunç Doluca(6)	32,143	—	—		32,143
Bruce R. Evans(6)	41,071	—	—		41,071
Edward H. Frank	120,637	225,019	—		345,656
Laurie H. Glimcher	100,000	225,019	—		325,019
Karen M. Golz	120,000	225,019	—		345,019
Mercedes Johnson	105,000	225,019	—		330,019
Kenton J. Sicchitano	100,000	225,019	—		325,019
Ray Stata	90,000	225,019	15,893	(7)	329,693
Susie Wee	100,000	225,019	—		325,019
(1)Dr. Henry was appointed to the Board of Directors on December 5, 2023 and did not receive any compensation during fiscal year 2023.
(2)All cash retainers are paid in quarterly installments on the 15th day of December, March, June, and September of each fiscal year and are pro-rated for a partial year of service. Each director can elect to defer receipt of his or her fees under our Deferred Compensation Plan (DCP). For more information relating to our DCP, see Compensation Tables—Non-Qualified Deferred Compensation Plan below. Drs. Frank and Glimcher elected to defer receipt of their fees under the DCP in fiscal year 2023.
(3)These amounts represent the aggregate grant date fair value of awards for grants of RSUs to each listed director in fiscal year 2023. These amounts do not represent the actual amounts paid to or realized by the directors during fiscal year 2023.
(4)The aggregate number of stock options and RSUs outstanding held by each non-employee director (representing unexercised stock options and unvested RSUs) at October 28, 2023 is as follows:

Name	Number of Shares Subject to Option Awards Held as of October 28, 2023	Number of RSUs that have not Vested as of October 28, 2023
Stephen M. Jennings(a)	—	888
André Andonian	—	1,228
James A. Champy	16,100	1,228
Anantha P. Chandrakasan	—	1,228
Tunç Doluca(b)	—	—
Bruce R. Evans(b)	—	—
Edward H. Frank	—	1,228
Laurie H. Glimcher	—	1,228
Karen M. Golz	—	1,228
Mercedes Johnson	—	1,228
Kenton J. Sicchitano	7,640	1,228
Ray Stata	25,760	1,228
Susie Wee	—	1,228
(a)Mr. Jennings joined our Board of Directors on June 4, 2023, and in accordance with our Equity Award Grant Date Policy, was granted an RSU award pro-rated for his service from June 4, 2023 through our Annual Meeting on March 13, 2024.
(b)Messrs. Doluca and Evans served on our Board of Directors until their retirement on March 8, 2023.
(5)Mr. Jennings joined our Board of Directors on June 4, 2023 and in accordance with our Equity Award Grant Date Policy, was granted an RSU award pro-rated for his service from June 4, 2023 through our Annual Meeting on March 13, 2024.

2024 Proxy Statement	43

(6)Messrs. Doluca and Evans served on our Board of Directors until their retirement on March 8, 2023.
(7)The amount represents payment of medical and dental insurance premiums on behalf of Mr. Stata and his spouse.
For the grants of RSUs made to our non-employee directors on March 8, 2023, the risk free rate was 5.25%, the dividend yield was 1.84% and the grant date fair value per share was $183.24. For the grants of RSUs made to our non-employee director on July 17, 2023, the risk free rate was 4.02%, the dividend yield was 1.75% and the grant date fair value per share was $188.29. The grant date fair value of RSUs represents the value of our common stock on the date of grant, reduced by the present value of dividends expected to be paid on our common stock prior to vesting. For a more detailed description of the assumptions used for purposes of determining grant date fair value, see Note 3 to the Consolidated Financial Statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates—Stock-Based Compensation, included in our Annual Report on Form 10-K for the year ended October 28, 2023.
We also reimbursed our directors for travel to Board of Directors’ meetings and other related expenses.
Stock Ownership Guidelines for Non-Employee Directors
Under our stock ownership guidelines, the target share ownership level for non-employee directors is at least four times the directors’ annual cash retainer. Directors have four years to achieve their targeted level.

What Counts as Ownership	What Does Not Count as Ownership
▶Time-based RSUs (whether or not vested)	▶Shares subject to unexercised options, whether or not vested
▶Restricted stock (whether or not vested)	▶Any shares that have been pledged as collateral for a loan
All of our non-employee directors, other than Messrs. Andonian and Jennings, who were appointed to the Board of Directors in fiscal year 2022 and 2023, respectively, were in compliance with our stock ownership guidelines as of the end of fiscal year 2023. Dr. Henry was appointed to the Board of Directors on December 5, 2023 and was not subject to our stock ownership guidelines as of the end of fiscal year 2023. Each of Messrs. Andonian and Jennings and Dr. Henry are expected to be in compliance with our stock ownership guidelines within the first four years of his appointment to the Board of Directors.
Equity Award Grant Date Policy for
Non-Employee Directors
During fiscal year 2023, our Equity Award Grant Date Policy for non-employee directors provided for the following:
▶Each newly elected non-employee director elected other than at an annual meeting of shareholders is granted under the 2020 Plan an RSU award for a number of shares of our common stock approved by the Board of Directors, on the 15th day of the month following the month of the date of initial election as a director, or if Nasdaq is closed on that day, the next succeeding business day that Nasdaq is open.
▶On an annual basis, each non-employee director elected or re-elected at an annual meeting of shareholders is granted under the 2020 Plan an RSU award for a number of shares of our common stock approved by the Board of Directors, on the date of our annual meeting of shareholders, or if Nasdaq is closed on that day, the next succeeding business day that Nasdaq is open.
For fiscal year 2023, RSUs granted to our non-employee directors under the 2020 Plan vest on the earlier of the date of the Annual Meeting and the first anniversary of the date of grant, subject to acceleration as described below.
The RSU awards vest in full upon the occurrence of a Change in Control Event (as defined in the 2020 Plan) or the director’s death. If the director ceases to serve as a director by reason of his or her disability, as determined by the Board of Directors, each outstanding and unvested RSU will vest in full at the time he or she ceases to be a director. In addition, upon the occurrence of a Change in Control Event or in the event of the director’s death, disability, or retirement after age 60, each vested option will continue to be exercisable for the balance of its term.

44	Director Compensation

Leadership Team
The following table sets forth (i) the name, age, and position of our CEO and other members of our Leadership Team as of January 19, 2024 and (ii) the business experience of each person named in the table during at least the past five years. There is no family relationship among any of our executive officers. Each of Messrs. Roche, Bryant, Jain, and Mollica and Ms. Sacks are executive officers as defined by Rule 3b-7 of the Exchange Act. In addition, throughout fiscal year 2023, Prashanth Mahendra-Rajah, who served as our Executive Vice President, Finance and Chief Financial Officer until October 28, 2023, was an executive officer as defined by Rule 3b-7 of the Exchange Act.

VINCENT ROCHE, 63, Chief Executive Officer and Chair of the Board of Directors
Mr. Roche was elected as Chair of our Board of Directors in March 2022. Mr. Roche has served as our President since 2012, and was appointed CEO and elected as a director in May 2013. Mr. Roche began his career with us in 1988 and has served in key positions spanning corporate leadership, worldwide sales, strategic marketing, business development, and product management over his more than 30-year tenure. Mr. Roche was recognized by Forbes in 2019 as one of America’s Most Innovative Leaders while also being a recipient of the 2021 SFI St. Patrick’s Day Science Medal for his contributions in support of the ecosystems in Ireland.

JANENE ASGEIRSSON, 53, Senior Vice President, Chief Legal Officer, Chief Risk Officer, and Secretary
Ms. Asgeirsson has served as our Senior Vice President, Chief Legal Officer, Chief Risk Officer, and Secretary since August 2021. Ms. Asgeirsson leads our worldwide legal, governance, trade, and compliance functions, including mergers and acquisitions, litigation, intellectual property, and other corporate matters and acts as a strategic advisor to ADI’s executive leadership team and Board of Directors. Additionally, Ms. Asgeirsson is responsible for our internal audit and risk functions in her capacity as Chief Risk Officer and is responsible for the governance of our ESG programs. Ms. Asgeirsson has over two decades of combined experience in private practice at American Lawyer-ranked international law firms and in senior and executive level roles at publicly traded technology companies. Prior to joining ADI, Ms. Asgeirsson worked at Acacia Communications, Inc., an optical networking and strategy technology company, from April 2015 to August 2021, as its Vice President, General Counsel and Secretary from April 2015 to January 2019, and then as its Chief Legal Officer, Chief Compliance Officer and Secretary, from February 2019 to August 2021, leading global teams with diverse responsibilities. During her tenure at Acacia, she accomplished several significant transactions, including Acacia’s initial public offering (IPO), the best-performing U.S. IPO of 2016, and Acacia’s multi-billion-dollar sale to Cisco Systems. While in private practice, Ms. Asgeirsson provided strategic and legal counsel to several companies across multiple industries, ranging in size from start-ups to multi-billion-dollar, complex global organizations. Ms. Asgeirsson holds a Bachelor’s degree in Accountancy, summa cum laude, from the University of San Diego and a Juris Doctor from Northeastern University School of Law.

GREGORY BRYANT, 55, Executive Vice President and President of Business Units
Mr. Bryant has served as our Executive Vice President and President of Business Units since March 2022. In this role, Mr. Bryant is responsible for growing the business and ensuring close alignment between long-term strategic goals and the evolving technology trends, market needs, and customer priorities. Mr. Bryant has three decades of experience leading and scaling large organizations to deliver profitable growth. Most recently, Mr. Bryant was Executive Vice President and General Manager, Client Computing Group at Intel Corporation, a semiconductor and technology company, from September 2019 to January 2022, where he was responsible for setting Intel’s PC vision and strategy, delivering six consecutive years of growth in its global PC ecosystem, and collaborating across its global ecosystem to co-engineer and deliver leading consumer and commercial PC platforms that empower people and organizations. Mr. Bryant served as Intel’s Senior Vice President, Client Computing Group from June 2017 to September 2019 and previously held a variety of leadership positions at Intel, including General Manager of Asia Pacific and Japan and General Manager of the Business Client Platform Division. Mr. Bryant holds a Bachelor of Science degree in Electrical Engineering from the University of Kansas and a Master’s degree in Program and Systems Management from Golden Gate University.

JOHN HASSETT, 65, Senior Vice President and Chief Operating Officer, Maxim Business
Mr. Hassett has served as our Senior Vice President and Chief Operating Officer for the Maxim business since August 2021 where he leads our strategic and operational efforts to integrate Maxim. Mr. Hassett brings extensive experience as a business leader having run our largest revenue-generating business group and operational expertise leveraging his previous global operations and technology leadership, in addition to his various engineering management roles with us. Previously, Mr. Hassett was Senior Vice President, Corporate Integration Management where he led significant efforts in M&A transactions and was responsible for developing strategies that drove the integration of multi-billion-dollar transactions from due diligence to fully integrated entities from December 2020 to July 2021. Previously, Mr. Hassett was Senior Vice President of Industrial and Consumer Group from November 2019 to December 2020 where he led growth initiatives which leverage our extensive franchise capability in measurement, sensing and testing and was Senior Vice President of Global Operations & Technology from May 2015 to November 2019, where he was instrumental in setting and executing our manufacturing strategy and creating a world-class, scalable supply chain to deliver outstanding quality for our customers. Mr. Hassett joined ADI in 1982 after graduating from the University of Limerick where he earned a Bachelor of Science degree in Manufacturing Engineering. Mr. Hassett also holds a Master of Business Administration from the University of Limerick.

2024 Proxy Statement	45

VIVEK JAIN, 64, Executive Vice President of Global Operations and Technology
Mr. Jain has served as our Executive Vice President of Global Operations & Technology since May 2022, where he is responsible for global manufacturing and supply chain operation, and previously served as our Senior Vice President of Global Operations and Technology from August 2021 to May 2022. Mr. Jain assumed this position following our acquisition of Maxim, where he served in a similar capacity as the Senior Vice President of the Technology and Manufacturing Group from June 2009 to August 2021. After joining Maxim in 2007 as Vice President of Fab Operations, Mr. Jain led the transformation of many aspects of Maxim’s manufacturing supply chain to make it more flexible, nimble, and resilient. Mr. Jain’s additional experience includes serving as a Plant Manager at Intel's Technology Development and Manufacturing facility, where he oversaw the process technology development and high-volume manufacturing of deep sub-micron logic and Flash memory technologies. Mr. Jain holds a Bachelor of Science degree in Chemical Engineering from the Indian Institute of Technology Delhi, a Master of Science degree in Chemical Engineering from Penn State University, and a Master’s degree in Electrical Engineering from Stanford University. He is also a 2014 graduate of the Stanford Graduate School of Business Executive Program.

ALAN LEE, 56, Senior Vice President and Chief Technology Officer
Mr. Lee has served as our Chief Technology Officer since April 2023. In this role, Mr. Lee develops and leads our long-term technology strategy for applications across our end markets, working closely with our global business units and manufacturing operations to drive our competitive advantage. Mr. Lee is responsible for identifying, sourcing, and cultivating new business, technology, and research opportunities, as well as developing foundational technology capabilities in support of the current and future needs of our markets and customers. Mr. Lee has over 20 years of experience in the technology industry. Before joining ADI, Mr. Lee served as Corporate Vice President of Research and Advanced Development at Advanced Micro Devices, Inc., a global semiconductor company, where he oversaw the company’s worldwide research and advanced technology labs, university engagements, and external research contracting. Mr. Lee also led extreme-scale computing technology at AMD, where he drove the software and hardware engineering efforts to build the world’s fastest platforms for machine learning, industrial, and scientific applications.

JAMES MOLLICA, 58, Interim Chief Financial Officer
Mr. Mollica has served as our Interim Chief Financial Officer since October 2023. Mr. Mollica guides our financial strategy and oversees our global finance organization, with responsibility for financial management, planning, controls, and reporting. Mr. Mollica has served at ADI for 35 years in roles of increasing responsibility. Before being appointed as Interim Chief Financial Officer, Mr. Mollica served as our Vice President, Finance, Global Customer Officer from December 2021 to October 2023. Before that, Mr. Mollica served as Maxim’s chief financial officer from August 2021 to December 2021, and as Vice President, FP&A and Treasurer from December 2017 to August 2021. Mr. Mollica holds a Bachelor of Science from Stonehill Collage and a Master of Business Administration degree from Bentley University.

ANELISE SACKS, 45, Executive Vice President and Chief Customer Officer
Ms. Sacks has served as our Executive Vice President and Chief Customer Officer since April 2023 where she is responsible for our customer strategy, enabling frictionless delivery of cutting-edge solutions to a diverse, global customer base, and delivering and capturing value for our technology. Ms. Sacks oversees our global sales, solutions and ecosystems, marketing, and digital transformation, with a focus on delivering a superior end-to-end customer experience and expanding our go-to-market strategies across channels and ecosystems. Ms. Sacks previously served as our Senior Vice President and Chief Customer Officer from March 2021 to April 2023. Before that, Ms. Sacks worked for Texas Instruments Incorporated, a semiconductor company, where she held a variety of leadership roles over 15 years where she grew their portfolio of analog, digital and software technologies, most recently as Vice President and General Manager, DLP Products for Texas Instruments from December 2017 to December 2020. During her 15-year tenure at Texas Instruments, Ms. Sacks was responsible for investment strategy, product roadmap definition, new product and technology development, marketing, systems, and application engineering. Ms. Sacks brings a diverse blend of expertise across geographies, technologies, and functions including sales and business unit leadership, has lived on three continents and speaks five languages. Ms. Sacks holds an Electric and Electronic Engineering degree from the Federal University in Rio de Janeiro. She also holds a Master of Business Administration degree with merit from the Open University Business School in the U.K. and has executive education from Harvard Business School and INSEAD.

MARIYA TRICKETT, 41, Senior Vice President and Chief People Officer
Ms. Trickett has served as our Senior Vice President and Chief People Officer since May 2022. Ms. Trickett is responsible for supporting ADI’s growth and evolution, driving best practices across all aspects of human resources. In this role, she leads the human resources and talent functions, including employee engagement, talent acquisition, talent management, learning and development, total rewards, succession planning, and organizational development. For nearly 20 years, Ms. Trickett has successfully led business and cultural transformations across a wide range of organizations. She has extensive experience building global high-performance companies focused on innovation, agility, and customer-centricity across technology, software, R&D, manufacturing, and services. From September 2018 to April 2022, Ms. Trickett was Senior Vice President and Chief Human Resources Officer at Aptiv, PLC, an industrial-tech company with over 180,000 employees, spanning 44 countries and 221 sites. Prior to Aptiv, she was Senior Vice President of Human Resources at Dana Incorporated, a drive train and EV supplier with more than 35,000 employees. Ms. Trickett holds a Bachelor of Science degree in history and law from Kirovograd State University in Ukraine and a Master of Science degree in Human Resource Management from Temple University in Philadelphia. She is also a graduate of the Advanced Management Program at the University of Navarra’s IESE Business School in Barcelona.

46	Leadership Team

Executive Compensation

PROPOSAL 2
Advisory Approval of the Compensation of ADI’s Named Executive Officers
We are requesting shareholder approval of the compensation of the executive officers named in our Summary Compensation Table below, who we refer to as our NEOs. We are required to provide our shareholders with the opportunity to vote to approve, on an advisory (non-binding) basis, the compensation of our NEOs as disclosed in this Proxy Statement in accordance with the SEC’s rules. At the 2023 annual meeting of shareholders, our shareholders voted in favor of holding future “say-on-pay” votes every year. In accordance with the results of that vote, our Board of Directors determined to submit “say-on-pay” proposals to our shareholders every year until the next vote on the preferred frequency of advisory votes on the compensation of our NEOs, which will occur at the 2029 annual meeting of shareholders.
Our Board of Directors is asking shareholders to approve the following non-binding advisory vote:
VOTED, that the compensation paid to the company’s NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and accompanying narrative disclosures in this Proxy Statement, is hereby approved.
As required by the Dodd-Frank Act, this is an advisory vote, which means that this proposal is not binding on us. Our Compensation and Talent Committee, however, values the opinions expressed by our shareholders and will carefully consider the outcome of the vote when making future compensation decisions for our NEOs. You may vote for, against, or abstain from voting on this matter. At our 2023 annual meeting of shareholders, our compensation program for our NEOs received the support of 80.7% of the total votes cast. Given the varied feedback we heard and in light of our say-on-pay vote receiving the support from holders of a significant majority of our outstanding shares, the Compensation and Talent Committee determined not to make significant changes to the overall design and framework of our executive compensation program in fiscal year 2023. For additional information about the feedback we received from shareholders and the actions we took in response, please see the Shareholder Engagement section beginning on page 37 of this Proxy Statement.
As described in detail in the Compensation Discussion and Analysis section of this Proxy Statement, ADI’s executive compensation program is significantly performance-based and designed to attract, retain, and motivate high caliber executives to lead our complex, global organization and to align their interests with those of our shareholders. We seek to provide total compensation to our executive officers, including our NEOs, that is competitive with our peers, and we believe that our executive compensation program is designed to encourage the most talented individuals to grow their careers at ADI.
ADI has a longstanding philosophy and practice of pay for performance. In order to align our pay practices with shareholder interests, we tie a significant percentage of each executive’s compensation to ADI’s performance, in the form of executive performance incentive plan payments, and equity awards that are subject to performance vesting and rise in value only if our stock price increases. In fiscal year 2023 we delivered strong revenue performance. As a result, the variable cash incentive payout factor under our executive performance incentive plan was 182% of target in fiscal year 2023, compared to 293% in fiscal year 2022 and 253% in the fiscal year ended October 30, 2021 (fiscal year 2021).
We believe that our executive compensation program is working as intended and appropriately aligns executive pay with company performance and shareholder value creation.
Our Board of Directors unanimously recommends that you vote FOR approval of the compensation of our named executive officers as disclosed in this Proxy Statement.

2024 Proxy Statement	47

Compensation Discussion and Analysis
This Compensation Discussion and Analysis (CD&A), describes our fiscal year 2023 executive compensation philosophies, goals, and program design, including the Compensation and Talent Committee’s process for determining compensation, the various components of pay, and how our fiscal year 2023 financial results affected performance-based compensation. As used in this Proxy Statement, NEOs refers to the following individuals who served as executive officers during fiscal year 2023 and Prashanth Mahendra-Rajah, who served as our Executive Vice President, Finance and Chief Financial Officer until October 28, 2023.

VINCENT ROCHE Chief Executive Officer and Chair of the Board of Directors	GREGORY BRYANT Executive Vice President and President of Business Units	VIVEK JAIN Executive Vice President of Global Operations and Technology	ANELISE SACKS Executive Vice President and Chief Customer Officer
Executive Summary
Fiscal Year 2023 Performance and Key Pay Decisions
Fiscal year 2023 was an important year for ADI. We delivered strong revenue performance against a backdrop of challenging conditions, including an uncertain macroeconomic environment. In fiscal year 2023, we delivered all-time high annual revenue of $12.3 billion and industry-leading gross and operating margins. Importantly, we made progress positioning ADI for continued long-term success through deepening our customer engagements, continuing to invest in our business to drive innovation, extracting value from recent acquisitions, and capitalizing on secular trends to drive addressable markets and diversified growth. We also demonstrated our commitment to deliver strong shareholder returns during fiscal year 2023, returning more than $4.6 billion to our shareholders in the form of dividends and share buybacks. ADI’s total shareholder return over its last three fiscal years, ending October 28, 2023, was 43%, which is ~1.3x the S&P 500 return of 32% over that same time period.
Fiscal Year 2023 Performance Highlights*

$12.3B	64.0%	31.1%	$6.55	$4.8B
Revenue	Gross Margins	Operating Margins	Diluted Earnings per Share	Operating Cash Flow
~90%	72.5%	48.9%	$10.09	$3.6B
Business-to-Business Revenue	Adjusted Gross Margins*	Adjusted Operating Margins*	Adjusted Diluted Earnings per Share*	Free Cash Flow*

*    See Appendix A for additional information regarding non-GAAP financial measures and reconciliations of non-GAAP financial measures to their most directly comparable GAAP financial measures.

48	Executive Compensation

New Chief Technology Officer
During fiscal year 2023, we strengthened our Leadership Team with the appointment of Alan Lee as Chief Technology Officer. In this role, Mr. Lee works to identify and advance the next-generation technologies that will disrupt and shape the semiconductor industry and its markets. Mr. Lee is a well-known industry leader, and we believe that his breadth and depth of expertise and experience across both the technology and commercial domains will support our goal of delivering significant market impact for our customers through cutting-edge innovation.
Notable Compensation Changes for Fiscal Year 2023
CEO Pay Adjustment
In determining fiscal year 2023 compensation for our CEO and Chair, the Compensation and Talent Committee completed a robust evaluation of our recent and long-term performance, the strategic direction of ADI, and peer compensation benchmarking and practices. Specific factors considered are listed in detail in the section titled Determining Fiscal Year 2023 Target Compensation. Based on this assessment and in consultation with its independent compensation consultant, the Compensation and Talent Committee determined to increase Mr. Roche’s target total compensation package for fiscal year 2023. To further incentivize Mr. Roche to continue driving future long-term growth and consistent with feedback we received from shareholders, the Compensation and Talent Committee also increased the weighting of Mr. Roche’s annual long-term incentive compensation that is tied to challenging long-term performance goals.
CEO Pay Mix
In fiscal year 2023, consistent with feedback we received from shareholders, and to incentivize Mr. Roche to continue driving future long-term growth, the Compensation and Talent Committee, in consultation with its independent compensation consultant, determined to adjust Mr. Roche’s compensation package and increase the weighting of Mr. Roche’s annual long-term incentive compensation that is tied to challenging long-term performance goals to 75%, up from 65% in fiscal year 2022.
As a result, for fiscal years 2022 and 2023, the form and mix of equity awards granted as part of our annual equity award program for our Chief Executive Officer was as follows:

Fiscal Year 2022	Fiscal Year 2023

Change in Target Performance for Relative TSR PRSUs
With respect to our Relative TSR PRSUs, the number of PRSUs that executive officers, including our NEOs, may earn is based on our TSR performance relative to the TSR performance of the companies in the S&P 500 Index over a three-year period, expressed as a percentile. In response to shareholder feedback and to enhance the difficulty of achieving our performance goals, in fiscal year 2023, we increased the percentile for target performance of our Relative TSR PRSUs from the 50th percentile to the 55th percentile, beginning with the Relative TSR PRSUs granted in fiscal year 2023, such that target payout of our Relative TSR PRSUs is achieved when ADI’s TSR is at the 55th percentile of the TSRs of the companies in the S&P 500 Index. As in prior years, the number of shares that may vest is capped at target in instances of negative TSR.
Adopted Compensation Recovery Policy
In September 2023, to comply with recent SEC rules and Nasdaq listing standards, the Compensation and Talent Committee approved a new compensation recovery policy, also referred to as a “clawback” policy. The policy provides that in the event of an accounting restatement due to the material noncompliance of ADI with any financial reporting requirement under the U.S. federal securities laws, the company will attempt to recover from our CEO and other officers (as defined in Rule 16a-1(f) under the Exchange Act), the excess of the amount of incentive-based compensation received by such officer during the three completed fiscal years immediately preceding the required restatement date over the amount of incentive-based compensation that otherwise would have been received had it been determined based on the restated amounts.

2024 Proxy Statement	49

Compensation Philosophy and Objectives
Our business is based on innovation and helping our customers solve some of the world’s most complex problems. As a knowledge-based business, we believe that the skills, expertise, and experience of our employees, including our NEOs, are unique and critical factors in our overall success. The competition for talent in the technology sector is fierce. To drive continued successful operational and financial performance, we must attract, motivate, reward, and retain top executive talent. Accordingly, our executive compensation program is designed to:

▶Create alignment between executive and shareholder interests	▶Pay for performance by ensuring incentives are tied to multiple business performance metrics	▶Provide market competitive compensation to attract and retain top executive talent

Pay for Performance
A significant portion of the total target compensation for our executive officers, including our NEOs, is in the form of variable, performance-based incentive compensation, with only a small portion of the total target compensation provided in the form of “fixed” compensation. We believe this provides our executive officers an opportunity to earn above average compensation, as compared to our peer group companies, if we deliver stronger results. Conversely, if we deliver weaker results, our executive officers will earn less compensation. The target pay mix for our NEOs for fiscal year 2023 is shown below:

Performance-Based Incentives

Base Salary	Variable Cash Incentive	Time-Based RSUs	Relative TSR PRSUs	Financial Metric PRSUs	TARGET COMP VALUE

	Short-term	Long-term
Target Comp for CEO

5%
Base
Salary
10%
Short-Term
Variable Cash
Incentive
95%
Variable
Incentives
85%
Long-Term
Equity Incentive

Target Comp for Other NEOs

9%
Base
Salary
12%
Short-Term
Variable Cash
Incentive
79%
Long-Term
Equity Incentive
91%
Variable
Incentives

50	Executive Compensation

Summary of Direct Compensation Elements
We provide a mix of compensation elements that support our goals of attracting and retaining top executive talent and incentivizing our key performance objectives in the short- and long-term.

Pay Element			Purpose	Time Period	Performance Measures

Base Salary			▶Attract and retain executive talent	▶Annual	▶None

Short-Term Variable Cash Incentive			▶Reward our executive officers for achieving short-term company financial objectives aligned with shareholder value creation	▶Annual	▶50%: year-over-year revenue growth (measured quarterly) ▶50%: quarterly OPBT margin ▶Minimum OPBT margin required for payout

Long-Term Equity Incentives	CEO	Other NEOs	▶Align executive officer and shareholder interest to drive superior relative TSR results	▶Cumulative three-year performance period	▶Relative TSR compared to comparator group, targeting above-median performance ▶Payouts capped at target if absolute TSR is negative
Relative TSR PRSUs

	Financial Metric PRSUs		▶Align executive officer and shareholder interests with long-term profitability	▶One-year, two-year cumulative, and three-year cumulative performance periods	▶Non-GAAP operating profit

	RSUs		▶Attract and retain key executives	▶Four-year graded vesting	▶None

OPBT = Operating Profit Before Taxes          TSR = Total Shareholder Return
Pay and Governance Best Practices
Our pay and governance practices are designed to align our executive officers’ interests with those of our shareholders. For example:

WHAT WE DO	WHAT WE DON’T DO

▶Review compensation practices of peers aligned with ADI’s business
▶Provide for annual cash incentives that are based solely on our financial performance
▶Design compensation programs to align a significant portion of equity awards to long-term performance achievement
▶Tie incentive awards to challenging performance targets aligned with our corporate strategy
▶Cap payouts for relative TSR-based awards for instances of negative absolute TSR and provide for target performance at above median relative TSR performance
▶Provide for compensation clawbacks pursuant to a clawback policy for our CEO and other officers
▶Require significant share ownership by executive officers pursuant to stock ownership guidelines
▶Conduct an annual “say-on-pay” vote
▶No hedging and pledging of ADI securities ▶No excessive perquisites to our executive officers ▶No gross-ups or compensation paid to officers or directors for any income tax owed for approved travel

2024 Proxy Statement	51

Process for Determining Compensation
Roles and Responsibilities
As part of its annual review of our executive compensation program, including NEO compensation, our Compensation and Talent Committee solicits the input of Mr. Roche and its independent compensation consultant, Pearl Meyer and Partners. Pearl Meyer reports directly to our Compensation and Talent Committee. The roles of our Compensation and Talent Committee, Pearl Meyer, and management in setting our fiscal year 2023 executive compensation program are summarized below.

Role of the Compensation Consultant
▶In June 2022, Pearl Meyer recommended a peer group of companies for the purpose of assessing our executive compensation program, which was approved by the Compensation and Talent Committee. Pearl Meyer then gathered compensation information of these companies and provided market-based findings on pay levels and practices to the Compensation and Talent Committee.

Role of Management	▶Mr. Roche reviewed the competitive market data for our NEOs, other than himself, as well as their performance in preparing recommendations for the Compensation and Talent Committee’s consideration.

Role of the Compensation and Talent Committee
▶The Compensation and Talent Committee considered Pearl Meyer’s advice, Mr. Roche’s recommendations for those executive officers reporting to him, and management’s proposed fiscal year 2023 performance goals prior to making its final and sole decision on all fiscal year 2023 executive compensation. At the Compensation and Talent Committee’s direction, Pearl Meyer provided a risk analysis of our executive compensation program. Finally, the Compensation and Talent Committee also certified performance-based compensation payouts for the applicable periods ended in fiscal year 2023.

Compensation and Talent Committee Consultants
The Compensation and Talent Committee has the authority, in its sole discretion, to retain or obtain the advice of any independent legal, accounting, or other advisors it deems necessary or appropriate to carry out its responsibilities. The Compensation and Talent Committee is empowered, without further action by the Board of Directors, to cause ADI to pay the compensation of these advisors as established by the Compensation and Talent Committee. The Compensation and Talent Committee continued to use Pearl Meyer as its independent compensation consultant for fiscal year 2023 because of Pearl Meyer’s experience working with our Compensation and Talent Committee and with compensation committees at other technology companies.
As part of its annual process, the Compensation and Talent Committee considered the independence factors that are identified in the Nasdaq Rules when selecting and retaining its advisors. Specifically, with respect to Pearl Meyer, when our Compensation and Talent Committee appointed Pearl Meyer for fiscal year 2023, it analyzed whether Pearl Meyer’s role raised any conflicts of interest by considering the following factors: (i) Pearl Meyer does not provide any services directly to ADI (although we pay Pearl Meyer on the Compensation and Talent Committee’s behalf), (ii) the percentage of Pearl Meyer’s total revenue resulting from fees paid by us on the Compensation and Talent Committee’s behalf, (iii) Pearl Meyer’s conflict of interest policies and procedures, (iv) any business or personal relationship between Pearl Meyer and an executive officer, or between Pearl Meyer’s individual compensation advisors and an executive officer or any member of our Compensation and Talent Committee, and (v) any ADI stock owned by Pearl Meyer or its individual compensation advisors. After considering these factors, the Compensation and Talent Committee determined that Pearl Meyer’s work did not create any conflicts of interest.
Pearl Meyer reports directly to the Compensation and Talent Committee and assists the Compensation and Talent Committee in evaluating and designing our executive and director compensation program and policies. In connection with its work for the Compensation and Talent Committee, Pearl Meyer is invited to attend the Compensation and Talent Committee’s meetings and, upon request of the Compensation and Talent Committee, attends executive sessions of the Compensation and Talent Committee. For fiscal year 2023, Pearl Meyer assisted the Compensation and Talent Committee with matters, including:
▶Defining a peer group of companies;
▶Reviewing and validating the appropriateness of executive performance incentive plan goals;
▶Providing market data and advice regarding executive and director compensation plan design, design of the executive performance incentive plan, and equity incentive mix and design;
▶Conducting a detailed analysis of the competitiveness and appropriateness of ADI’s total executive compensation opportunity and total director compensation opportunity in comparison to our defined peer group;
▶Conducting a risk assessment of our executive compensation program; and
▶Advising on regulatory changes and their potential impact on our executive compensation programs along with any other aspects of our compensation programs.

52	Executive Compensation

Market Compensation Data
The Compensation and Talent Committee has sought to select peer group companies that are publicly traded, are headquartered in the United States, compete with us for talent, and are similar to ADI in their product and services offerings, business model, revenue size, and market capitalization.
As a result of rapid consolidation in the semiconductor industry over the last several years, in addition to companies that meet the criteria outlined above, the peer group also includes companies outside of the semiconductor industry. These additional companies are similar in size and have similar gross margins and research and development expenditures as ADI, include peers of peers and peers of other companies in our sector, and often compete with ADI for talent. Based on review and consultation with Pearl Meyer, for fiscal year 2023, the Compensation and Talent Committee determined to make no changes to the peer group from the prior year.
In fiscal year 2023, the peer group companies used by the Compensation and Talent Committee to evaluate executive compensation consisted of the following companies:

2023 Peer Group

Advanced Micro Devices, Inc. Agilent Technologies, Inc. Applied Materials, Inc. Boston Scientific Corporation Broadcom Inc. Intel Corporation	KLA Corporation Lam Research Corporation Marvell Technology, Inc. Microchip Technology Incorporated Micron Technology, Inc.	NVIDIA Corporation NXP Semiconductors N.V. QUALCOMM Incorporated Skyworks Solutions, Inc. Texas Instruments Incorporated

Of the 16 selected peers, at the time of the annual peer group review, ADI had a higher estimated fiscal year 2022 revenue than 5 of the peer companies, and a market capitalization higher than 9 of the peer companies. Although ADI was smaller in terms of estimated fiscal year 2022 revenue and market capitalization than some of the peer companies, ADI regularly competes for talent with larger peer companies in terms of revenue and market capitalization. For example, in March 2022, Gregory Bryant joined ADI as Executive Vice President and President of Business Units from Intel Corporation. The Compensation and Talent Committee believes it is critical to ADI’s performance to hire highly talented, specialized, and experienced employees, and these individuals typically join ADI from larger technology companies.
For executive officers in positions for which the fiscal year 2023 peer group companies do not publicly disclose compensation data, the Compensation and Talent Committee reviewed data collected from Radford’s Global Technology Survey. This survey depicts executive compensation levels across a wide spectrum of technology sector companies comparable to ADI in annual revenue and market capitalization.

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Risks We Consider in Our Compensation Program
In fiscal year 2023, our Compensation and Talent Committee reviewed our incentive compensation programs, discussed the concept of risk as it relates to our compensation program, considered various mitigating factors, and reviewed these items with its independent consultant, Pearl Meyer. In addition, our Compensation and Talent Committee asked Pearl Meyer to conduct an independent risk assessment of our executive compensation program. Based on these reviews and discussions, the Compensation and Talent Committee does not believe that any risks arising from our employee compensation policies and practices are reasonably likely to have a material adverse effect on ADI. Our Compensation and Talent Committee believes that any such risks are mitigated by the following factors, among others:

Pay Mix / Structure
We structure our pay to consist of both fixed and variable compensation with short- and long-term horizons. We believe that the variable elements of compensation, which represented 95% and 91% of the total target compensation for our CEO and other NEOs, respectively, excluding new-hire equity awards, for fiscal year 2023, are a sufficient percentage of overall compensation to motivate executives to produce superior short- and long-term corporate results and to achieve company goals, while the fixed element is also sufficiently high that the executives are not encouraged to take unnecessary or excessive risks in doing so.

Metrics
We believe that our focus on both OPBT margin and year-over-year revenue growth through our executive performance incentive plan, and non-GAAP operating profit and stock price performance through our equity compensation program, provides a check on excessive short-term risk taking. That is, even if our executives could inappropriately increase OPBT margin or revenue by excessively reducing expenses or adding new revenue sources that are inconsistent with our business model, this could ultimately harm our stock price and the value of their equity awards. Conversely, if our executives were to add revenue sources at low margins in order to generate a higher growth multiple and increased stock prices, it could decrease OPBT margin and the value of their variable cash incentive payments. Our OPBT margin and year-over-year revenue growth targets are applicable to our executives and employees alike, which we believe encourages consistent behavior across the organization, and reflects goals that are challenging, but not so high that they require performance outside of what the Compensation and Talent Committee believes is reasonable for us or could motivate our executives and employees to take actions in which we assume unreasonable levels of risk.

Driving Profitability
We cap our variable cash incentive payout factors. Even if we dramatically exceed our OPBT margin or year-over-year revenue growth targets, variable cash incentive payments are limited. In fiscal year 2023, the variable cash incentive payment factor cap was 300% of target. Conversely, we also have a floor on the OPBT margin target so that profitability at or below a certain level will result in no variable cash incentive payments for that performance period, regardless of revenue growth levels. We believe this avoids incentivizing management to drive revenue levels without regard to profitability.

Stock Ownership Guidelines	Our stock ownership guidelines provide an incentive for management to consider ADI’s long-term interests because a portion of their personal investment portfolio consists of ADI stock.

Consideration of 2023 Say-on-Pay Votes
At our 2023 annual meeting of shareholders, our say-on-pay support was 80.7%, representing a slight increase from the prior year, but lower than our historical support levels. Our Compensation and Talent Committee carefully considers the results of our “say-on-pay” votes.
Prior to and following our 2023 annual meeting of shareholders, as part of our annual outreach program, we reached out to shareholders collectively representing approximately 48% of our total shares outstanding and proxy advisory firms, with an invitation to have discussions with their corporate governance teams. Shareholders representing approximately 33% of our total shares outstanding, as well as proxy advisory firms, accepted our engagement invitation. These meetings included members of our legal, ESG, compensation, diversity, equity, and inclusion, and investor relations organizations. In addition, the Chair of our Compensation and Talent Committee participated in meetings with shareholders representing approximately 22% of our total shares outstanding and in meetings with proxy advisory firms.

54	Executive Compensation

During these engagement meetings, we heard from some shareholders that opposed our 2022 say-on-pay advisory vote primarily due to legacy concerns around historical compensation determinations and the new hire award that we granted to Gregory Bryant, our Executive Vice President and President of Business Units, when recruiting him from Intel Corporation during fiscal year 2022. Most shareholders indicated that they understood the rationale behind the new hire award given that Mr. Bryant joined us from Intel Corporation and were generally pleased with the overall design and framework of our executive compensation program. Given the varied feedback we heard and in light of our say-on-pay vote receiving the support from holders of a significant majority of our outstanding shares, the Compensation and Talent Committee determined not to make significant changes to the overall design and framework of our executive compensation program in fiscal year 2023.
However, in response to shareholder feedback the Compensation and Talent Committee determined that for future new hire awards for incoming executives the company would work to provide enhanced disclosure. Additionally in response to feedback from shareholders, the Compensation and Talent Committee acted to make the target performance of our Relative TSR PRSUs more challenging. As a result, we increased target performance of our Relative TSR PRSUs from the 50th to the 55th percentile, beginning with the Relative TSR PRSUs granted in fiscal year 2023, such that target payout of our Relative TSR PRSUs is achieved when ADI’s TSR is at the 55th percentile of the TSRs of the companies in the S&P 500 Index.
For additional information about the feedback we received from shareholders and the actions we took in response, please see the Shareholder Engagement section beginning on page 37 of this Proxy Statement.

Compensation Best Practices
   Our annual cash incentives are based solely on our financial performance
   A majority of equity awards for NEOs are contingent upon long-term performance achievement
   Incentive awards are tied to challenging performance targets aligned with our corporate strategy
   Payout for relative TSR-based awards are capped at target for instances of negative absolute TSR and target payout is earned for performance above median of the comparator group
   Clawback policy for our CEO and other officers (as defined in Rule 16a-1(f) under the Exchange Act) in the event of an accounting restatement
   Specific policy regarding the grant dates of equity awards for our directors, executive officers, and employees
   Stock ownership guidelines for our Leadership Team and directors
   Prohibit hedging and pledging of ADI securities
   Annual “say-on-pay” vote

Components of Executive Compensation
For fiscal year 2023, compensation for our executive officers, including our NEOs, consisted of the following principal elements:

BASE SALARY	SHORT-TERM VARIABLE CASH INCENTIVE	LONG-TERM EQUITY INCENTIVES	RETIREMENT AND OTHER EMPLOYEE BENEFITS

▶Attract and retain executive talent ▶Provide stable source of income	▶Link pay and short-term company performance ▶Reward executives for achieving short-term company financial objectives aligned with value creation	▶Link pay and long-term company performance ▶Align the interests of executives with shareholders by rewarding long-term stock price appreciation	▶Retain executive talent by providing financial protection and security

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Base Salary
We use salaries for similar positions within our peer group companies as an important factor in setting the base salaries of our executive officers at a level designed to attract and retain talent. When setting the fiscal year 2023 base salary for each individual executive officer, the Compensation and Talent Committee also considered other factors, including the scope of the role and the performance and experience of the individual.
Executive Performance Incentive Plan
In September 2022, the Compensation and Talent Committee approved the terms of our executive performance incentive plan for fiscal year 2023. The plan is designed to be variable, depending on ADI’s operating results.
All executive officers, including our NEOs, participated in our fiscal year 2023 executive performance incentive plan.
We calculated and made variable cash incentive payments under the plan as follows:

BASE SALARY	INDIVIDUAL TARGET VARIABLE CASH INCENTIVE PERCENTAGE	VARIABLE CASH INCENTIVE PAYOUT FACTOR	VARIABLE CASH INCENTIVE PAYOUT
Individual Target Variable Cash Incentive Percentage
For fiscal year 2023, the Compensation and Talent Committee set target variable cash incentive percentages at 200% of base salary for our CEO and ranging from 125% to 150% for each of our NEOs other than our CEO, as part of our fiscal year 2023 compensation cycle. The Compensation and Talent Committee selected these target variable cash incentive percentages to ensure that a substantial portion of each executive officer’s cash compensation is performance-based and linked directly to our business performance, and to ensure that total compensation is competitive with those in similar positions within our peer group companies. Setting our CEO’s target at 200% also ties the majority of his cash compensation directly to company performance.
Variable Cash Incentive Payout Factor
The Compensation and Talent Committee reviews and approves our performance targets, and historically these targets have not been re-set during the performance period, regardless of company performance or economic conditions. We believe that this approach fosters accountability for our business results and aligns with our core belief that variable compensation expense, which increases when our performance is good and contracts when it is poor, gives us maximum flexibility to operate our business.
In setting performance targets for our executive performance incentive plan, multiple factors are considered including our actual past business results, estimates of multi-year performance from our long-term strategic planning, and the performance of market competitors. The Compensation and Talent Committee strives to set challenging growth targets that will remain in place for more than one year, are not adjusted once set, and are aligned with our long-term strategy. Based on our evaluation of these factors, the Compensation and Talent Committee determined that our fiscal year 2023 OPBT margin and year-over-year revenue growth targets would remain the same as those from the second half of fiscal year 2022 and that these quarterly performance targets were challenging and consistent with our long-term strategy, incentivizing continued strong profit margins and long-term growth. These long-term targets are focused on factors that do not quickly become obsolete and thus drive long-term results.
For fiscal year 2023, we based the variable cash incentive payout factor for the applicable quarterly variable cash incentive period on our OPBT margin and year-over-year revenue growth compared to the same quarter in the prior year. While our executive performance incentive plan contains quarterly performance targets, the Compensation and Talent Committee designed this plan to drive long-term performance. The targets are directly linked to our long-term corporate strategy of profitable growth, which drives shareholder value creation. We believe this combination ensures that we encourage a long-term focus on our business objectives, while measuring and rewarding progress against those objectives on a quarterly basis.

56	Executive Compensation

The Compensation and Talent Committee implemented the following targets for the executive performance incentive plan for fiscal year 2023:

OPBT Margin		Revenue

OPBT Margin by Qtr.	Variable Cash Incentive Payout Factor	YTY Growth by Qtr.	Variable Cash Incentive Payout Factor
≤ 40.0%	0	≤ 0%	0
42.0%	1.0x	8.0%	1.0x
45.0%	2.0x	15.0%	2.0x
≥ 50.0%	3.0x	≥ 22%	3.0x

If OPBT margin <=40% the entire variable cash incentive will pay at 0% regardless of revenue attainment
(1)OPBT margin is equivalent to our Adjusted Operating Margin as reported in our annual and quarterly earnings releases. The Compensation and Talent Committee may adjust the OPBT margin and year-over-year revenue growth metrics in its sole discretion to exclude special items such as (but not limited to) restructuring-related expense, acquisition-related expense, amortization of intangibles, gain or loss on disposition of businesses, non-recurring royalty payments, and other similar non-cash or non-recurring items. The Compensation and Talent Committee may, in its discretion, exclude these items in order to prevent payments under the plan from being adversely or advantageously affected by special items. For purposes of determining the variable cash incentive payout factor for each quarter of fiscal year 2023, OPBT margin was adjusted to exclude acquisition-related expenses, acquisition-related transaction costs, and special charges, consistent with the non-GAAP adjustments included in our quarterly earnings releases.
While the OPBT margin and year-over-year revenue growth targets are typically set annually, we measure performance against those targets on a quarterly basis, applying the corresponding variable cash incentive payout factor to base salary for that quarter, and pay the variable cash incentive amounts to our executive officers on a semi-annual basis following the end of the second and fourth fiscal quarters.
We have a floor on the OPBT margin target so that profitability at or below the minimum listed OPBT margin will result in no variable cash incentive payments for that performance period, regardless of revenue growth levels. The variable cash incentive payout factor is determined using linear interpolation between the values specified in the tables above.
For fiscal year 2023, the calculated OPBT margin, year-over-year revenue growth, and variable cash incentive payout factor under our executive performance incentive plan for each quarter were as follows:

	OPBT Margin (50% weight)		Revenue Growth (50% weight)
Quarter	OPBT Margin (by quarter)	Variable Cash Incentive Payout Factor (by quarter)	YOY Revenue Growth (by quarter)	Variable Cash Incentive Payout Factor (by quarter)	Quarterly Variable Cash Incentive Payout Factor (average)
Q1	51.1%	300%	21.1%	287%	293%
Q2	51.2%	300%	9.8%	126%	213%
Q3	47.8%	257%	(1.1)%	—%	128%
Q4	44.7%	190%	(16.4)%	—%	95%
In fiscal year 2023, we delivered strong revenue performance. As a result the full year variable cash incentive payout factor under our executive performance incentive plan was 182% of target in fiscal year 2023, compared to 293% in fiscal year 2022 and 253% in fiscal year 2021.

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Base Salary and Individual Target Variable Cash Incentive Percentages
In April 2023, as part of our standard annual review cycle, the Compensation and Talent Committee reviewed the base salaries and individual target variable cash incentive percentages for Mr. Roche and our other executive officers, including our NEOs. They considered several factors, including each executive officer’s performance, experience, tenure, job responsibilities, and market benchmark information from our peer group. As a result of this review, the Compensation and Talent Committee increased the base salary for each of our NEOs except for Mr. Bryant in fiscal year 2023, effective April 23, 2023, but determined to make no changes to target variable cash incentive percentages for any of our NEOs in fiscal year 2023. Following a robust review of market and performance factors, the Compensation and Talent Committee determined to increase Mr. Roche’s base salary by 9.1% to align target total cash compensation at market competitive levels in recognition of Mr. Roche’s strong leadership. The increase provided to Mr. Roche was specifically to align his salary with the peer group median. For more information regarding Mr. Roche’s 2023 target compensation, see the Determining Fiscal Year 2023 Target Compensation–CEO and Chair Compensation Determination Process section of this Proxy Statement.
The Compensation and Talent Committee approved base salaries and target variable cash incentive percentages for our NEOs during fiscal year 2023 as specified in the table below:

Name of Executive	Fiscal Year 2022 Base Salary	Fiscal Year 2023 Base Salary	% Increase	Fiscal Year 2022 Individual Target Variable Cash Incentive as % of Base Salary	Fiscal Year 2023 Individual Target Variable Cash Incentive as % of Base Salary	% Increase
Vincent Roche Chief Executive Officer and Chair of the Board of Directors	$1,100,000	$1,200,000	9.09%	200%	200%	—%
Prashanth Mahendra-Rajah(1) Former Executive Vice President, Finance and Chief Financial Officer	$670,000	$700,000	4.48%	125%	125%	—%
Gregory Bryant Executive Vice President and President of Business Units	$750,000	$750,000	—%	150%	150%	—%
Vivek Jain Executive Vice President of Global Operations and Technology	$625,000	$650,000	4.00%	125%	125%	—%
Anelise Sacks Executive Vice President and Chief Customer Officer	$600,000	$625,000	4.17%	125%	125%	—%
(1)Mr. Mahendra-Rajah served as our Executive Vice President, Finance and Chief Financial Officer until October 28, 2023.
Long-Term Equity Incentives
Our equity compensation program is a broad-based, long-term employee rewards program that is intended to attract, retain, and motivate our employees, executive officers, and directors and to align their interests with those of our shareholders. We believe that our equity program is critical to our efforts to hire and retain the best talent in the extremely competitive semiconductor industry. All equity awards granted to our executive officers, including our NEOs, in fiscal year 2023 were made under the 2020 Plan.

58	Executive Compensation

Equity Mix
The most significant portion of our executive officers’, including our NEOs’, total compensation is in the form of equity awards, the value of which is directly tied to our financial and stock price performance over the long term. In fiscal year 2023, approximately 80% of the average total target compensation of our NEOs was in the form of equity. This percentage and equity mix results in a strong alignment between executive officers’ compensation and the interests of our shareholders.
The Compensation and Talent Committee, in consultation with its independent compensation consultant, determined to increase Mr. Roche’s target total compensation package in fiscal year 2023, following a robust evaluation of our recent and long-term performance, the strategic direction of ADI, and peer compensation benchmarking and practices. To further incentivize Mr. Roche to continue driving future long-term growth and consistent with feedback we received from shareholders, the Compensation and Talent Committee also increased the weighting of Mr. Roche’s annual long-term incentive compensation that is tied to challenging long-term performance goals. As a result, the equity mix for Mr. Roche in fiscal year 2023 is 75% PRSUs and 25% time-based RSUs, compared to 65% PRSUs and 35% RSUs in fiscal year 2022. The equity mix for our other named executive officers in fiscal year 2023 remains 65% PRSUs and 35% RSUs, reflecting no changes from fiscal year 2022. For more information regarding Mr. Roche’s contributions to ADI and the Compensation and Talent Committee’s rationale for the increase, see the Determining Fiscal Year 2023 Target Compensation–CEO and Chair Compensation Determination Process section of this Proxy Statement.
As a result, for fiscal year 2023, the form and mix of equity awards delivered as part of our annual equity award program for our executive officers, including our Chief Executive Officer and other NEOs, was as follows:

Equity Award Type	Percentage of CEO Annual Grant	Percentage of Other NEO Annual Grant	Purpose	Time Period	Performance Metrics	Payout
Relative TSR PRSUs			Align executive officers’ and shareholders’ interests to drive superior TSR relative to comparator group	3-year performance period	ADI’s 3-year TSR compared to a comparator group	0–200%
Financial Metric PRSUs			Align executive officers’ and shareholders’ interests in long-term profitability	1-year, 2-year cumulative, and 3-year cumulative performance periods; earned shares (if any) vest on 3rd anniversary of grant date. 3-year cliff vesting	1-year, 2-year cumulative, and 3-year cumulative non-GAAP operating profit (in dollars)	0–200%
Time-Based RSUs			Attract and retain key executives	4-year graded vesting	None	100% value in line with stock price performance
Equity Vehicle Structure
Performance-Based RSUs
For fiscal year 2023, approximately 75% of our annual equity awards to Mr. Roche and approximately 65% of our annual equity awards to our other executive officers, including our other NEOs, were in the form of PRSUs. To ensure that a direct link exists between the value of our long-term incentives and the value that is created for our shareholders, our fiscal year 2023 equity compensation program included two types of PRSUs for our executive officers: Relative TSR PRSUs and Financial Metric PRSUs.
Relative TSR PRSUs. The number of PRSUs that executive officers, including our NEOs, may earn is based on our TSR performance relative to the TSR performance of other companies in a comparator index over a three-year period.
The number of PRSUs that vest is determined by ADI’s TSR performance relative to the TSR of the companies in the S&P 500 Index expressed as a percentile. In response to shareholder feedback and to enhance the difficulty of achieving of our performance goals, in fiscal year 2023 we increased target performance of PRSUs from the 50th percentile to the 55th percentile, beginning with the Relative TSR PRSUs granted in fiscal year 2023, such that target payout of our Relative TSR PRSUs is achieved when ADI’s TSR is at the 55th percentile of the TSRs of the companies in the S&P 500 Index. The actual amount of PRSUs that will be earned can range from 0% to 200% of the target amount, corresponding to the percentile attainment of ADI’s TSR as compared to the companies in the S&P 500 Index. No shares will vest if ADI’s TSR is less than at the 25th percentile. The number of earned shares is capped at 100% if ADI’s TSR performance is negative.

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The following table illustrates the percentage of target PRSUs that could be earned based on ADI’s relative TSR performance to the companies in the S&P 500 Index:

Percentile Attainment	PRSU Payout %
< 25th percentile	0%
25th percentile	50%
55th percentile	100%
75th percentile	200%
Attainment within performance parameters is subject to interpolation on a linear basis.
2020-2023 TSR PRSUs Payouts. The Relative TSR PRSUs granted on March 11, 2020 had a three-year performance period that ended on March 11, 2023. The comparator group designated by the Compensation and Talent Committee for the relative TSR PRSUs granted in fiscal year 2020 consisted of the companies represented in the Philadelphia Semiconductor Index (SOX Index) as of the grant date that are included in the SOX Index for the entire performance period. The actual amount of PRSUs that could have been earned ranged from 0%-200% of the target amount, with adjustments upward or downward from the target 100% payout by 1.5% for each percentage point ADI’s TSR is above or below that of the comparator group median TSR. No shares would have vested if ADI’s TSR was 66.67 percentage points lower than the comparator group median TSR. The number of earned shares was capped at 100% if ADI’s TSR performance was negative.
The following table illustrates the percentage of target PRSUs that could have been earned based on the company’s relative TSR performance to the comparator group median TSR:

ADI TSR	PRSU Payout %
Equal to or greater than 66.67% above the comparator group median TSR	200%
Equal to comparator group median TSR	100%
Equal to or less than -66.67% below the comparator group median TSR	0%
Attainment within performance parameters was subject to interpolation on a linear basis.
On a three-year cumulative basis, our TSR performance was 78.61%, compared to the comparator group median TSR of 80.21%. This resulted in a 97.60% payout of the awards.
Financial Metric PRSUs: Beginning in fiscal year 2019, the Compensation and Talent Committee has included Financial Metric PRSUs as part of our annual equity program, based on non-GAAP operating profit in dollars, for our executive officers to incentivize long-term profitable growth measured over one-year, two-year cumulative, and three-year cumulative time periods. Non-GAAP operating profit is equivalent to our Adjusted Operating Income as reported in our annual and quarterly earnings releases.
The Compensation and Talent Committee selected this metric because it is a key measure that executives use both internally to drive business decisions and externally when speaking to investors about company results and progress against execution of the company’s strategy. The use of multiple performance periods incentivizes executives to achieve short-term objectives that support our long-term strategy, as well as to focus on long-term financial growth. For each award, the Compensation and Talent Committee reviews and approves challenging targets taking into consideration the company’s long-term financial plan, strategic priorities, and objectives.
The Compensation and Talent Committee does not re-set these targets during the performance period, regardless of company performance or economic conditions.
The number of PRSUs an executive officer, including each NEO, may earn ranges from 0% to a maximum of 200% of the target amount based on the company’s performance against the targets of this metric. The Compensation and Talent Committee determines the level of achievement of each tranche of Financial Metric PRSUs after the completion of each of the one-year, two-year cumulative, and three-year cumulative performance periods. After such determination, the number of shares of PRSUs earned by an executive officer remains subject to a time-based service requirement and will cliff vest on the third anniversary of the grant date, subject to the executive’s employment through such date.
In December 2023, the Compensation and Talent Committee determined the level of achievement of the current Financial Metric PRSUs as described below.

60	Executive Compensation

2021–2023 Financial Metric PRSUs: The targets were set at the beginning of fiscal year 2021, and the awards were granted in March 2021. The Compensation and Talent Committee reviewed the achievement of the third tranche of these awards (three-year cumulative time period), covering the non-GAAP operating profit for fiscal years 2021, 2022, and 2023, and determined that with a non-GAAP operating profit of $11.367 billion, which was above both the non-GAAP operating profit target attainment level of $7.753 billion and the non-GAAP operating profit maximum attainment level of $8.141 billion, 200% of the target number of PRSUs subject to the third tranche were earned by the company’s executive officers under this incentive compensation vehicle for that period. With all three measurement periods completed, and with the first and second tranches each payable at 200%, the company’s executive officers will earn an aggregate of 200% of the total target number of PRSUs subject to this incentive compensation vehicle. As the targets were set before we acquired Maxim, the levels of achievement determined by the Compensation and Talent Committee with respect to the 2021-2023 Financial Metric PRSUs do not reconcile to our reported non-GAAP operating profit because the measurement of achievement with respect to these Financial Metric PRSUs excludes the benefits of the additional profit from the Maxim acquisition that occurred after the grant date of these awards.
2022–2024 Financial Metric PRSUs: The targets were set at the beginning of fiscal year 2022, and the awards were granted in April 2022. The Compensation and Talent Committee reviewed the achievement of the second tranche of these awards (two-year cumulative time period), covering the two-year non-GAAP operating profit for fiscal year 2022 and fiscal year 2023, and determined that with a non-GAAP operating profit of $11.954 billion, which was above both the non-GAAP operating profit target attainment level of $9.871 billion and the non-GAAP operating profit maximum attainment level of $10.858 billion, 200% of the target number of PRSUs subject to the second tranche were earned by the company’s executive officers under this incentive compensation vehicle for that period. There will be no vesting of these awards until the third and final year of the performance period is completed.
2023–2025 Financial Metric PRSUs: The targets were set at the beginning of fiscal year 2023, and the awards were granted in April 2023. The Compensation and Talent Committee reviewed the achievement of the first tranche of these awards, covering the one-year non-GAAP operating profit for fiscal year 2023, and determined that with a non-GAAP operating profit of $6.014 billion, which was below the non-GAAP operating profit target attainment level of $6.163 billion but above the non-GAAP operating profit minimum attainment level of $5.546 billion, 76% of the target number of PRSUs subject to the first tranche were earned by the company’s executive officers under this incentive compensation vehicle for that period. There will be no vesting of these awards until the third and final year of the performance period is completed.
Maxim Integration PRSUs: As discussed in our proxy statement for our 2022 Annual Meeting of Shareholders, filed with the SEC on January 21, 2022, to promote the successful integration of Maxim and the achievement of our synergy goals, in December 2020 (with respect to Mr. Mahendra-Rajah), March 2021 (with respect to Ms. Sacks), and October 2021 (with respect to Mr. Jain), the Compensation and Talent Committee approved the target award of PRSUs, or Maxim Integration PRSUs, to a select group of key employees, including the following NEOs: 19,443 Maxim Integration PRSUs for Mr. Mahendra-Rajah, 11,377 Maxim Integration PRSUs for Ms. Sacks and 11,332 Maxim Integration PRSUs for Mr. Jain. The recipients of the Maxim Integration PRSUs were key decision makers who had a responsibility to drive integration and cost synergy following the acquisition of Maxim. Our CEO, Mr. Roche, was not eligible for and did not receive any Maxim Integration PRSUs.
The number of Maxim Integration PRSUs that could have been earned ranged from 0 to a maximum of 200% of the target amount of Maxim Integration PRSUs, or the Target Amount, and was determined according to the achievement of the three performance metrics set forth below. The performance metrics were designed to incentivize the achievement of stretch targets with respect to both the magnitude of cost synergies and the speed of delivery. The performance metrics and payouts achieved are as follows:
Operating Profit Goal: As a gatekeeping hurdle, the combined company had to maintain a minimum average non-GAAP OPBT of 36% between the period from July 30, 2022 to July 29, 2023. The non-GAAP OPBT over such period was 47.8% and exceeded this Operating Profit Goal.
Synergy Performance Goal: Provided the Operating Profit Goal was attained, a number of Maxim Integration PRSUs ranging from 0 to 150% of the Target Amount would vest based on the gross dollar amount of cost synergies attained following the closing date of the Maxim acquisition (Acquisition Date), as represented by the scale set forth below. For cost synergies to be deemed attained, either (i) cost synergies must take effect within the period from December 15, 2020 until the two-year anniversary of the Acquisition Date (Performance Period), or (ii) cost synergies must take effect within the 12-month period following the Performance Period as a result of a firm commitment made during the Performance Period.
The number of Maxim Integration PRSUs that vested was calculated based on linear interpolation between targets.

Synergy Performance Goal Attained	% of Target to Vest
$275 million	0%
$325 million	100%
$375 million	150%
Between August 26, 2021 and the end of fiscal year 2022, $434 million in synergies were achieved, resulting in 150% of target vesting of the Synergy Performance Goal.
Speed of Delivery Accelerator: If the minimum Synergy Performance Goal was fully realized within 18 months following the Acquisition Date, then an additional number of Maxim Integration PRSUs equal to 50% of the Target Amount will vest. As of October 29, 2022, $434 million of cost synergies were achieved and this Speed of Delivery Accelerator was achieved.
Based on this performance, in September 2023, the Compensation and Talent Committee approved the payout of the Maxim Integration PRSUs at 200% of target.

2024 Proxy Statement	61

Time-Based RSUs
In a volatile stock market, time-based RSUs continue to provide incentive and retentive value when stock options may not, which the Compensation and Talent Committee believes to be useful in retaining talented executives and employees in uncertain economic times. In this way, we use time-based RSUs as a retention tool and to enable our executive officers to accumulate stock ownership in the company. As part of our annual compensation program, time-based RSUs were granted to our NEOs in April 2023, and such awards will vest in equal increments on the first, second, third and fourth anniversaries of March 15, 2023.
Stock Options
Prior to fiscal year 2022, we used stock options as a way to reward long-term value creation. Stock options granted to our executive officers in prior years, including our NEOs, vest in accordance with the vesting dates as described in footnote 1 to the Outstanding Equity Awards at Fiscal Year-End 2023 table and are subject to a 10-year term.
In December 2020, the Compensation and Talent Committee approved the grant of a special performance stock option award (CEO Performance Stock Option Award) to Mr. Roche. The CEO Performance Stock Option Award is exercisable for up to 460,000 shares of our common stock and vests subject to the satisfaction of certain challenging target stock price thresholds during a five-year period. On April 18, 2023, the Compensation and Talent Committee certified the attainment of the first target stock price threshold as of April 12, 2023. As a result, Mr. Roche received an option to purchase 151,800 shares of common stock, which is exercisable beginning on April 12, 2024.
Equity Awards Granted in Fiscal Year 2023
In fiscal year 2023, the Compensation and Talent Committee granted equity awards to our NEOs as detailed in the table below as part of our annual compensation program. The values below are the target grant values approved by the Compensation and Talent Committee, which are then converted into a number of RSUs or a number of target PRSUs using an approved formula based on stock price. For the accounting grant date fair value of such awards, see the Summary Compensation Table.

Name	Time- based RSUs	Relative TSR PRSUs	Financial Metric PRSUs	Target Grant Value
Vincent Roche	26,572	29,113	42,879	$20,000,000
Prashanth Mahendra-Rajah(1)	10,416	6,987	10,505	$5,600,000
Gregory Bryant	14,880	9,982	15,008	$8,000,000
Vivek Jain	9,765	6,550	9,849	$5,250,000
Anelise Sacks	9,300	6,239	9,380	$5,000,000
(1)Mr. Mahendra-Rajah served as our Executive Vice President, Finance and Chief Financial Officer until October 28, 2023.
Determining Fiscal Year 2023 Target Compensation
Our executive compensation program is designed to attract and retain top executive talent and align the interests of our executive officers, including our NEOs, and shareholders. The level of compensation for our executive officers is determined through the following steps:

1	2	3
First, we ensure our executive compensation is competitive and attracts and retains top executive talent by understanding how the total target compensation (consisting of base salary, variable cash incentive compensation, and annual long-term incentive compensation) of each of our executive officers compares to the target total compensation of those in similar positions within our peer group.

We then consider a variety of factors, including the scope of the role, tenure in the position, and the performance and experience of the individual when deciding how to position each executive officer’s total target compensation to the total target compensation of those in similar positions within our peer group.

We structure our compensation package to align our executive officers’ interests with those of our shareholders by tying a significant portion of their total compensation directly to ADI’s short- and long-term performance. For executive officers, this is measured by OPBT, OPBT margin, year-over-year revenue growth, absolute stock price appreciation, and relative TSR, which all drive shareholder value creation.

62	Executive Compensation

Determining Fiscal Year 2023 Target Compensation
CEO and Chair Compensation Determination Process
On an annual basis, the Compensation and Talent Committee takes a holistic approach to determining a compensation package for our CEO and Chair, completing a robust evaluation of ADI’s recent and long-term performance, the strategic direction of ADI, and peer compensation benchmarking and practices.
Company Performance. When the Compensation and Talent Committee determines executive compensation, including that of Mr. Roche, it evaluates ADI’s financial performance and shareholder value creation. The Compensation and Talent Committee considers both historical and go-forward strategic objectives and financial goals.
Key factors considered when determining Mr. Roche’s fiscal year 2023 target compensation included:
▶ADI’s TSR of 40% from the beginning of fiscal year 2020 until the end of fiscal year 2022, compared to 34% for the S&P 500, reflecting strong performance;

100%
80%
60%
40%
20%
0%
-20%
-40%
40%
34%
FY19
FY20
FY21
FY22
ADI
S&P 500

▶ADI’s market cap growth during Mr. Roche’s tenure as our CEO (approximately $15.5 billion as of the end of fiscal year 2013 to approximately $73.8 billion as of the end of fiscal year 2022);

(1)  Mr. Roche was appointed as CEO on May 6, 2013.
▶ADI’s quarterly revenue growth of 149% from the quarterly period ended February 1, 2020 through the quarterly period ended October 28, 2022 and over 380% from the quarterly period ended August 3, 2013 through the quarterly period ended October 28, 2022, representing compound average growth rates of approximately 36% and 18%, respectively;

2024 Proxy Statement	63

$3.5B
$3.0B
$2.5B
$2.0B
$1.5B
$1.0B
$0.5B
$0.0B
FY13
FY16
FY19
FY22

▶Completion and integration of key acquisitions, including Maxim and Linear Technology; and
▶GAAP and non-GAAP operating margin increases during Mr. Roche’s tenure.
ADI’s Strategy. In addition, the Compensation and Talent Committee considers ADI’s strategic direction and the role of the CEO when determining compensation. The Committee considered Mr. Roche’s leadership throughout his tenure as CEO, as well as the importance of retaining him to guide ADI through its next chapter of long-term growth. Specifically, the Committee considered:
▶Mr. Roche’s exceptional leadership throughout his tenure as CEO, during which he:
—Expanded ADI’s global scale and reach, including completing 13 acquisitions and more than doubling ADI’s customer base to over 125,000 worldwide;
—Pioneered innovations that set the standard in semiconductors, establishing industry-leading positions in high-performance technology markets;
—Spearheaded ADI’s strategic shift away from the consumer business toward business-to-business (B2B) businesses, including industrial, automotive, and communications, to enhance ADI’s resiliency through cycles;
—Increased the breadth and depth of ADI’s hybrid manufacturing model with more than 50 production sites and 20 external partners across 10 countries as of the end of fiscal year 2022; and
—Built a more innovative, customer-centric culture.
▶Mr. Roche’s critical role in guiding the company through its next strategic phase, during which he is expected to
—Execute on an aggressive long-term financial model, which includes significant revenue growth and a robust capital allocation strategy;
—Focus on moving up the technology stack to build and empower the Intelligent Edge;
—Expand ADI’s product universe to embed more software and systems;
—Deliver more complete solutions for customers in vertical end markets, including driving business in industries such as healthcare;
—Drive bold sustainability goals for ADI, including Net Zero by 2050 and 100% renewable energy for ADI’s manufacturing facilities by 2025, a 50% absolute reduction in Scope 1 and 2 greenhouse gas emissions by 2030, and most recently a 50% reduction in total water withdrawn for our operations normalized to fab production output by 2027, which is in addition to ADI’s progress of reaching a 25% water recycling rate in manufacturing facilities; and
—Continue to transform the Leadership Team and the Board of Directors to position ADI for continued future long-term growth.
The Compensation and Talent Committee believes that the targets it has set and will continue to set are aligned with our internal operating plan and also consider our long-term financial model. This ambitious plan–and corresponding challenging financial targets underlying our PRSUs–are consistent with our value creation strategy and are designed to generate superior returns for shareholders.
Peer Benchmarking. The Compensation and Talent Committee reviews peer company CEO compensation data with its independent compensation consultant, Pearl Meyer, to inform its determination of CEO pay structure and target values. In addition to benchmarking data, Pearl Meyer provides a review of trends in CEO compensation for context and to ensure ADI remains competitive and consistent with the market.
The Compensation and Talent Committee discussed the peer benchmarking information alone, which, while instructive and helpful, is more meaningful when considered in the context of company performance. For fiscal year 2023, the Compensation and Talent Committee focused on the correlation of CEO compensation with company performance, at both ADI and peer companies, over specified periods. Specifically, the Compensation and Talent Committee reviewed the compensation benchmarking data as compared to market cap, trailing 12-month revenue, free cash flow, EBITDA, and 1- and 3-year TSR measures.

64	Executive Compensation

Fiscal Year 2023 CEO and Chair Compensation Decisions
Based on the factors listed above and discussions with its independent compensation consultant, the Compensation and Talent Committee determined to increase Mr. Roche’s target total compensation package in fiscal year 2023. To further incentivize Mr. Roche to continue driving future long-term growth and consistent with feedback we received from shareholders, the Compensation and Talent Committee also increased the weighting of Mr. Roche’s annual long-term incentive compensation that is tied to challenging long-term performance goals. The Compensation and Talent Committee considers Mr. Roche’s fiscal year 2023 compensation package to be aligned with the interests of our shareholders and appropriate given his importance in driving ADI’s future success.
The Compensation and Talent Committee approved the following cash compensation package, in consideration of the factors listed above:

Cash Compensation	Fiscal Year 2023 Target Value	Rationale
Base Salary	$1,200,000	▶Increase of $100,000 (9.1%), to align target total cash compensation at market competitive levels in recognition of Mr. Roche’s strong leadership
Variable Cash Incentive Target Percentage	200%	▶No change from fiscal year 2022
The Compensation and Talent Committee felt it was appropriate to increase the total target value of Mr. Roche’s equity compensation for fiscal year 2023 by $5 million, but to reduce both the weighting and the value of time-vested equity (RSUs), increasing only the weighting and value of performance-based equity that vests in connection with both financial-based and relative TSR-based performance goals (PRSUs).
Additionally, the Compensation and Talent Committee increased the difficulty of achieving the performance goals underlying these awards, including changing the target performance in the Relative TSR PRSUs from the 50th percentile to the 55th percentile. As a result, Mr. Roche’s total equity package shifted from 65% PRSUs in fiscal year 2022 to 75% PRSUs in fiscal year 2023 to further align with the interests of our shareholders.
The Compensation and Talent Committee approved the following equity compensation package, in consideration of the factors listed above:

Equity Compensation	2023 Target Value	Vesting	Rationale
Time-Based RSUs	$5,000,000 (25% weighting of long-term incentives)	Annual installments of a 4-year period (25% per year)	Reduced weighting of time-based RSUs while continuing to promote retention and leadership continuity
Financial Metric PRSUs	$8,000,000 (40% weighting of long-term incentives)	Three-year cliff vesting based on financial metrics	Increased weighting of performance-based equity to drive continued long-term performance aligned to our aggressive strategy
Relative TSR PRSUs	$7,000,000 (35% weighting of long-term incentives)	Three-year cliff vesting based on relative TSR metrics	Increased relative TSR target performance (for 100% payout) to the 55th percentile of comparators
Compensation Determination for Other NEOs
In determining fiscal year 2023 compensation for our NEOs, including base salary levels, annual incentive plan payout targets, and fiscal year 2023 equity grants, the Compensation and Talent Committee considered the executive’s individual responsibilities and other factors including their performance, experience, tenure, and market data and benchmark information from our peer group companies. During fiscal year 2023, the Compensation and Talent Committee determined to moderately increase the total compensation awarded to each of Messrs. Mahendra-Rajah, Bryant, and Jain and Ms. Sacks to align their compensation to the market.
Other Compensation
Retirement and Other Employee Benefits
We maintain broad-based benefits for all employees, including medical, dental, and vision insurance, life and disability insurance, and retirement plans. Executive officers, including our NEOs, are eligible to participate in all of our employee benefit plans on the same basis as our other employees. The retirement and other employee benefit components of our executive compensation program are designed to attract excellent candidates by providing financial protection and security, and reward our executives for the total commitment we expect from them in service to ADI.
We maintain a Deferred Compensation Plan (DCP), under which our executive officers and directors, along with a group of senior management and engineering employees, are eligible to defer receipt of some or all of their cash compensation. This plan offers many of the same investment options as our 401(k) plan. Under our DCP, we provide all participants (other than non-employee directors) with company contributions equal to 8% of eligible deferred contributions.

2024 Proxy Statement	65

In the United States during fiscal year 2023, we contributed to our 401(k) plan on behalf of all eligible employees, including our NEOs, amounts equal to 5% of the employee’s eligible compensation, plus matching contributions up to an additional 3%, subject to Internal Revenue Service (IRS), limits. For those employees who also participated in the DCP described above, any compensation that was deferred under that plan was not considered eligible compensation for purposes of our company contributions under the 401(k) plan. We also provided employees who are eligible to participate in the 401(k) plan but whose compensation is greater than the amount that may be taken into account in any plan year as a result of IRS limits, with a taxable cash payment equal to 8% of the employee’s 401(k)-eligible compensation in excess of the IRS limit (TIP Restoration).
Under our Post-Retirement Equity Vesting Policy (PREV), eligible stock-based awards, including RSUs (including those that vest based on the achievement of performance goals), restricted stock awards, and stock options continue to vest, subject to the terms of the policy, after an employee’s retirement. Equity awards issued to executive officers, including our NEOs, are eligible for post-employment vesting under the policy. The PREV does not apply to equity awards granted outside ADI’s focal grant cycle, such as off-cycle new-hire, retention, or promotion awards. The PREV is administered by a committee consisting of our Chief Financial Officer, Chief Legal Officer, and Chief People Officer and any retirement under the PREV must be approved by at least two members of the committee, or in the case of any retirement of a member of our executive Leadership Team, must be approved by the Compensation and Talent Committee. The PREV is entirely discretionary and does not confer any right to continue vesting in equity awards following retirement to any employee.
Our Amended and Restated 2022 Employee Stock Purchase Plan (ESPP) permits eligible employees to purchase shares of our common stock at a discount during consecutive six-month plan periods. Our Board of Directors, the Compensation and Talent Committee, or its delegate will determine the purchase price of the shares in a given plan period, including whether such purchase price will be determined based on the lesser of the closing price of our common stock on the first business day of the plan period and the last business day of the plan period, or will be based solely on the closing price of our common stock on the last day of the plan period; provided, however, that such purchase price shall be, in either case, (i) at least 85% of the applicable closing price in the case of a Section 423 offering under the Internal Revenue Code and (ii) at least 80% of the applicable closing price in the case of a nonqualified offering under the Internal Revenue Code. Employee contributions are made through payroll deductions or other contributions, subject to a minimum permitted percentage of 1% and a maximum permitted percentage of 20%. Our Board of Directors, the Compensation and Talent Committee, or its delegate may, in its discretion, designate a higher minimum, and/or a lower maximum, contribution rate.
Limited Perquisites
We do not award extensive perquisites to our executive officers. In fiscal year 2023, we provided cybersecurity protection services, a voluntary health services benefit to executive officers, and reimbursement for financial and tax planning services of up to $15,000 for our CEO and Chair and up to $10,000 for our other executive officers, including our NEOs. These items are detailed in the Summary Compensation Table.
On occasion, and with the approval of our CEO and Chair, an executive or director may have his or her family members accompany him or her on the company’s leased airplane when traveling on business. The executive or director may incur taxable income for any such travel in accordance with applicable tax rules. We do not gross-up or in any way compensate the executive or director for any income tax owed for any such travel. Further, in accordance with our policies, our CEO and Chair may use our leased aircraft for personal travel.
Severance, Retention and Change in Control Benefits
Change in Control Benefits
We have entered into change in control retention agreements (ADI Retention Agreement) with Messrs. Roche, Bryant, and Jain and Ms. Sacks and other key employees. All of our NEOs have entered into the same form of ADI Retention Agreement. Mr. Jain entered into an ADI Retention Agreement with us on October 3, 2023. This agreement replaced the Maxim Amended and Restated Change in Control Employee Severance Plan, which was offered to former employees of Maxim, including Mr. Jain, and expired by its terms on August 26, 2023.
The ADI Retention Agreement provides for severance benefits if the employee’s service with us is terminated within 24 months after a change in control (as defined in the ADI Retention Agreement) that was approved by our Board of Directors. We designed the ADI Retention Agreement to help ensure that our executive team is able to evaluate objectively whether a potential change in control transaction is in the best interests of ADI and our shareholders, despite possible risks to their future employment. We believe that retaining the services of our key executives during a change in control scenario is critical. The ADI Retention Agreement helps ensure the continued services of our executive officers throughout the change in control transaction by giving them incentives to remain with us rather than seeking alternative employment or being recruited to a competitor during a highly uncertain time. The Compensation and Talent Committee reviewed prevalent market practices in determining the severance amounts and the events that trigger payments under the agreements. The Compensation and Talent Committee determined that the amounts and triggering events were appropriate and designed to encourage decision-making that is in the best interests of ADI. In fiscal year 2023, the Compensation and Talent Committee asked Pearl Meyer, its independent compensation consultant, to review our severance, retention, and change in control arrangements. Pearl Meyer advised, and the Compensation and Talent Committee determined, that those arrangements were competitive with existing market practice in the semiconductor industry and that it was appropriate to maintain the program for fiscal year 2023. Change in control retention agreements entered into between ADI and eligible employees since 2009 do not contain excess parachute payment tax gross-up provisions.

66	Executive Compensation

Under our 2020 Plan and our 2006 Plan, in the event of a change in control, all of our employees who continue to remain employed on the closing of the change in control, including our NEOs, would have the vesting of one-half of the shares of common stock subject to their then outstanding unvested equity awards accelerate and become immediately exercisable and free from forfeiture. The remaining one-half of their unvested equity awards would continue to vest in accordance with the original vesting schedules, and any remaining unvested equity awards would vest if, on or prior to the first anniversary of the change in control, his or her employment is terminated without “cause” or for “good reason” (as defined in the plan).
We have provided more detailed information about these benefits, along with estimates of their value under various circumstances, under the caption Potential Payments Upon Change in Control below.
Severance Benefits
When the employment of an executive officer terminates in a situation that does not involve a change in control, the executive officer is entitled to receive the same benefits as any other terminated employee in that geographical location. In the event of involuntary termination without cause or resignation for good reason, Mr. Bryant’s new-hire equity awards granted on March 15, 2022 would continue to vest and be settled on the applicable vesting date, subject to the attainment of applicable performance conditions in the case of the new-hire PRSUs.
Additional Compensation Policies
Executive Stock Ownership Guidelines
Under our guidelines, the target stock ownership levels are:

Position	Multiple
CEO	5 times annual base salary
Other members of the Leadership Team	3 times annual base salary

What Counts as Ownership	What Does Not Count as Ownership
▶Time-based RSUs (whether or not vested)	▶Shares subject to unexercised options, whether or not vested
▶Unvested PRSUs whose performance has been certified by the Compensation and Talent Committee	▶Unvested PRSUs whose performance have not yet been certified by the Compensation and Talent Committee
▶Restricted stock (whether or not vested)	▶Any shares that have been pledged as collateral for a loan
The CEO has four years from the date of his or her appointment as CEO to achieve his or her targeted level. Members of the Leadership Team other than the CEO have five years from the date he or she becomes part of the Leadership Team to achieve his or her targeted level.
All members of our Leadership Team, other than Mr. Lee, who first joined ADI in fiscal year 2023, are in compliance with our stock ownership guidelines. Mr. Lee is expected to be in compliance with our stock ownership guidelines within the first five years of his appointment to the Leadership Team.
Compensation Recovery
Under the Sarbanes-Oxley Act, in the event of misconduct that results in an accounting restatement that would have reduced a previously paid incentive amount, we can recoup those improper payments from our CEO and Chief Financial Officer. In addition, in September 2023, our Board of Directors adopted a compensation recovery policy. The policy provides that in the event of an accounting restatement due to the material noncompliance of ADI with any financial reporting requirement under the U.S. federal securities laws, the company will attempt to recover from our CEO and other officers (as defined in Rule 16a-1(f) under the Exchange Act), the excess of the amount of incentive-based compensation received by such officer during the three completed fiscal years immediately preceding the required restatement date over the amount of incentive-based compensation that otherwise would have been received had it been determined based on the restated amounts.

2024 Proxy Statement	67

Equity Award Grant Date Policy
Our Compensation and Talent Committee has adopted specific policies regarding the grant dates equity awards for our executive officers and employees. In each case, the exercise price of stock options equals the closing price of our common stock on the grant date.

New-Hire Grants:
The grant date of all awards to newly hired executive officers and employees is the 15th day of the month after the date on which the individual commences employment with us (or the next succeeding business day that Nasdaq is open).

Annual Grants:
The grant date of all annual awards is the first business day of April that Nasdaq is open (or the next succeeding business day that Nasdaq is open) or such other date as determined by the Compensation and Talent Committee.

Other Grants:
 All other awards granted to existing executive officers and employees throughout the year (off-cycle awards) have a grant date of the 15th day of the month (or the next succeeding business day that Nasdaq is open) provided the award is approved on or prior to such grant date.

Foreign Registrations:
Any awards requiring registration or approval in a foreign jurisdiction will have a grant date of the 15th day of the month (or the next succeeding business day that Nasdaq is open) following the effective date of that registration or approval.

Blackout Periods:	Our Compensation and Talent Committee does not approve off-cycle awards to our executive officers during the quarterly blackout periods under our insider trading policy.

We describe the Equity Award Grant Date Policy for our non-employee directors above under Corporate Governance—Director Compensation.
Tax and Accounting Considerations
We are generally entitled to a U.S. federal income tax deduction with respect to compensation income paid to our service providers, subject to limitation under Section 162(m) of the Internal Revenue Code of 1986, as amended, with respect to compensation in excess of $1 million paid in any one year to each of certain of our current and former executive officers. The Compensation and Talent Committee uses its judgment to authorize compensation payments that may be subject to the limitation on tax deductibility when the Compensation and Talent Committee believes such payments are appropriate and in the best interest of ADI and our shareholders.
Mr. Roche has a change in control retention agreement that contains provisions regarding Section 280G of the Internal Revenue Code. Since 2009, any new executive compensation arrangements for new executives do not contain tax gross up provisions for excess parachute payments.
We expense in our financial statements the compensation that we pay to our executive officers, as required by U.S. generally accepted accounting principles. As one of many factors, the Compensation and Talent Committee considers the financial statement impact in determining the amount of, and allocation among the elements of, compensation. We account for stock-based compensation under our 2020 Plan, 2006 Plan, 2010 Plan, and 1996 Plan, as well as all predecessor plans, in accordance with U.S. generally accepted accounting principles.
Compensation and Talent Committee Report
The Compensation and Talent Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with our management. Based on this review and discussion, the Compensation and Talent Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
Compensation and Talent Committee
Edward H. Frank, Chair
Laurie H. Glimcher
Stephen M. Jennings
Susie Wee

68	Executive Compensation

Compensation and Talent Committee Interlocks and Insider Participation
During fiscal year 2023, Drs. Frank, Glimcher, and Wee and Mr. Jennings served as members of our Compensation and Talent Committee. No member of our Compensation and Talent Committee was at any time during fiscal year 2023, or formerly, an officer or employee of ADI or any subsidiary of ADI. No member of our Compensation and Talent Committee had any relationship with us during fiscal year 2023 requiring disclosure under Item 404 of Regulation S-K under the Exchange Act.
During fiscal year 2023, none of our executive officers served as a member of the board of directors or compensation committee (or other committee serving an equivalent function) of any entity that had one or more executive officers serving as a member of our Board of Directors or Compensation and Talent Committee.
Compensation Tables
Summary Compensation Table
The following table contains certain information about the compensation that our NEOs earned in fiscal year 2023, fiscal year 2022, and fiscal year 2021. The sum and/or computation of individual numerical amounts disclosed in the following table and related footnotes may not equal the total due to rounding.

Name and Principal Position	Fiscal Year	Salary ($) (1)	Bonus ($)	Stock Awards ($)(2)		Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Vincent Roche Chief Executive Officer & Chair of the Board of Directors	2023	$1,128,846	$—	$19,997,672		$—	$4,071,924	$345,193	$25,543,635
	2022	$1,075,000	$—	$15,000,172		$—	$5,560,731	$462,392	$22,098,295
	2021	$1,050,000	$—	$8,591,204		$17,118,004	$3,981,115	$84,000	$30,824,323
Prashanth Mahendra-Rajah(6) Former Executive Vice President, Finance & Chief Financial Officer	2023	$685,577	$—	$5,599,222		$—	$1,544,799	$104,873	$7,934,471
	2022	$622,500	$—	$5,500,292		$—	$2,081,597	$61,898	$8,266,287
	2021	$575,000	$—	$5,024,568		$744,775	$1,453,423	$57,200	$7,854,966
Gregory Bryant(7) Executive Vice President & President of Business Units	2023	$735,577	$—	$7,999,186		$—	$2,025,866	$77,646	$10,838,275
	2022	$475,962	$—	$31,500,396	(8)	$—	$2,141,827	$49,277	$34,167,462
Vivek Jain(9) Executive Vice President of Global Operations & Technology	2023	$637,500	$—	$5,249,301		$—	$1,424,075	$52,200	$7,363,076
	2022	$579,212	$—	$5,000,181		$—	$1,936,907	$40,738	$7,557,038
Anelise Sacks Executive Vice President & Chief Customer Officer	2023	$600,962	$—	$4,999,551		$—	$1,367,801	$50,719	$7,019,033
	2022	$512,500	$—	$4,700,101		$—	$1,735,039	$205,102	$7,152,742
	2021	$294,231	$400,000	$2,673,979		$333,805	$769,250	$323,619	$4,794,884
(1)For fiscal year 2023, our salary levels were determined in April and became effective April 23, 2023, except in connection with promotions and new hires. The amounts represented in this table reflect salary earned during fiscal year 2023.
(2)Amounts represent the aggregate grant date fair value of time-based RSUs and PRSUs granted in fiscal years 2023, 2022, and 2021. Such amounts do not represent the actual amounts paid to or realized by the NEO for these awards during the respective fiscal years. For Mr. Bryant, the 2022 amount includes new-hire equity awards with an aggregate grant date fair value of $24,000,230. We recognize the value as of the grant date for time-based RSUs and PRSUs over the number of days of service required for the grant to become vested in accordance with FASB ASC 718. The grant date fair value of time-based RSUs represents the value of our common stock on the date of grant, reduced by the present value of dividends expected to be paid on our common stock prior to vesting. Further, the grant date fair values of the relative TSR PRSUs granted as part of our annual compensation program and the PRSUs granted to Mr. Bryant as a new-hire equity award were calculated using the Monte Carlo simulation model, which utilizes multiple input variables that determine the probability of satisfying the performance conditions stipulated in the award grant to calculate the fair market value. The Monte Carlo simulation model also uses stock price volatility and other

2024 Proxy Statement	69

variables to estimate the probability of satisfying the performance conditions, including the possibility that the market condition may not be satisfied, and the resulting fair value of the award. Further, with respect to the PRSUs granted to Mr. Bryant as a new-hire equity award, a Monte Carlo simulation with a derived service period is used to calculate the grant date fair value. The grant date fair value of the financial metric PRSUs and Maxim Integration PRSUs represents the value at the grant date based upon the probable outcome of the performance conditions at the date of grant. For a more detailed description of the assumptions used for purposes of determining grant date fair value, see Note 2r and Note 3 to the Consolidated Financial Statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates—Stock-Based Compensation, included in our Annual Report on Form 10-K for the year ended October 28, 2023. The grant date fair value of awards at the maximum level of achievement for PRSUs included in this table for fiscal year 2023 is as follows: Mr. Roche, $29,996,299; Mr. Mahendra-Rajah, $7,278,904; Mr. Bryant, $10,399,028; Mr. Jain, $6,824,032; and Ms. Sacks, $6,499,513.
(3)Amounts represent the aggregate grant date fair value of stock options and performance-based stock options granted in fiscal years 2023, 2022, and 2021. Such amounts do not represent the actual amounts paid to or realized by the NEO for these awards during the respective fiscal years. We recognize the value as of the grant date for stock options over the number of days of service required for the grant to become vested in accordance with FASB ASC 718. The grant date fair value of stock options is computed using a Black-Scholes valuation methodology. The grant date fair value of the performance-based stock options is computed using a Monte Carlo simulation with a derived service period. For a more detailed description of the assumptions used for purposes of determining grant date fair value, see Note 2r and Note 3 to the Consolidated Financial Statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates—Stock-Based Compensation, included in our Annual Report on Form 10-K for the year ended October 28, 2023.
(4)Reflects the amounts earned under our executive performance incentive plan in fiscal years 2023, 2022, and 2021, paid on a semi-annual basis following the end of the second and fourth quarters of each fiscal year.
(5)The amounts shown in the “All Other Compensation” column for fiscal year 2023 are comprised of the following:

Name	Company 401(k) and DCP Payments ($)(a)	Healthcare Savings Account ($)	Service Awards ($)(b)	Tax Planning ($)(c)	Vacation Payout	Corporate Aircraft Use(d)	Cybersecurity Protection Services(e)	Total ($)
Vincent Roche	90,308	—	500	3,585	—	243,200	7,600	345,193
Prashanth Mahendra-Rajah(f)	54,846	2,307	—	10,000	30,120	—	7,600	104,873
Gregory Bryant	58,846	1,200	—	10,000	—	—	7,600	77,646
Vivek Jain	51,000	1,200		—	—	—	—	52,200
Anelise Sacks	48,077	1,200	—	1,442	—	—	—	50,719
(a)Includes the value of 401(k) matching contributions plus the matching contribution made by ADI for DCP payments, if applicable, together with the amount paid by ADI for TIP Restoration. Such amounts for each NEO for fiscal year 2023 were as follows: Messrs. Roche ($24,098, $7,508, and $58,701, respectively), Mahendra-Rajah ($9,275, $10,690, and $34,881, respectively), Bryant ($26,044, $1,004, and $31,799, respectively), Jain ($26,400, $0, and $24,600, respectively) and Ms. Sacks ($26,400, $0, and $21,677, respectively).
(b)Paid in connection with our Employee Service Award Program.
(c)Amounts paid for financial and tax planning services.
(d)Amounts for personal use of the leased aircraft by Mr. Roche. This amount represents the aggregate incremental cost to us for the personal use of our corporate aircraft by Mr. Roche and certain of his guests, as applicable for each use. We determine the incremental cost of the personal use of our leased corporate aircraft based on the actual invoiced amount from ADI’s third-party provider for the variable costs incurred on each trip, such as billed hourly fees, fuel costs, etc. The aggregate incremental cost does not include certain fixed costs that do not change based on usage, such as monthly lease expenses, that are billed regardless of usage, and the aircraft lease deposit amount.
(e)Amounts paid for cyber and data privacy protection services.
(f)Mr. Mahendra-Rajah served as our Executive Vice President, Finance and Chief Financial Officer until October 28, 2023.
(6)Mr. Mahendra-Rajah served as our Executive Vice President, Finance and Chief Financial Officer until October 28, 2023.
(7)Mr. Bryant joined ADI as Executive Vice President and President of Business Units, effective March 14, 2022.
(8)Includes aggregate grant date fair value of both Mr. Bryant’s new hire awards and annual awards. Additional details for Mr. Bryant’s new-hire equity awards are described in the 2023 Proxy Statement, under the heading Equity Vehicle Structure - New-Hire Equity Awards.
(9)Mr. Jain was not an NEO for the fiscal year ended October 29, 2021.

70	Executive Compensation

Grants of Plan-Based Awards in Fiscal Year 2023
The following table presents information on plan-based awards granted in fiscal year 2023 to our NEOs:

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(#)(3)	Grant Date Fair Value of Stock Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Vincent Roche	—	—	2,400,000	7,200,000	—	—	—	—	—
	4/3/2023	—	—	—	—	42,879	85,758	—	7,998,220	(4)
	4/3/2023	—	—	—	—	29,113	58,226	—	6,999,930	(4)
	4/3/2023	—	—	—	—	—	—	26,572	4,999,522	(5)
Prashanth Mahendra-Rajah(6)	—	—	875,000	2,625,000	—	—	—	—	—
	4/3/2023	—	—	—	—	10,505	21,010	—	1,959,498	(4)
	4/3/2023	—	—	—	—	6,987	13,974	—	1,679,954	(4)
	4/3/2023	—	—	—	—	—	—	10,416	1,959,770	(5)
Gregory Bryant	—	—	1,125,000	3,375,000	—	—	—	—	—
	4/3/2023	—	—	—	—	15,008	30,016	—	2,799,442	(4)
	4/3/2023	—	—	—	—	9,982	19,964	—	2,400,072	(4)
	4/3/2023	—	—	—	—	—	—	14,880	2,799,672	(5)
Vivek Jain	—	—	812,500	2,437,500	—	—	—	—	—
	4/3/2023	—	—	—	—	9,849	19,698	—	1,837,134	(4)
	4/3/2023	—	—	—	—	6,550	13,100	—	1,574,882	(4)
	4/3/2023	—	—	—	—	—	—	9,765	1,837,285	(5)
Anelise Sacks	—	—	781,250	2,343,750	—	—	—	—	—
	4/3/2023	—	—	—	—	9,380	18,760	—	1,749,651	(4)
	4/3/2023	—	—	—	—	6,239	12,478	—	1,500,105	(4)
	4/3/2023	—	—	—	—	—	—	9,300	1,749,795	(5)
(1)The amounts shown for Messrs. Roche, Mahendra-Rajah, Bryant, and Jain and Ms. Sacks in the threshold, target, and maximum columns reflect the minimum, target, and maximum amounts payable under our executive performance incentive plan, respectively. Amounts in the maximum column above reflect 300% of the executive officer’s target variable cash incentive, which is the cap under the plan. The actual amounts earned in fiscal year 2023 are reflected in the Summary Compensation Table and were as follows:

Name	Actual Payout under Non-Equity Incentive Plans for Fiscal Year 2023
Vincent Roche	$4,071,924
Prashanth Mahendra-Rajah(a)	$1,544,799
Gregory Bryant	$2,025,866
Vivek Jain	$1,424,075
Anelise Sacks	$1,367,801
(a)Mr. Mahendra-Rajah served as our Executive Vice President, Finance and Chief Financial Officer until October 28, 2023.
See Compensation Discussion and Analysis for a discussion of how these amounts were determined under our executive performance incentive plan.
(2)Represents PRSUs granted under our 2020 Plan. Our annual equity compensation program included two types of PRSUs for our executive officers: Relative TSR PRSUs and Financial Metric PRSUs. The number of Relative TSR PRSUs that executive officers may earn is based on our TSR performance relative to the TSR performance of other companies in a comparator index, currently the S&P 500 Index as approved by the Compensation and Talent Committee, over a three-year performance period beginning on March 15, 2023 and ending on March 15, 2026. Target performance of our Relative TSR PRSUs is achieved when ADI’s TSR is at the 55th percentile of the TSRs of the companies in the S&P 500 Index. The actual amount of our Relative TSR PRSUs earned can range from 0%-200% of the target amount, corresponding to the percentile attainment of ADI’s TSR as compared to the companies in the S&P 500 Index. The Financial Metric PRSUs have a performance condition and a service condition, and vest, so long as the executive continues to be employed with us, after the applicable three-year performance period, on the third anniversary of March 15, 2023. The number of shares of the company’s common stock to be issued upon vesting of the Financial Metric PRSUs on the third anniversary of the grant date will range from 0% to 200% of the target amount, based on the company’s attainment of one-year, two-year cumulative and three-year cumulative non-GAAP operating profit dollar targets set by the Compensation and Talent Committee.
(3)Represents time-based RSUs granted under our 2020 Plan. The time-based RSUs vest, so long as the executive continues to be employed with us, in four equal installments on each of the first, second, third, and fourth anniversaries of March 15, 2023. Dividends are not payable on unvested RSUs.

2024 Proxy Statement	71

(4)This amount does not represent the actual amount paid to or realized by the executives for these awards during the fiscal year. This amount represents the grant date fair value of the PRSUs. The grant date fair value of the Relative TSR PRSUs was calculated using the Monte Carlo simulation model which utilizes multiple input variables that determine the probability of satisfying the performance conditions stipulated in the award grant to calculate the fair market value. The Monte Carlo simulation model also uses stock price volatility and other variables to estimate the probability of satisfying the performance conditions, including the possibility that the market condition may not be satisfied, and the resulting fair value of the award. The grant date fair value per share of the Relative TSR PRSU awards granted to Messrs. Roche, Mahendra-Rajah, Bryant and Jain and Ms. Sacks on April 3, 2023 was $240.44. The grant date fair value per share of the Financial Metric PRSUs granted to Messrs. Roche, Mahendra-Rajah, Bryant and Jain and Ms. Sacks on April 3, 2023 was $186.53. The grant date fair value of Financial Metric PRSUs represents the value at the grant date based upon the probable outcome of the performance conditions at the date of grant.
(5)This amount does not represent the actual amount paid to or realized by the executives for these awards during the fiscal year. This amount represents the grant date fair value of the time-based RSUs. The grant date fair value of the time-based RSUs is the value of our common stock on the date of grant, reduced by the present value of dividends expected to be paid on our common stock prior to vesting. For the grants of RSUs on April 3, 2023, the risk free rate was 3.52%, the dividend yield was 1.75% and the grant date fair value per share was $188.15.
(6)Mr. Mahendra-Rajah served as our Executive Vice President, Finance and Chief Financial Officer until October 28, 2023.

72	Executive Compensation

Outstanding Equity Awards at Fiscal Year-End 2023
The following table provides information with respect to outstanding stock options and unvested time-based RSUs and PRSUs for each of our NEOs as of October 28, 2023:

		Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(2)	Option Exercise Price ($)	Option Expiration Date(3)		Number of Shares or Units/ Awards of Stock That Have Not Vested (#)(4)	Market Value of Shares or Units/Awards of Stock That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Vincent Roche	3/8/2017	80,000	—	—	83.48	3/8/2027		—	—	—		—
	3/29/2018	90,017	—	—	91.13	3/29/2028		—	—	—		—
	3/13/2019	100,803	—	—	108.08	3/13/2029		—	—	—		—
	3/11/2020	134,620	33,655	—	94.41	3/11/2030		6,842	1,098,620	—		—
	12/15/2020	—	—	308,200	144.06	12/15/2030	(6)	—	—	—		—
	12/15/2020	—	151,800	—	144.06	12/15/2030	(6)	—	—	—		—
	3/10/2021	35,393	35,393	—	147.11	3/10/2031		9,681	1,554,478	38,722	(7),(8)	6,217,592
	4/4/2022	—	—	—	—	—		25,047	4,021,797	54,938	(8),(9)	8,821,395
	4/3/2023	—	—	—	—	—		26,572	4,266,666	71,992	(8),(10)	11,559,755
Prashanth Mahendra-Rajah(11)	3/11/2020	—	8,751	—	94.41	1/28/2024	(12)	1,779	285,654	—		—
	3/10/2021	9,653	9,653	—	147.11	1/28/2024	(12)	2,641	424,065	10,562	(7),(8)	1,695,940
	4/4/2022	—	—	—	—	—		9,184	1,474,675	20,145	(8),(9)	3,234,683
	4/3/2023	—	—	—	—	—		10,416	1,672,497	17,492	(8),(10)	2,808,690
Gregory Bryant	3/15/2022	—	—	—	—	—		61,308	9,844,226	160,092	(13)	25,705,972
	4/4/2022	—	—	—	—	—		12,524	2,010,979	27,469	(8),(9)	4,410,697
	4/3/2023	—	—	—	—	—		14,880	2,389,282	24,990	(8),(10)	4,012,644
Vivek Jain	9/1/2020	—	—	—	—	—		5,745	922,475	—		—
	8/24/2021	—	—	—	—	—		9,158	1,470,500	—		—
	4/4/2022	—	—	—	—	—		8,349	1,340,599	18,313	(8),(9)	2,940,519
	4/3/2023	—	—	—	—	—		9,765	1,567,966	16,399	(8),(10)	2,633,187
Anelise Sacks	3/15/2021	4,183	4,183	—	151.00	3/15/2031		1,145	183,853	4,578	(7),(8)	735,089
	4/4/2022	—	—	—	—	—		7,848	1,260,153	17,214	(8),(9)	2,764,052
	4/3/2023	—	—	—	—	—		9,300	1,493,301	15,619	(8),(10)	2,507,943
(1)The unexercisable options held by these executive officers vest, subject to continued employment, as follows:

Grant Date	Vest Date	Vincent Roche	Prashanth Mahendra-Rajah	Gregory Bryant	Vivek Jain	Anelise Sacks
3/11/2020	3/15/2024	33,655	—	—	—	—
12/15/2020	variable	460,000	—	—	—	—
3/10/2021	3/15/2024	17,696	—	—	—	—
	3/15/2025	17,697	—	—	—	—
3/15/2021	3/15/2024	—	—	—	—	2,091
	3/15/2025	—	—	—	—	2,092
(2)The number of shares, if any, earned under the performance-based stock option will vest subject to the satisfaction of certain target stock price thresholds during a five-year period, measured on the basis of the average of the closing prices of ADI’s common stock over 70 consecutive trading days. On April 18, 2023, the Compensation and Talent Committee certified the attainment of the first target stock price threshold as of April 12, 2023. As a result, Mr. Roche received an option to purchase 151,800 shares of common stock, which is exercisable beginning on April 12, 2024.
(3)The expiration date of each stock option award is ten years after its grant date. The expiration date for Mr. Mahendra-Rajah’s stock option awards is January 28, 2024 (90 days from his termination date).
(4)The time-based RSUs granted in 2020 and 2021 (other than those granted to Mr. Jain) vest in four equal installments on the first, second, third and fourth anniversaries of the grant date. The time-based RSUs granted in 2022 (other than those granted to Mr. Bryant on March 15, 2022) vest in four equal installments

2024 Proxy Statement	73

on each of the first, second, third and fourth anniversaries of March 15, 2022. The restricted stock awards granted to Mr. Jain in 2020 vest in four equal increments on February 15, 2024; May 15, 2024; August 15, 2024; and November 15, 2024. The time-based RSUs granted to Mr. Jain in 2021 vest in four equal increments on February 15, 2025; May 15, 2025; August 15, 2025; and November 15, 2025. The time-based RSUs granted to Mr. Bryant on March 15, 2022 vest as follows: (i) the 34,827 RSUs granted vest in four equal annual installments on the first, second, third, and fourth anniversaries of March 15, 2021 and (ii) 35,187 time-based RSUs vest in full on the third anniversary of March 15, 2022 as described in our 2023 Proxy Statement under the heading Equity Vehicle Structure - New Hire Equity Awards. The time-based RSUs granted in 2023 vest in four equal installments on the first, second, third and fourth anniversaries of March 15, 2023.
(5)The market value was calculated based on $160.57, the closing price per share of our common stock on October 27, 2023, the last trading day of fiscal year 2023.
(6)On April 18, 2023, the Compensation and Talent Committee certified the attainment of the first target stock price threshold as of April 12, 2023. As a result, Mr. Roche received an option to purchase 151,800 shares of common stock, which is exercisable beginning on April 12, 2024.
(7)The number of shares, if any, earned under Relative TSR PRSU awards granted in 2021 is contingent upon the achievement of pre-established performance parameters over a three-year performance period beginning on the grant date and ending on the third anniversary of the grant date and vest on March 25, 2024.
(8)The number of shares, if any, earned under Financial Metric PRSU awards granted in 2021, 2022 and 2023 will vest on March 15, 2024, March 15, 2025 and March 15, 2026, respectively, subject to the level of attainment of the performance parameters achieved over the applicable three-year performance period.
(9)The number of shares, if any, earned under Relative TSR PRSU awards granted in 2022 is contingent upon the achievement of pre-established performance parameters over a three-year performance period beginning on March 15, 2022 and ending on March 15, 2025 and vest on March 29, 2025.
(10)The number of shares, if any, earned under Relative TSR PRSU awards granted in 2023 is contingent upon the achievement of pre-established performance parameters over a three-year performance period beginning on March 15, 2023 and ending on March 15, 2026 and vest on March 29, 2026.
(11)Mr. Mahendra-Rajah served as our Executive Vice President, Finance and Chief Financial Officer until October 28, 2023.
(12)The expiration date for Mr. Mahendra-Rajah’s stock option awards is January 28, 2024 (90 days from his termination date).
(13)The number of shares, if any, earned under Mr. Bryant’s new-hire PRSU award granted during 2022 will vest over a four-year performance period from March 15, 2022 to March 15, 2026 subject to attainment of certain price hurdles as are described in our 2023 Proxy Statement under the heading Equity Vehicle Structure - New-Hire Equity Awards.

74	Executive Compensation

Option Exercises and Stock Vested During Fiscal Year 2023
The following table provides information on the aggregate value realized by each NEO upon the exercise of stock options and the vesting of restricted stock units/awards, time-based RSUs and PRSUs during fiscal year 2023:

	Option Awards		Stock Awards
Grant Date	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Vincent Roche	55,000	5,437,953	105,826	19,400,073
Prashanth Mahendra-Rajah(3)	65,592	5,946,552	67,371	11,435,021
Gregory Bryant	—	—	12,880	2,356,138
Vivek Jain	—	—	29,548	4,874,168
Anelise Sacks	—	—	25,942	4,219,043
(1)Value realized represents the difference between the closing price per share of our common stock on the date of exercise and the exercise price per share, multiplied by the number of shares acquired on exercise.
(2)Value realized represents the closing price per share of our common stock on the vesting date, multiplied by the number of shares vested.
(3)Mr. Mahendra-Rajah served as our Executive Vice President, Finance and Chief Financial Officer until October 28, 2023.
Non-Qualified Deferred Compensation Plan
Since 1995, our executive officers and directors, along with some of our management and engineering employees, have been eligible to participate in our DCP. We established the DCP to provide participants with the opportunity to defer receiving all or a portion of their compensation, which includes salary, bonus, commissions, and director fees. Under our DCP, we provide all participants (other than non-employee directors) with company contributions equal to 8% of eligible deferred contributions.
We credit each participant’s account with earnings on the deferred amounts. These earnings represent the amounts that the participant would have earned if the deferred amounts had been invested in one or more of the various investment options selected by the participant. Under the terms of the DCP, only the payment of the compensation earned is deferred; we do not defer the expense in our financial statements related to the participant’s deferred compensation and investment earnings. We charge the salary, bonuses, commissions, director fees and investment earnings on deferred balances to our income statement as an expense in the period in which the participant earned the compensation. Our balance sheet includes separate line items for Deferred Compensation Plan Investments and Deferred Compensation Plan Liabilities.
We hold DCP assets in a separate Rabbi trust segregated from other assets. We invest in the same investment alternatives that the DCP participants select for their DCP balances. Participants whose employment with us terminates due to retirement after reaching age 62 with ten years of service, disability or death will be paid their DCP balance in either a lump sum or in installments over ten or fewer years, based on the elections they have made. Participants (other than key employees, including our NEOs) who terminate their employment with us for any other reason will receive payment of their DCP balance in the form of a lump sum upon their termination of employment. Payments to our executive officers, including our NEOs, and key employees will be delayed six months or as otherwise required by relevant tax regulations.

2024 Proxy Statement	75

The following table shows the non-qualified deferred compensation activity for the NEOs during fiscal year 2023.
Non-Qualified Deferred Compensation for Fiscal Year 2023

Name	Executive Contributions in Last Fiscal Year ($)	ADI Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(3)
Vincent Roche	93,846	7,508	542,081	—	11,045,713
Prashanth Mahendra-Rajah(4)	131,801	10,690	268,862	—	2,123,928
Gregory Bryant	321,880	1,004	(7,700)	—	340,020
Vivek Jain	—	—	—	—	—
Anelise Sacks	—	—	—	—	—
(1)These amounts are included in the Summary Compensation Table above in the “All Other Compensation” column.
(2)These amounts are excluded from the Summary Compensation Table above in accordance with SEC regulations, as we did not pay above-market earnings on deferred compensation in fiscal year 2023.
(3)Of the amounts in this column, the following amounts have also been reported in the Summary Compensation Table for fiscal year 2022 and 2021:

Name	Previously Reported for Fiscal Year 2022 ($)	Previously Reported for Fiscal Year 2021 ($)
Vincent Roche	—	743,915
Prashanth Mahendra-Rajah	35,238	133,754
Gregory Bryant	2,596	—
Vivek Jain	—	—
Anelise Sacks	—	—
(4)Mr. Mahendra-Rajah served as our Executive Vice President, Finance and Chief Financial Officer until October 28, 2023.
Change in Control Benefits
Change in Control
ADI Retention Agreements
We have entered into ADI Retention Agreements with each of our executive officers. The ADI Retention Agreements entered into with our executive officers provide for severance benefits if any of the following occurs:
▶Within 24 months after a change in control (as defined in each agreement) that was approved by our Board of Directors, we terminate the employee’s employment with us for a reason other than “cause” (as defined in the agreement) or the employee’s death or disability;
▶Within 24 months after a change in control that was approved by our Board of Directors, the employee terminates his or her employment for “good reason” (as defined in the agreement); or
▶Within 12 months after a change in control that was not approved by our Board of Directors, we or the employee terminates the employee’s employment with us for a reason other than “cause” (as defined in the agreement) or the employee’s death or disability.
For purposes of our ADI Retention Agreements, a “change in control” occurs when:
▶Any person or entity becomes the beneficial owner of 30% or more of the combined voting power of our outstanding securities;
▶Our shareholders approve specified mergers of ADI with another entity; or
▶Our shareholders approve a plan of liquidation or sale of all, or substantially all, of ADI’s assets.

76	Executive Compensation

These agreements provide for the following severance benefits in the event of termination following a change in control approved by the Board of Directors:
▶A lump-sum payment equal to 200% (299% in the case of certain employees who are parties to the agreements, including Messrs. Roche, Bryant and Jain and Ms. Sacks) of the sum of the employee’s annual base salary (as of the date of termination or the date of the change in control, whichever is higher) plus 200% (299% in the case of certain employees who are parties to the agreements, including Messrs. Roche, Bryant and Jain and Ms. Sacks) of the total variable cash incentive paid or awarded to him or her in the four fiscal quarters preceding his or her termination;
▶Payment of all legal fees and expenses incurred by the employee as a result of such termination (including all such fees and expenses, if any, incurred in disputing such termination or in seeking to obtain or enforce any right or benefit provided by the agreement or in connection with tax audit or proceeding to the extent attributable to the application of Section 4999 of the Internal Revenue Code to any payment or benefit provided under the agreement); and
▶The continuation of life, disability, dental, accident and group health insurance benefits for a period of 24 months.
If payments to the employee under his or her agreement (together with any other payments or benefits, including the accelerated vesting of stock options or restricted stock awards that the employee receives in connection with a change in control) would trigger the provisions of Sections 280G and 4999 of the Internal Revenue Code, the change in control employee retention agreements provide for the payment of an additional amount so that the employee receives, net of excise taxes, the amount he or she would have been entitled to receive in the absence of the excise tax imposed by Section 4999 of the Internal Revenue Code. In September 2009, our Compensation and Talent Committee eliminated this provision from any new employee retention agreements.
The ADI Retention Agreement provides that, in the event of a potential change in control (as defined in the ADI Retention Agreement), the employee will not voluntarily resign as an employee, subject to certain conditions, for at least six months after the change in control occurs. The Compensation and Talent Committee reviews these agreements each year, and the agreements automatically renew each year unless we give the employee three months’ notice that his or her agreement will not be extended.
Mr. Jain entered into an ADI Retention Agreement with us on October 3, 2023. This agreement replaced the Maxim Amended and Restated Change in Control Employee Severance Plan, which was offered to former employees of Maxim, including Mr. Jain, and expired by its terms on August 26, 2023.
Potential Payments Upon Change in Control
Payments upon a change in control for our executive officers, including our NEOs, are calculated based upon the ADI Retention Agreements described above under Change in Control Benefits—Change in Control. Under our 2020 Plan and our 2006 Plan, in the event of a change in control, employees who have outstanding and unvested awards under either plan and who are employed on the closing of a change in control, including our NEOs, would have the vesting of one-half of the shares of common stock subject to their then-outstanding unvested equity awards accelerate and become immediately exercisable and free from forfeiture. The remaining one-half of the unvested equity awards would continue to vest in accordance with the original vesting schedules, and any remaining unvested equity awards would vest if, on or prior to the first anniversary of the change in control, his or her employment is terminated without cause or for good reason (as defined in the applicable plan).
Upon a change in control approved by our Board of Directors, if we terminate an executive officer’s employment for cause or if the executive officer terminates his or her employment other than for good reason, then the executive officer will receive his or her full base salary and all other compensation through the date of termination at the rate in effect at the time that the termination notice is given and we will have no further obligations to the executive officer. When the employment of an executive officer terminates in a situation that does not involve a change in control, the officer is entitled to receive the same benefits as any other terminating employee. This applies regardless of the reason for termination.

2024 Proxy Statement	77

Potential Payments Upon Death or Disability
Our equity award agreements provide that if an executive is terminated as a result of death or permanent disability, he or she would be entitled to acceleration of vesting of outstanding stock options, RSUs, and PRSUs. With respect to PRSUs, executives are entitled to the target number of shares subject to the PRSUs, unless the death or disability occurs after a performance measurement period with respect to such PRSU. In such instance, the executive would be entitled to the number of shares based on the level of achievement actually certified by the Compensation and Talent Committee for such PRSUs.
The following table quantifies the amounts that would be payable to the NEOs upon termination of their employment. The amounts shown assume that the terminations were effective on the last day of our fiscal year, or October 28, 2023. The tables do not include the accumulated benefit under our DCP that would be paid to our NEOs described above under Non-Qualified Deferred Compensation Plan, or any other employee benefits, except to the extent that the officer is entitled to an additional benefit as a result of the termination. In addition, the tables do not include the value of vested but unexercised stock options held by each executive as of October 28, 2023. The actual amounts that would be paid out would depend on which options were exercised and, therefore, can only be determined at the time of the executive officer’s termination of employment.

	Involuntary not for cause termination or good reason following change in control ($)	Death ($)	Disability ($)
Vincent Roche
Cash Severance(1)	$3,588,000	$—	$—
Variable Cash Incentive(2)	$15,652,653	$—	$—
Value of Accelerated Vesting of Equity Awards(3)(4)	$47,837,907	$46,409,625	$46,409,625
Value of Medical and Other Benefits(5)	$15,256	$—	$—
Excise Tax Gross Up(6)	$26,286,236	$—	$—
Total	$93,380,052	$46,409,625	$46,409,625
Prashanth Mahendra-Rajah(7)
Cash Severance(1)	$2,093,000	$—	$—
Variable Cash Incentive(2)	$5,924,559	$—	$—
Value of Accelerated Vesting of Equity Awards(3)(4)	$12,305,100	$14,341,224	$14,341,224
Value of Medical and Other Benefits(5)	$46,125	$—	$—
Excise Tax Gross Up	$—	$—	$—
Total	$20,368,784	$14,341,224	$14,341,224
Gregory Bryant
Cash Severance(1)	$2,242,500	$—	$—
Variable Cash Incentive(2)	$7,913,869	$—	$—
Value of Accelerated Vesting of Equity Awards(3)(4)	$48,373,800	$49,985,178	$49,985,178
Value of Medical and Other Benefits(5)	$46,125	$—	$—
Excise Tax Gross Up	$—	$—	$—
Total	$58,576,294	$49,985,178	$49,985,178
Vivek Jain
Cash Severance(1)	$1,943,500	$—	$—
Variable Cash Incentive(2)	$5,523,343	$—	$—
Value of Accelerated Vesting of Equity Awards(3)(4)	$10,875,246	$11,951,506	$9,558,531
Value of Medical and Other Benefits(5)	$32,734	$—	$—
Excise Tax Gross Up	$—	$—	$—
Total	$18,374,823	$11,951,506	$9,558,531
Anelise Sacks
Cash Severance(1)	$1,868,750	$—	$—
Variable Cash Incentive(2)	$5,303,513	$—	$—
Value of Accelerated Vesting of Equity Awards(3)(4)	$8,984,423	$10,362,102	$10,362,102
Value of Medical and Other Benefits(5)	$46,125	$—	$—
Excise Tax Gross Up	$—	$—	$—
Total	$16,202,811	$10,362,102	$10,362,102
(1)Cash severance based upon a multiplier of 299% of the NEO’s base salary.
(2)Variable cash incentive based upon a multiplier of 299% of the sum of the NEO’s total variable cash incentive payments made to him or her in the four fiscal quarters preceding termination.

78	Executive Compensation

(3)The value of accelerated unvested options as of October 28, 2023 is calculated by taking the difference between the closing price of our common stock on Nasdaq on the last trading day of the fiscal year ($160.57 on October 27, 2023) and the option exercise price and multiplying it by the number of accelerated options. For time- and performance-based RSUs the value represents the closing price of our common stock on the last trading day of the fiscal year multiplied by the number of accelerated units. For PRSUs, the number of accelerated units assumes (i) vesting at the target level in the case of involuntary not for cause termination or by the NEO for good reason following a change in control and (ii) vesting at the level of achievement actually certified by the Compensation and Talent Committee.
(4)As of October 28, 2023, upon termination by us without cause or by the NEO for good reason after a change in control event, (i) Messrs. Roche, Mahendra-Rajah, Bryant, and Jain and Ms. Sacks would be entitled to acceleration of vesting of all outstanding unvested stock options or time-based RSUs and PRSUs granted under our 2020 Plan and our 2006 Plan and (ii) Mr. Jain would be entitled to acceleration of vesting of all outstanding unvested stock options or time-based RSUs and PRSUs granted under our 1996 Plan. As of October 28, 2023, in the event of the NEO’s death, Messrs. Roche, Mahendra-Rajah, Bryant, and Jain and Ms. Sacks would be entitled to acceleration of vesting of all outstanding unvested stock options or time-based RSUs and PRSUs granted under our 2020 Plan, our 2006 Plan, and our 1996 Plan. As of October 28, 2023, in the event of the NEO’s permanent disability, Messrs. Roche, Mahendra-Rajah, Bryant, and Jain and Ms. Sacks would be entitled to acceleration of vesting of all outstanding unvested stock options or time-based RSUs and PRSUs granted under our 2020 Plan and our 2006 Plan.
(5)Amounts include life, disability, dental, accident, and group health insurance benefit continuation in the case of Messrs. Roche, Mahendra-Rajah, Bryant, and Jain and Ms. Sacks, for 24 months after a termination in connection with a change in control. The annual benefit costs for each executive are: $7,628 for Mr. Roche, $23,062 for each of Messrs. Mahendra-Rajah and Bryant and Ms. Sacks, and $16,367 for Mr. Jain.
(6)In calculating the excise tax gross-up amounts, we take into account Mr. Roche’s earnings from ADI for the prior five years. We include the change in control cash severance and variable cash incentive, valuations of unvested stock options that become vested upon a change in control (using the fiscal year 2023 year-end closing stock price), valuations of time-based RSUs and PRSUs that become vested upon a change in control (using the fiscal year 2023 year-end closing stock price), and our estimated cost of medical and other benefits. Whether Mr. Roche will receive a gross-up amount will depend primarily on his earnings in the previous five years, which will vary depending on stock option exercise activity and amounts of salary and incentives deferred under the DCP. Since 2009, our executive compensation arrangements for new executives do not contain tax gross up provisions for excess parachute payments.
(7)Mr. Mahendra-Rajah served as our Executive Vice President, Finance and Chief Financial Officer until October 28, 2023.
CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our median employee and the annual total compensation of Vincent Roche our CEO and Chair.
This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our human resources system of records and the methodology described below. Because the SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported below, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.
As permitted by SEC rules, we used the same median employee for our fiscal year 2023 pay ratio calculation as we used for our fiscal year 2021 and fiscal year 2022 calculations included in our proxy statements for those fiscal years. We believe it is reasonable to use the same median employee for purposes of the pay ratio calculation because there was no material change in our employee population or in the median employee’s compensation arrangement or other material change that would significantly affect our pay ratio calculation. To identify the median employee in fiscal year 2021 and to determine such employee’s annual total compensation, we used the following methodology and material assumptions, adjustments and estimates:
▶We selected October 30, 2021, as the date upon which we would identify the “median employee.” As noted above, we are using the same median employee for the fiscal year 2023 pay ratio calculation.
▶We used our global employee population as of this date, which includes operators located in our manufacturing facilities around the world, including the Philippines.
▶To identify the median employee, we used annual base salary and target variable cash incentive (or sales incentive) at a target of 1.0x of annual base salary. Base salaries were annualized for all permanent employees who were employees for less than the full fiscal year and not on an unpaid leave of absence as of the identification date.
▶We identified and calculated the elements of the median employee’s total compensation for fiscal year 2023 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.
▶We applied the exchange rate that we utilize in our accounting system, as of our fiscal year end (October 28, 2023), to convert foreign currency to U.S. dollars.
For fiscal year 2023, the annual total compensation of the same median employee was $48,425. The annual total compensation of our CEO for fiscal year 2023 was $25,543,635, which is the annual total compensation of our CEO reported in the “Total” column of the Summary Compensation Table. Based on this information, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all other employees was approximately 527 to 1.

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Pay Versus Performance
This section should be read in conjunction with the Compensation Discussion and Analysis in this Proxy Statement, which includes additional discussion of the objectives of our executive compensation program and how they are aligned with our financial and operational performance.
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid to our principal executive officer (PEO) and our non-PEO NEOs, as defined by SEC rules (CAP), and certain of our financial performance measures. For further information concerning our pay-for-performance philosophy and how we align executive compensation with the company’s performance, refer to the Compensation Discussion and Analysis section of this Proxy Statement.
Pay Versus Performance Table

					Value of Initial Fixed $100 Investment Based On:
Year(1)	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for non- PEO NEOs	Average Compensation Actually Paid to non- PEO NEOs(2)	Total Shareholder Return	Peer Group Total Shareholder Return(3)	Net Income (in millions)	OPBT Margin %(4)
2023	$25,543,635	$27,379,913	$8,288,714	$8,309,413	$142.97	$131.46	$3,315	48.9%
2022	$22,098,295	$11,359,851	$14,285,882	$17,097,847	$126.62	$122.16	$2,749	49.4%
2021	$30,824,323	$59,576,220	$6,010,914	$10,201,660	$148.90	$167.86	$1,390	42.4%
(1)Vincent Roche is the PEO for fiscal years 2023, 2022, and 2021. The non-PEO NEOs reflect the following individuals in each year:
2023: Prashanth Mahendra-Rajah, Gregory Bryant, Vivek Jain, Anelise Sacks
2022: Prashanth Mahendra-Rajah, Gregory Bryant, Vivek Jain, Anelise Sacks
2021: Prashanth Mahendra-Rajah, Martin Cotter, John Hassett, Greg Henderson, Anelise Sacks
(2)“Compensation Actually Paid” to the PEO and non-PEO NEOs reflects the following adjustments from “total compensation” reported in the Summary Compensation Table:

	2023		2022		2021
	PEO ($)	Average of non- PEO NEOs ($)	PEO ($)	Average of non- PEO NEOs ($)	PEO ($)	Average of non- PEO NEOs ($)
Summary Compensation Table Total	25,543,635	8,288,714	22,098,295	14,285,882	30,824,323	6,010,914
Adjustments for Stock and Option Awards:
Subtraction: Value of "Stock Awards" and "Option Awards" reported in Summary Compensation Table	(19,997,672)	(5,961,815)	(15,000,172)	(11,675,243)	(25,709,208)	(4,227,970)
Addition: Year-end fair value of equity awards granted during the covered fiscal year that were outstanding and unvested at the covered fiscal year end	10,652,649	3,394,259	17,591,835	13,943,196	37,918,044	5,760,968
Addition (Subtraction): Year-over-year change in fair value at covered fiscal year end of equity awards granted in prior fiscal years that were outstanding and unvested at the covered fiscal year end	3,807,964	1,460,174	(10,815,724)	676,479	13,210,982	2,119,798
Addition (Subtraction): Change as of the vesting date (from the end of the prior fiscal year) in fair value of equity awards granted in prior fiscal years that vested in the covered fiscal year	7,373,337	1,128,081	(2,514,383)	(132,468)	3,332,079	537,951
Compensation Actually Paid (as calculated)	27,379,913	8,309,413	11,359,851	17,097,847	59,576,220	10,201,660

80	Executive Compensation

“Compensation Actually Paid” does not correlate to the total amount of cash of equity compensation realized during each fiscal year and is different from “realizable” or “realized” compensation as reported in the Compensation Discussion and Analysis. Instead, it is a nuanced calculation that includes the increase or decrease in value of certain elements of compensation over each fiscal year, including compensation granted in a prior fiscal year, in accordance with Item 402(v) of Regulation S-K. Given a significant amount of “Compensation Actually Paid” is dependent on our stock price at a specific point in time, it is important to note that the values could have been dramatically different if other measurement dates were chosen. The amount of compensation ultimately received may, in fact, be different from the amounts disclosed in these columns of the Pay Versus Performance Table.
(3)The peer group TSR set forth in this table utilizes the S&P Semiconductors Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report on Form 10-K for the year ended October 28, 2023. The comparison assumes $100 was invested for the period starting October 31, 2020, through the end of the listed year in ADI and in the S&P Semiconductors Index. Historical stock price performance is not necessarily indicative of future stock performance.
(4)OPBT Margin represents the most important financial performance measure (that is not otherwise required to be disclosed in the table) used by us to link CAP to our NEOs, including our PEO, to our performance for the most recently completed fiscal year. OPBT Margin is a non-GAAP measure and is calculated as Adjusted Operating Margin excluding acquisition-related expenses, acquisition-related transaction costs, and special charges. For a reconciliation of OPBT Margin to the most directly comparable GAAP financial measure and insight into how OPBT Margin is considered by management, please see Appendix A of this Proxy Statement.
Tabular List of Financial Performance Measures
As described in greater detail in the Compensation Discussion and Analysis section of this Proxy Statement, our executive compensation program reflects a pay-for-performance philosophy. We utilize metrics for our short- and long-term incentive compensation programs based on an objective of driving profitable growth and increasing shareholder value. Listed below are the financial performance measures which, in our assessment, represent the most important performance measures we used to link CAP in fiscal year 2023 to our NEOs, including our PEO, to company performance. Of these measures, we have identified OPBT Margin as the most important of our financial performance measures.
▶OPBT Margin*
▶Revenue Growth
▶Adjusted Operating Income*
▶Relative Total Shareholder Return (TSR)
*    OPBT Margin and Adjusted Operating Income are not prepared in accordance with GAAP. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures and insight into how these non-GAAP measures are considered by management, please see Appendix A of this Proxy Statement.
Pay Versus Performance: Graphical Description
The charts below provide a graphical description of CAP paid to our PEO and non-PEO NEOs (as calculated in accordance with the SEC rules) and the following measures:
▶ADI’s cumulative TSR and the S&P Semiconductors Index cumulative TSR;
▶ADI’s Net Income; and
▶ADI’s OPBT Margin.

2024 Proxy Statement	81

CAP and Cumulative TSR / Cumulative TSR of the Peer Group
CAP and Net Income
CAP and OPBT Margin

82	Executive Compensation

Audit Matters

PROPOSAL 3
Ratification of the Selection of Ernst & Young LLP as Independent Registered Public Accounting Firm for the Company’s Fiscal Year Ending November 2, 2024
Our Audit Committee is directly responsible for the appointment, compensation, retention and oversight of ADI’s independent registered public accounting firm. To execute this responsibility, the Audit Committee engages in an annual evaluation of the independent registered public accounting firm’s qualifications, performance and independence and whether the retention of the independent public accounting firm is in the best interests of the company and our shareholders.
Our Board of Directors unanimously recommends that you vote FOR the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2024.

Overview
Our Audit Committee has selected the firm of Ernst & Young LLP, independent registered public accounting firm, as our auditors for the fiscal year ending November 2, 2024 (fiscal year 2024). We have engaged Ernst & Young LLP, or its predecessor firms, to serve as our independent registered public accounting firm continuously since 1967. Through Ernst & Young LLP’s years of experience with ADI, Ernst & Young LLP has gained institutional knowledge of and deep expertise regarding ADI’s global operations, accounting policies and practices, and internal control over financial reporting, which enables efficiency with the annual audit and benefits the company. In accordance with SEC rules and Ernst & Young LLP policies, the firm’s lead engagement partner rotates every five years. Our Audit Committee and its Chair are directly involved in the selection of Ernst & Young LLP’s lead engagement partner. The Audit Committee also has the sole authority to approve all engagement fees paid to our independent registered public accounting firm.
The Audit Committee and our Board of Directors believe that the continued retention of Ernst & Young LLP as our independent registered public accounting firm is in the best interests of the company and our shareholders, and we are asking our shareholders to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2024. Although shareholder approval of the selection of Ernst & Young LLP is not required by law, our Board of Directors believes that it is advisable to give shareholders an opportunity to ratify this selection. If this proposal is not approved by our shareholders at the Annual Meeting, our Audit Committee will reconsider its selection of Ernst & Young LLP. Even if the selection is ratified, the Audit Committee may in its discretion select a different independent registered public accounting firm at any time during the year if it determines that such change would be in the best interests of the company and our shareholders.
Representatives of Ernst & Young LLP are expected to attend the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from shareholders.

2024 Proxy Statement	83

Independent Registered Public Accounting Firm Fees
The following table presents the aggregate fees billed for services rendered by Ernst & Young LLP, our independent registered public accounting firm, for fiscal year 2023 and fiscal year 2022.

Name	Fiscal Year 2023	Fiscal Year 2022
Audit Fees	$7,743,000	$7,213,000
Audit-Related Fees	$139,000	$104,000
Tax Fees	$3,160,000	$3,975,000
All Other Fees	$8,000	$135,000
Total Fees	$11,050,000	$11,427,000
Audit Fees
These are fees related to professional services rendered in connection with the audit of our consolidated financial statements, the audit of the effectiveness of our internal control over financial reporting, the reviews of our interim financial statements included in each of our Quarterly Reports on Form 10-Q, international statutory audits, assistance with registration statements and other periodic filings, and accounting consultations that relate to the audited financial statements and are necessary to comply with U.S. generally accepted accounting principles.
Audit-Related Fees
These are fees for assurance and related services and consisted primarily of audits of employee benefit plans, accounting matters not related to the annual audit, and attestation services that are not required by statute or regulation.
Tax Fees
These are fees for tax advice and services, including transfer pricing services, services relating to the integration of Maxim, assistance with preparation of certain income tax returns, tax advice and planning, and assistance with domestic and international tax audits. Included in this amount are fees of $300,000 in fiscal year 2023 and $225,000 in fiscal year 2022, for tax compliance services for our international affiliates and tax return preparation services for our expatriate employees on international assignments. Ernst & Young LLP does not provide tax services to any person in a financial reporting oversight role at ADI.
All Other Fees
These are fees for services other than the services reported above.

84	Audit Matters

Audit Committee’s Pre-Approval Policy and Procedures
The Audit Committee of our Board of Directors has adopted policies and procedures for the pre-approval of audit and non-audit services for the purpose of maintaining the independence of our independent registered public accounting firm. We may not engage our independent registered public accounting firm to render any audit or non-audit service unless either the service is approved in advance by the Audit Committee or the engagement to render the service is entered into pursuant to the Audit Committee’s pre-approval policies and procedures. On an annual basis, the Audit Committee may pre-approve services that are expected to be provided to ADI by the independent registered public accounting firm during the following 12 months. At the time the pre-approval is granted, the Audit Committee must (1) identify the particular pre-approved services in a sufficient level of detail so that management will not be called upon to make a judgment as to whether a proposed service fits within the pre-approved services and (2) establish a monetary limit with respect to each particular pre-approved service, which limit may not be exceeded without obtaining further pre-approval under the policy. At regularly scheduled meetings of the Audit Committee, management or the independent registered public accounting firm must report to the Audit Committee regarding each service actually provided to ADI.
The Audit Committee is empowered to pre-approve all audit services to be provided to ADI and all other services to be provided to ADI by our independent registered public accounting firm. The Audit Committee has delegated authority to the Chair of the Audit Committee to pre-approve any audit or non-audit services to be provided to ADI by the independent registered public accounting firm for which the cost is less than $100,000. During fiscal year 2023 and fiscal year 2022, all services provided to ADI by Ernst & Young LLP were pre-approved in accordance with the pre-approval policies and procedures described above.
Audit Committee Report
The Audit Committee of the Board of Directors assisted the Board of Directors’ oversight of (i) the integrity of our financial statements and ADI’s systems of internal control over financial reporting and disclosure controls and procedures, (ii) the qualifications and independence of our independent registered public accounting firm, and (iii) the performance of our internal audit function and independent registered public accounting firm. The Audit Committee also met privately with our independent registered public accounting firm and our Director of Internal Audit to discuss our financial statements and disclosures, accounting policies and their application, internal control over financial reporting, and other matters of importance to the Audit Committee, the independent registered public accounting firm and the internal auditors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements contained in our Annual Report on Form 10-K and the quarterly financial statements during fiscal year 2023, including the specific disclosures in the section titled ”Management’s Discussion and Analysis of Financial Condition and Results of Operations.” These discussions also addressed the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee reported on these meetings to our Board of Directors. The Audit Committee also selected and appointed our independent registered public accounting firm, reviewed the performance of the independent registered public accounting firm during the annual audit and on assignments unrelated to the audit, assessed the independence of the independent registered public accounting firm and reviewed and approved the independent registered public accounting firm’s fees. The Audit Committee also has adopted policies and procedures for the pre-approval of audit and non-audit services for the purpose of maintaining the independence of our independent registered public accounting firm. The Audit Committee operates under a written charter adopted by our Board of Directors.
The Audit Committee reviewed with our independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent registered public accounting firm (i) the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC and (ii) the independent registered public accounting firm’s independence from ADI and its management, including the matters in the written disclosures and the letter we received from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. The Audit Committee considered the appropriateness of the provision of non-audit services by the independent registered public accounting firm relative to their independence.
Based on its review and discussions referred to above, the Audit Committee recommended to our Board of Directors (and the Board of Directors approved) that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended October 28, 2023. The Audit Committee also selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending November 2, 2024.
Audit Committee
Karen M. Golz, Chair
Anantha P. Chandrakasan
Peter B. Henry
Mercedes Johnson

2024 Proxy Statement	85

Beneficial Ownership of Common Stock
Security Ownership of Certain Beneficial Owners
The following table lists information about those holders known to ADI to be the beneficial owners of 5% or more of our outstanding shares of common stock as of January 8, 2024:

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent of Common Stock Beneficially Owned(1)
5% Shareholders:
Vanguard Group Inc.(2)
100 Vanguard Boulevard
Malvern, Pennsylvania 19355	46,000,666	9.3%
BlackRock Inc.(3)
55 East 52nd Street
New York, New York 10055	41,660,333	8.4%
(1)The percent ownership for each shareholder on January 8, 2024 is calculated by dividing (1) the total number of shares beneficially owned by the shareholder by (2) the number of shares of our common stock outstanding on January 8, 2024 (495,839,582 shares).
(2)Based solely on an Amendment No. 9 to Schedule 13G filed by The Vanguard Group, Inc. on February 9, 2023 reporting stock ownership as of December 30, 2022. The Vanguard Group, Inc. also reported that, as of December 30, 2022, it had sole dispositive power for 43,968,180 shares, shared voting power for 694,086 shares and shared dispositive power with respect to 2,032,486 shares.
(3)Based solely on an Amendment No. 10 to Schedule 13G filed by BlackRock, Inc. on February 7, 2023 reporting stock ownership as of December 31, 2022. BlackRock, Inc. also reported that, as of December 31, 2022, it had sole voting power with respect to 36,948,965 shares and sole dispositive power for 41,660,333 shares.

86	Beneficial Ownership of Common Stock

Security Ownership of Directors and Executive Officers
The following table lists information as of January 8, 2024, about the beneficial ownership of common stock by each director or director nominee, by each executive officer named in the Summary Compensation Table included in this Proxy Statement, and by all of the directors and executive officers of ADI as a group. In the below table, fractional shares have been rounded up to the nearest whole share.

Name and Address of Beneficial Owner(1)	Shares Beneficially Owned(2)	Shares Acquirable Within 60 Days(3)	Total Beneficial Ownership	Percent of Common Stock Beneficially Owned(4)
André Andonian	928	1,228	2,156	*
Gregory Bryant	7,645	—	7,645	*
James A. Champy(5)	44,687	8,868	53,555	*
Anantha P. Chandrakasan	7,625	1,228	8,853	*
Edward H. Frank(6)	10,020	1,228	11,248	*
Laurie H. Glimcher	3,530	1,228	4,758	*
Karen M. Golz	8,679	1,228	9,907	*
Peter B. Henry	—	314	314	*
Vivek Jain	5,848	1,436	7,284	*
Stephen M. Jennings	—	888	888	*
Mercedes Johnson	6,608	1,228	7,836	*
Prashanth Mahendra-Rajah(7)	47,575	—	47,575	*
Vincent Roche(8)	60,713	377,178	437,891	*
Anelise Sacks	14,500	4,183	18,683	*
Kenton J. Sicchitano	27,489	8,868	36,357	*
Ray Stata(9)	822,047	26,988	849,035	*
Susie Wee	5,751	1,228	6,979	*
All directors and executive officers as a group (18 persons, consisting of 6 executive officers and 12 non-employee directors)(9)	1,076,610	437,319	1,513,929	*
*    Represents less than 1% of the outstanding shares of our common stock.
(1)Unless otherwise indicated, the address of each beneficial owner listed is c/o Analog Devices, Inc., One Analog Way, Wilmington, Massachusetts 01887.
(2)For each person, the “Shares Beneficially Owned” column may include shares of common stock attributable to the person because of that person’s voting or investment power. Unless otherwise indicated, each person in the table has sole voting and investment power over the shares listed. The inclusion in the table of any shares, however, does not constitute an admission of beneficial ownership of those shares by the named shareholder.
(3)The number of shares of common stock beneficially owned by each person is determined under applicable SEC rules. Under these rules, a person is deemed to have “beneficial ownership” of any shares over which that person has or shares voting or investment power, plus any shares that the person has the right to acquire within 60 days, including through the exercise of stock options. Unless otherwise indicated, for each person named in the table, the number in the “Shares Acquirable within 60 Days” column consists of shares covered by stock options that may be exercised and RSUs that vest within 60 days after January 8, 2024.
(4)The percent ownership for each shareholder on January 8, 2024 is calculated by dividing (1) the total number of shares beneficially owned by the shareholder by (2) the number of shares of our common stock outstanding on January 8, 2024 (495,839,582 shares) plus any shares acquirable (including exercisable stock options) by the shareholder in question within 60 days after January 8, 2024.
(5)Includes 38,316 shares held in trust for the benefit of Mr. Champy’s spouse and son, as to which Mr. Champy disclaims beneficial ownership.
(6)Includes 6,000 shares held by irrevocable trusts for the benefit of Dr. Frank’s daughters, of which Dr. Frank is a trustee.
(7)Mr. Mahendra-Rajah served as our Executive Vice President, Finance and Chief Financial Officer until October 28, 2023.
(8)Includes 55,000 shares held by the Vincent Roche 2023 Grantor Retained Annuity Trust dated August 25, 2023.
(9)Includes 652,221 shares held by Mr. Stata’s spouse, as to which Mr. Stata disclaims beneficial ownership. Includes 643,396 shares held by Mr. Stata’s spouse and 133,138 shares held directly by Mr. Stata that are pledged as collateral for a line of credit from a bank. Since January 2013, we have prohibited our directors and executive officers from future pledging of their company securities as collateral for a loan.
(10)All directors and executive officers as a group disclaim beneficial ownership of a total of 690,537 shares.

2024 Proxy Statement	87

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our executive officers, directors and the holders of more than 10% of our common stock to file with the SEC initial reports of ownership of our common stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. To our knowledge, based solely on a review of reports filed pursuant to Section 16(a) and written representations by the persons required to file these reports, all filing requirements of Section 16(a) were satisfied on a timely basis with respect to fiscal year 2023, with the exception of the following: (1) the late filing, due to administrative error, of one Form 4 by Mr. Sicchitano, reporting five transactions completed in 2021 and 2022; (2) the late filing, due to administrative error, of one Form 4 by Mr. Roche, reporting the acquisition of additional shares in connection with the certification of pre-established performance parameters related to Financial Metric PRSUs granted in fiscal year 2020; and (3) the late filings, due to administrative error, of one Form 4 by each of Messrs. Mahendra-Rajah and Jain and Ms. Sacks, reporting the acquisition of additional shares in connection with the certification of pre-established performance parameters relating to the Maxim Integration PRSUs.
No Hedging or Pledging Policy
Certain transactions in ADI securities such as (i) short sales, including short sales “against the box”, (ii) buying or selling puts, calls or other derivative ADI securities, (iii) purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) or other transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of ADI’s securities, or (iv) purchasing securities on margin, borrowing against ADI securities held in a margin account, or pledging ADI securities as collateral for a loan, create a heightened compliance risk or could create the appearance of misalignment between ADI’s directors and employees and ADI’s shareholders. As a result, our insider trading policy prohibits such transactions without the approval of the Board of Directors.
Equity Award Program Description
Our equity award program is a broad-based, long-term employee retention program that is intended to attract, retain and motivate our employees, executive officers and directors and to align their interests with those of our shareholders. Our shareholders approved our 2020 Plan at our 2020 annual meeting of shareholders held on March 11, 2020. Under our 2020 Plan, we may grant options to purchase shares of our common stock, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards to all employees, executive officers, directors, consultants and advisors of ADI. All stock options have a maximum term of ten years, and for employees, generally vest in four equal installments on each of the first, second, third and fourth anniversaries of the date of grant, subject to full or partial acceleration upon death, disability or a change in control. The 2020 Plan does not permit us to grant options at exercise prices that are below the fair market value of our common stock on the date of grant. Generally, our employee time-based RSUs vest in four equal installments on each of the first, second, third and fourth anniversaries of the date of grant. Our Relative TSR PRSUs have a three-year performance period under which the number of shares of ADI common stock received following vesting, if any, will be based on ADI’s TSR performance measured against the median TSR of a comparator group of companies over the three-year period. Our Financial Metric PRSUs have a three-year vesting period under which the number of shares of ADI common stock received following vesting, if any, will be based on ADI’s achievement of non-GAAP OPBT targets set by the Compensation and Talent Committee for one-year, two-year cumulative and three-year cumulative performance periods. RSUs and PRSUs granted under the 2020 Plan are subject to full or partial acceleration upon death, disability or a change in control.
Under our 2006 Plan, we granted options to purchase shares of our common stock, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards to all employees, executive officers, directors, consultants and advisors of ADI. The 2006 Plan expired by its terms on March 12, 2021, but awards outstanding under the 2006 Plan will remain in effect. We have not granted any new awards under the 2006 Plan since our shareholders approved our 2020 Plan on March 11, 2020. All stock options have a term of ten years, and for employees, generally vest in four equal installments on each of the first, second, third and fourth anniversaries of the date of grant, subject to full or partial acceleration upon death, disability or a change in control. The 2006 Plan did not permit us to grant options at exercise prices that are below the fair market value of our common stock on the date of grant. Generally, our employee time-based RSUs vest in four equal installments on each of the first, second, third and fourth anniversaries of the date of grant. Our Relative TSR PRSUs have three-year performance periods under which the number of shares of ADI common stock received following vesting, if any, will be based on ADI’s TSR performance measured against the median TSR of a comparator group of companies over the three-year period. Our Financial Metric PRSUs have a three-year vesting period under which the number of shares of ADI common stock received following vesting, if any, will be based on ADI’s achievement of non-GAAP OPBT targets set by the Compensation and Talent Committee for one-year, two-year cumulative and three-year cumulative performance periods. RSUs granted under the 2006 Plan are subject to full or partial acceleration upon death, disability or a change in control.

88	Beneficial Ownership of Common Stock

Under our 2010 Plan, which we assumed as part of the Linear Technology acquisition, we granted options to purchase shares of our common stock, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards to legacy Linear Technology employees. The 2010 Plan expired by its terms on September 15, 2020, but awards outstanding under the 2010 Plan will remain in effect. We have not granted any new awards under the 2010 Plan since our shareholders approved our 2020 Plan on March 10, 2020. All stock options have a term of ten years, and for employees, generally vest in four equal installments on each of the first, second, third and fourth anniversaries of the date of grant, subject to full or partial acceleration upon death or disability. The 2010 Plan did not permit us to grant options at exercise prices that are below the fair market value of our common stock on the date of grant. Generally, our employee time-based RSUs vest in four equal installments on each of the first, second, third and fourth anniversaries of the date of grant. RSUs under the 2010 Plan are subject to full or partial acceleration upon death or disability. The Compensation and Talent Committee has discretion to determine the treatment of outstanding awards under the 2010 Plan in the event of a change in control.
In connection with the Maxim acquisition, we assumed and amended and restated the Maxim Amended and Restated 1996 Stock Incentive Plan, or 1996 Plan. We also assumed Maxim’s existing share reserve under the 1996 Plan and may use the reserve both to settle outstanding Maxim awards previously granted by Maxim under the plan, as well as to settle future grants made by ADI to legacy Maxim employees and any new employees of the combined company. Under the 1996 Plan we may grant options to purchase shares of our common stock, restricted stock, restricted stock units and other stock-based awards. The 1996 Plan will expire by its terms on August 11, 2024, but awards outstanding under the 1996 Plan will remain in effect. There are no stock options outstanding under the 1996 Plan. If we were to issue stock options, they would have a term of ten years, and for employees, generally vest in four equal installments on each of the first, second, third and fourth anniversaries of the date of grant, subject to full or partial acceleration upon death or disability. The 1996 Plan does not permit us to grant options at exercise prices that are below the fair market value of our common stock on the date of grant. Employee time-based RSUs and RSAs previously granted by Maxim under the 1996 Plan continue to vest on the same schedule provided under the original Maxim awards. New RSUs typically will vest in four equal installments on each of the first, second, third and fourth anniversaries of the date of grant. Generally, stock options, RSUs, and RSAs under the 1996 Plan are subject to full acceleration upon death.
Our shareholders approved our ESPP at our 2022 annual meeting of shareholders, which provides for 5,000,000 shares of our common stock to be available for purchase by eligible employees in accordance with the terms of the plan. The ESPP permits eligible employees to purchase shares of our common stock at a discount during consecutive six-month plan periods. Our Board of Directors, the Compensation and Talent Committee, or its delegate will determine the purchase price of the shares in a given plan period, including whether such purchase price will be determined based on the lesser of the closing price of our common stock on the first business day of the plan period and the last business day of the plan period, or will be based solely on the closing price of our common stock on the last day of the plan period; provided, however, that such purchase price shall be, in either case, (i) at least 85% of the applicable closing price in the case of a Section 423 offering under the Internal Revenue Code and (ii) at least 80% of the applicable closing price in the case of a nonqualified offering under the Internal Revenue Code. Employee contributions are made through payroll deductions or other contributions at a specified whole percentage of the participating employee’s compensation, subject to a minimum permitted percentage of 1% and a maximum permitted percentage of 20%. Our Board of Directors, the Compensation and Talent Committee or its delegate may, in its discretion, designate a higher minimum, and/or a lower maximum, contribution rate.
We can make equity award grants to executive officers and directors only from shareholder-approved plans after the Compensation and Talent Committee reviews and approves the grants. All members of the Compensation and Talent Committee are independent directors, as defined by the Nasdaq Rules.

2024 Proxy Statement	89

Securities Authorized for Issuance under Equity Compensation Plans
The following table provides information as of October 28, 2023 about the securities that may be issued under outstanding equity awards, or authorized for future issuance, under our 2020 Plan, the ESPP, and the 1996 Plan, which we assumed in connection with the Maxim acquisition, and the securities that may be issued under outstanding equity awards under our 2006 Plan, as well as our 2010 Plan, which was assumed in connection with the Linear Technology acquisition.

	(a)		(b)		(c)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by shareholders	6,344,153	(1)	$75.77	(2)	19,625,705	(3)
Equity compensation plans not approved by shareholders(4)	1,297,282	(4)	$—		8,530,457	(4)
Total	7,641,435		$75.77	(2)	28,156,162
(1)Includes 1,297,282 RSUs under our 2006 Plan that were outstanding on October 28, 2023 and 3,971,834 RSUs under our 2020 Plan that were outstanding on October 28, 2023.
(2)The weighted average exercise price of outstanding options, warrants and rights excludes RSUs, which do not have an exercise price.
(3)Our 2020 Plan, which was approved by shareholders in March 2020, allows for the issuance of 9,585,500 shares of our common stock, plus such additional number of shares of our common stock (up to 20,857,992) as is equal to the sum of (x) the number of shares of common stock reserved for issuance under the 2006 Plan and the 2010 Plan that remained available for grant under such plan immediately prior to the date that the 2020 Plan was approved by our shareholders and (y) the number of shares of common stock subject to awards granted under the 2006 Plan and the 2010 Plan, which awards expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by us at their original issuance price pursuant to a contractual repurchase right. Includes 4,549,183 shares remaining available for future issuance under the ESPP. Does not include purchase rights accruing under the ESPP as of October 28, 2023, since the purchase rights (and therefore the number shares to be purchased) were not determinable until the end of the purchase period.
(4)In connection with the acquisition of Linear Technology in March 2017, we assumed the 2010 Plan and issued approximately 2.1 million RSU and RSA awards under the 2010 Plan in replacement of outstanding and unvested Linear Technology equity awards under such plan. The 2010 Plan expired by its terms on September 15, 2020, but awards outstanding under the 2010 Plan will remain in effect. In connection with the acquisition of Maxim in August 2021, we assumed the 1996 Plan. Awards granted by Maxim under the 1996 Plan based on shares of Maxim common stock converted to awards based on shares of ADI common stock upon consummation of the acquisition based on an exchange ratio set forth in the merger agreement.
Under our 1996 Plan, which we assumed as part of our acquisition of Maxim, we may grant options to purchase shares of our common stock, restricted stock awards, and restricted stock units to legacy Maxim employees or new employees hired after the completion of the Maxim acquisition. All stock options granted under the 1996 Plan will have a maximum term of ten years, and for employees, will generally vest in four equal installments on each of the first, second, third and fourth anniversaries of the date of grant, subject to accelerated vesting upon death or disability. The 1996 Plan does not permit us to grant options at exercise prices that are below the fair market value of our common stock on the date of grant. Generally, RSUs granted to employees under the 1996 Plan vest in four equal installments on each of the first, second, third and fourth anniversaries of the date of grant, subject to accelerated vesting upon death. The 1996 Plan also contains provisions addressing the consequences of a reorganization event or change in control, which may result in full or partial accelerated vesting of awards on or after the reorganization event or change in control. The 1996 Plan will terminate on August 11, 2024 unless it is terminated sooner by our Board of Directors.

90	Beneficial Ownership of Common Stock

Shareholder Proposal

PROPOSAL 4 Simple Majority Vote Our Board of Directors unanimously recommends that you vote AGAINST this shareholder proposal.

Mr. John Chevedden has submitted the following proposal for consideration at the Annual Meeting. The address of, and the number of shares owned by, such shareholder will be provided upon written request to the Secretary. The shareholder proposal will be voted on at the Annual Meeting only if properly presented at the Annual Meeting by or on behalf of the shareholder proponent.
The text of the shareholder proposal and supporting statement set forth below appear exactly as it was received by us unless otherwise noted. All statements contained in the shareholder proposal and supporting statement are the sole responsibility of the proponent.
Proposal 4 – Simple Majority Vote
Shareholders request that our board take each step necessary so that each voting requirement in our charter and bylaws (that is explicit or implicit due to default to state law) that calls for a greater than simple majority vote be replaced by a requirement for a majority of the votes cast for and against applicable proposals, or a simple majority in compliance with applicable laws. If necessary this means the closest standard to a majority of the votes cast for and against such proposals consistent with applicable laws. This includes making the necessary changes in plain English.
Shareholders are willing to pay a premium for shares of companies that have excellent corporate governance. Supermajority voting requirements have been found to be one of 6 entrenching mechanisms that are negatively related to company performance according to “What Matters in Corporate Governance” by Lucien Bebchuk, Alma Cohen and Allen Ferrell of the Harvard Law School. Supermajority requirements are used to block initiatives supported by most shareowners but opposed by a status quo management.
This proposal topic won from 74% to 88% support at Weyerhaeuser, Alcoa, Waste Management, Goldman Sachs, FirstEnergy, McGraw-Hill and Macy’s. These votes would have been higher than 74% to 88% if more shareholders had access to independent proxy voting advice. This proposal topic also received overwhelming 98%-support each at the 2023 annual meetings of American Airlines (AAL) and The Carlyle Group (CG).
Simple majority vote would facilitate the adoption of improvements to the governance of Analog Devices which has the strong potential to improve the performance of Analog Devices. Simple majority vote is a step forward for the Board of Directors, management and shareholders.
Please vote yes:
Simple Majority Vote – Proposal 4
ADI’s Board of Directors’ Statement in Opposition to Shareholder Proposal
The Board of Directors unanimously recommends that shareholders vote “AGAINST” this proposal for the following reasons:
ADI has limited supermajority voting requirements, narrowly tailored and reflecting state default standards.
Neither our articles of organization nor our bylaws expressly call for a voting standard other than a majority vote. Our bylaws can be amended with a vote of the majority of outstanding shares. However, Massachusetts corporate law, unlike the corporate law of most other states, does provide a supermajority default voting standard of two-thirds of shares entitled to vote for certain extraordinary matters – approval of mergers and amendments to our articles of organization. Because our organizational documents are otherwise silent on the required voting standard for such matters, this supermajority standard applies. Under state law, the lowest voting standard which could be imposed on these matters would be a majority of all shares eligible to vote.

2024 Proxy Statement	91

Our Board of Directors believes that retaining the default supermajority voting standards under Massachusetts law is in the best interests of our shareholders and ADI. In the limited circumstances in which proposals of this type are being considered, our Board of Directors believes that the higher voting requirements are appropriate because such fundamental matters should require the support of a broad consensus of shareholders.
These default supermajority thresholds also assist in maximizing long-term value to all shareholders and deterring hostile takeovers of ADI that may not be in the best interests of the shareholders or the company. ADI does not have a classified (or “staggered”) board. All of ADI’s directors are up for election each year. The Board of Directors is fully accountable to shareholders, and shareholders accordingly have a powerful avenue to exercise influence over the strategic direction of ADI. The Board of Directors believes that the limited supermajority requirements the company has in place, in the context of our overall governance profile, are appropriate to maintain the stability of our operations while allowing for action to be taken where there is strong shareholder consensus.
These provisions are not intended to, and do not, preclude offers to acquire ADI or prevent amendments to ADI’s articles of organization. Both of these matters require Board approval in addition to shareholder approval, and cannot be adopted by unilateral shareholder action. Our Board of Directors recognizes the consequences to ADI shareholders of approval of a merger under state law – which may include the mandatory disposition of such shareholder’s ADI shares for designated merger consideration – or of changes to ADI’s articles of organization, which may change the fundamental rights attached to such shares. The Board believes that its willingness to subject actions which it supports to the supermajority voting requirement demonstrates its sincere belief that the requirements are beneficial to ADI shareholders broadly. The Board of Directors also took into consideration the fact that amendments to ADI’s bylaws, which can be initiated without Board action, are not subject to a supermajority voting requirement and can be adopted by the vote of a majority of outstanding shares.
ADI has a recognized commitment to corporate governance best practices.
Our Board of Directors is committed to effective corporate governance and has adopted a wide range of practices and procedures that promote effective board oversight and ensure receptiveness to shareholder feedback. These include annual election of all directors; a majority voting standard in all uncontested director elections; a Board of Directors consisting of a substantial majority of independent directors and a Lead Independent Director; robust corporate governance policies and guidelines; a proxy access right; and an active shareholder engagement program.
Given ADI’s overall shareholder-friendly governance profile and the avenues available for shareholders to exercise influence over the composition of the Board of Directors and the company’s policies and strategic direction, the Board of Directors does not believe that the supermajority voting provisions applicable to the company under state default standards constitute an undue limitation on the rights of the Company’s shareholders.
Summary
ADI recognizes that strong corporate governance practices are critical for continued success. However, in light of the company’s existing strong governance practices, we do not believe that simple majority voting standards for certain limited circumstances, as would be imposed under this proposal, are in the best interests of the company or its shareholders.

92	Shareholder Proposal

Q&A About Annual Meeting and Voting
Q:    What is the purpose of the Annual Meeting?
A:    At the Annual Meeting, shareholders will consider and vote on the following matters:
1.The election of the 11 nominees named in this Proxy Statement to our Board of Directors, each for a term expiring at the next annual meeting of shareholders.
2.The approval, by non-binding “say-on-pay” vote, of the compensation of our NEOs, as described in the Compensation Discussion and Analysis, executive compensation tables and accompanying narrative disclosures in this Proxy Statement.
3.The ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending November 2, 2024.
4.Shareholder proposal regarding simple majority vote, if properly presented at the Annual Meeting.
The shareholders will also act on any other business that may properly come before the meeting or any postponement, adjournment, rescheduling or continuation of the meeting.
Q:    Who can vote?
A:    To be able to vote, you must have been an ADI shareholder of record at the close of business on January 9, 2024. This date is the record date for the Annual Meeting. The number of shares entitled to vote on each proposal at the Annual Meeting is 495,869,596 shares of our common stock, which includes 495,839,582 shares of our common stock outstanding on the record date and 30,014 shares of issued restricted stock.
Q:    How many votes do I have?
A:    Each share of our common stock that you own on the record date entitles you to one vote on each matter that is voted on.
Q:    Is my vote important?
A:    Yes. Your vote is important no matter how many shares you own. Please take the time to vote. Take a moment to read the instructions below. Choose the way to vote that is easiest and most convenient for you and cast your vote as soon as possible.
Q:    How do I vote?
A:    If you are the “record holder” of your shares, meaning that you own your shares in your own name and not through a bank, broker or other nominee, you may vote in one of four ways.
1.By Internet. If you have Internet access, you may vote by proxy from any location in the world by going to proxyvote.com and following the Internet voting instructions on the Notice of Internet Availability of Proxy Materials or the proxy card. Proxies submitted via the Internet must be received by 11:59 p.m. Eastern Time on March 12, 2024.
2.By telephone. You may vote by proxy by calling 1-800-690-6903 toll-free within the United States, U.S. territories and Canada and following the instructions provided by the recorded message. Proxies submitted via telephone must be received by 11:59 p.m. Eastern Time, on March 12, 2024.
3.By mail. If you received a printed proxy card, you may vote by proxy by completing and signing the proxy card and promptly mailing it in the enclosed postage-prepaid envelope. You do not need to put a stamp on the enclosed envelope if you mail it in the United States. The shares you own will be voted according to your instructions on the proxy card that you mail. If you return the proxy card, but do not give any instructions on a particular matter described in this Proxy Statement, the shares you own will be voted in accordance with the recommendations of our Board of Directors. The Board of Directors recommends that you vote FOR each director nominee, FOR each of Proposals 2 and 3 and AGAINST the shareholder proposal in Proposal 4.
4.In person. If you attend the Annual Meeting, you may vote by delivering your completed proxy card in person or by completing a ballot. Ballots will be available at the Annual Meeting.

2024 Proxy Statement	93

Q:    Can I vote if my shares are held in “street name”?
A:    If the ADI shares that you own are held in “street name” by a bank, broker or other nominee, your bank, broker or other nominee is considered, with respect to those shares, the record holder of your shares, and is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the instructions that your bank, broker or other nominee provides you. Many banks, brokers or other nominees also offer the option of submitting voting instructions over the Internet or by telephone, instructions for which would be provided by your bank, broker or other nominee on your voting instruction form.
If you hold shares through an account with a broker, the voting of shares by such broker when you do not provide voting instructions is governed by applicable stock exchange rules. These rules allow brokers to vote shares at their discretion on certain matters for which their customers do not provide voting instructions. The ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2024 (Proposal 3) is a proposal on which your broker is expected to be able to vote even if it does not receive instructions from you, so long as it holds your shares in its name. The election of directors (Proposal 1), the “say-on-pay” advisory vote (Proposal 2), and the shareholder proposal (Proposal 4) are proposals on which your bank, broker, or other nominee may not vote if you do not instruct your bank, broker, or other nominee how to vote with respect to these proposals. “Broker non-votes” are shares that are held in “street name” by a bank, broker or other nominee that indicates on its proxy that it does not have or did not exercise discretionary authority to vote on a particular proposal.
If your shares are held in “street name” as of the record date January 9, 2024, you must bring an account statement or letter from your broker or other nominee, showing that you are the beneficial owner of the shares as of the record date in order to be admitted to the Annual Meeting on March 13, 2024. To be able to vote your shares held in “street name” at the Annual Meeting, you need to obtain a legal proxy from your bank, broker or other nominee, issued in your name giving the right to vote your shares.
Q:    Can I change my vote or revoke my proxy after I have mailed my proxy card or after I have voted my shares over the Internet or by telephone?
A:    Yes. If you are the “record holder” of your shares, you can revoke your proxy or change your vote at any time before the polls close at the Annual Meeting by doing any one of the following things:
▶voting by proxy over the Internet or by telephone as instructed above (only your latest Internet or telephone vote is counted);
▶signing and returning another proxy card with a later date;
▶giving our Secretary a written notice before the meeting that you want to revoke your proxy; or
▶attending the Annual Meeting, requesting that your proxy be revoked and voting in person as instructed above.
Your attendance at the Annual Meeting alone will not revoke your proxy.
If your shares are held in “street name,” you may submit a new, later-dated voting instruction form or contact your bank, broker or other nominee. You may also vote in person at the Annual Meeting if you obtain a legal proxy as described in the answer to the question entitled “Can I vote if my shares are held in ‘street name’”?
Q:    What constitutes a quorum?
A:    In order for business to be conducted at the Annual Meeting, a quorum must be present in person or represented by valid proxies. For each of the proposals to be presented at the Annual Meeting, a quorum consists of the holders of a majority of the shares of common stock issued and outstanding on January 9, 2024, the record date, or at least 247,934,799 shares.
Shares of common stock represented in person or by proxy (including “broker non-votes” and shares that abstain or do not vote with respect to a particular proposal) will be counted for the purpose of determining whether a quorum exists at the Annual Meeting for that proposal. If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.
Q:    What vote is required for each proposal?
A:    Election of directors (Proposal 1). Under our bylaws, a nominee will be elected to the Board of Directors if the votes cast “for” the nominee’s election exceed the votes cast “against” the nominee’s election, with abstentions and “broker non-votes” not counting as votes “for” or “against.” If the shares you own are held in “street name” by a bank, broker, or other nominee, your bank, broker, or other nominee, as the record holder of your shares, is required to vote your shares according to your instructions. If you do not instruct your bank, broker, or other nominee how to vote with respect to this proposal, your bank, broker, or other nominee may not vote your shares with respect to the election of directors. If an incumbent director nominee in an uncontested election of directors receives a majority of votes “against” his or her election, the director must tender a resignation from the Board of Directors. The Board of Directors will then decide whether to accept the resignation within 90 days following certification of the shareholder vote (based on the recommendation of a committee of independent directors). We will publicly disclose the Board of Directors’ decision and its reasoning with regard to the offered resignation.

94	Q&A About Annual Meeting and Voting

“Say-on-Pay” (Proposal 2). Our Board of Directors is seeking a non-binding advisory vote regarding the compensation of our NEOs, as described in the Compensation Discussion and Analysis, executive compensation tables and accompanying narrative disclosures contained in this proxy statement. Under our bylaws, the affirmative vote of a majority of the total number of votes cast on the proposal is needed to approve this resolution. The vote is advisory and non-binding in nature but our Compensation and Talent Committee will take into account the outcome of the vote when considering future executive compensation arrangements. If you do not instruct your bank, broker, or other nominee how to vote with respect to this proposal, your bank, broker or other nominee may not vote your shares with respect to this proposal.
Ratification of selection of independent registered public accounting firm (Proposal 3). Under our bylaws, the affirmative vote of a majority of the total number of votes cast on the proposal is needed to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2024. Even if you do not instruct your bank, broker, or other nominee how to vote with respect to this proposal, your bank, broker, or other nominee may vote your shares with respect to this proposal.
Shareholder proposal (Proposal 4). Under our bylaws, the affirmative vote of a majority of the total number of votes cast on the proposal is needed to approve Proposal 4. If you do not instruct your bank, broker, or other nominee how to vote with respect to Proposal 4, your bank, broker, or other nominee may not vote your shares with respect to the proposal.
Q:    How will votes be counted?
A:    Each share of common stock will be counted as one vote according to the instructions contained on a properly completed proxy card, whether submitted by mail, over the Internet or by telephone, or on a ballot voted in person at the Annual Meeting. With respect to all proposals, shares will not be voted in favor of the matter, and will not be counted as voting on the matter, if they either (1) abstain from voting on a particular matter, or (2) are “broker non-votes.” Banks, brokers, and other nominees who do not receive instructions with respect to Proposals 1, 2, or 4 will not be allowed to vote these shares, and all such shares will be “broker non-votes” rather than votes “for” or ”against”. Accordingly, assuming the presence of a quorum, abstentions and “broker non-votes” for a particular proposal will not be counted as votes cast to determine the outcome of a particular proposal.
Q:    Who will count the votes?
A:    The votes will be counted, tabulated and certified by Broadridge Financial Solutions, Inc.
Q:    Will my vote be kept confidential?
A:    Yes, your vote will be kept confidential and we will not disclose your vote, unless (1) we are required to do so by law (including in connection with the pursuit or defense of a legal or administrative action or proceeding), or (2) there is a contested election for the Board of Directors. The tabulation agent will forward any written comments that you make on the proxy card to management without providing your name, unless you expressly request disclosure on your proxy card.
Q:    How does the Board of Directors recommend that I vote on the proposals?
A:    The Board of Directors recommends that you vote:
FOR the election of each of the 11 nominees to serve as directors on the Board of Directors, each for a term expiring at the next annual meeting of shareholders (Proposal 1);
FOR the approval, by non-binding “say-on-pay” vote, of the compensation of our NEOs, as described in the Compensation Discussion and Analysis, executive compensation tables and accompanying narrative disclosures contained in this Proxy Statement (Proposal 2);
FOR the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2024 (Proposal 3); and
AGAINST the shareholder proposal (Proposal 4).
Q:    Will any other matters be voted on at this meeting?
A:    No. Under the laws of Massachusetts, where we are incorporated, an item may not be brought before our shareholders at a meeting unless it appears in the notice of the meeting. Our bylaws establish the process for a shareholder to bring a matter before a meeting. See “Additional Information” below.
Q:    Where can I find the voting results?
A:    We will report the voting results in a Form 8-K filed with the SEC within four business days after the conclusion of the Annual Meeting.

2024 Proxy Statement	95

Q:    What are the costs of soliciting these proxies and who will pay?
A:    We will bear the costs of solicitation of proxies. We have engaged Alliance Advisors LLC to assist us with the solicitation of proxies and expect to pay Alliance Advisors approximately $16,000 for their services. In addition to solicitations by mail, Alliance Advisors and our directors, officers and regular employees may solicit proxies by telephone, email and personal interviews without additional remuneration. We will request brokers, custodians and fiduciaries to forward proxy soliciting material to the owners of shares of our common stock that they hold in their names. We will reimburse banks and brokers for their reasonable out-of-pocket expenses incurred in connection with the distribution of our proxy materials.
Q:    Why did I receive a “Notice of Internet Availability of Proxy Materials” but no proxy materials?
A:    We are distributing our proxy materials to shareholders via the Internet under the “Notice and Access” approach permitted by the rules of the SEC. This approach expedites shareholders’ receipt of proxy materials while conserving natural resources and reducing our distribution costs. On or about January 19, 2024, we mailed a Notice of Internet Availability of Proxy Materials to participating shareholders containing instructions on how to access the proxy materials on the Internet, and if desired, to request to receive a paper copy of our proxy materials by mail.
Q:    How can I obtain an Annual Report on Form 10-K?
A:    Our Annual Report on Form 10-K for the fiscal year ended October 28, 2023 is available on our website at https://investor.analog.com/financial-info/annual-reports. If you would like a copy of our Annual Report on Form 10-K for fiscal year 2023 and/or any of its exhibits, we will send you such materials without charge. Please contact:
Investor Relations Department
Analog Devices, Inc.
One Analog Way
Wilmington, Massachusetts 01887
Phone: 781-461-3282
Email: investor.relations@analog.com
Q:    Whom should I contact if I have any questions?
A:    If you have any questions about the Annual Meeting or your ownership of our common stock, please contact our Investor Relations Department, at the address, telephone number or email address listed above.

96	Q&A About Annual Meeting and Voting

Additional Information
Other Matters
Our Board of Directors does not know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, it is the intention of the persons named as proxies to vote, or otherwise act, in accordance with their judgment on such matters.
Shareholder Proposals for Inclusion in Proxy Statement
If you are interested in submitting a proposal for inclusion in our proxy statement for the 2025 annual meeting of shareholders, you need to follow the procedures outlined in Rule 14a-8 of the Exchange Act. To be eligible for inclusion, we must receive your shareholder proposal for our proxy statement for the 2025 annual meeting of shareholders at our principal corporate offices in Wilmington, Massachusetts at the address below no later than September 21, 2024.
Shareholder Director Nominations for Inclusion in Proxy Statement
Our Board of Directors has implemented a proxy access provision in our bylaws, which allows a shareholder or group of up to 20 shareholders owning in aggregate 3% or more of our outstanding shares of common stock continuously for at least three years to nominate and include in our proxy materials director nominees constituting up to 20% of the number of directors in office or two nominees, whichever is greater, provided the shareholder(s) and nominee(s) satisfy the requirements in the bylaws. If a shareholder or group of shareholders wishes to nominate one or more director candidates to be included in our proxy statement pursuant to these proxy access provisions in Article I, Section 1.9(c) of our bylaws, the Secretary must receive advance written notice at the address noted below not less than 120 days nor more than 150 days before the first anniversary of the preceding year’s annual meeting. However, if the date of our annual meeting of shareholders is advanced by more than 20 days, or delayed by more than 60 days, from the anniversary date, or if no annual meeting was held in the preceding year, then we must receive such notice at the address noted below not earlier than the 150th day before such annual meeting and not later than the close of business on the later of (1) the 120th day prior to such annual meeting and (2) the seventh day after the day on which notice of the meeting date was mailed or public disclosure was made, whichever occurs first. Assuming that the 2025 annual meeting of shareholders is not advanced by more than 20 days nor delayed by more than 60 days from the anniversary date of the Annual Meeting, you would need to give us appropriate notice at the address noted below no earlier than October 14, 2024, and no later than November 13, 2024.
Shareholder Proposals and Director Nominations Not Included in Proxy Statement
In addition, our bylaws require that we be given advance written notice for nominations for election to our Board of Directors and other matters that shareholders wish to present for action at an annual meeting of shareholders other than those to be included in our proxy statement under Rule 14a-8. The Secretary must receive such notice at the address noted below not less than 90 days or more than 120 days before the first anniversary of the preceding year’s annual meeting of shareholders. However, if the date of our annual meeting of shareholders is advanced by more than 20 days, or delayed by more than 60 days, from the anniversary date, then we must receive such notice at the address noted below not earlier than the 120th day before such annual meeting and not later than the close of business on the later of (1) the 90th day before such annual meeting and (2) the seventh day after the day on which notice of the meeting date was mailed or public disclosure was made, whichever occurs first. Assuming that the 2025 annual meeting of shareholders is not advanced by more than 20 days nor delayed by more than 60 days from the anniversary date of the Annual Meeting, you would need to give us appropriate notice at the address noted below no earlier than November 13, 2024, and no later than December 13, 2024. If a shareholder does not provide timely notice of a nomination or other matter to be presented at the 2025 annual meeting of shareholders, under Massachusetts law, it may not be brought before our shareholders at a meeting. Our bylaws also specify requirements relating to the content of the notice (including the information required by Rule 14a-19 under the Exchange Act) that shareholders must provide to the Secretary of ADI for a shareholder proposal or nomination for director, to be properly presented at an annual shareholder meeting. A copy of the full text of our amended and restated bylaws is on file with the SEC and publicly available on our website.

2024 Proxy Statement	97

Any proposals, nominations or notices should be sent to:
Janene Asgeirsson, Secretary
Analog Devices, Inc.
One Analog Way
Wilmington, Massachusetts 01887
Phone: 781-937-1164
Email: janene.asgeirsson@analog.com
Householding of Annual Meeting Materials
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to shareholders may have been sent to multiple shareholders in your household unless we have received contrary instructions from one or more shareholders. We will promptly deliver a separate copy of either document to you if you contact us at the following address, telephone number or email address: Investor Relations Department, Analog Devices, Inc., One Analog Way, Wilmington, Massachusetts 01887, telephone: 781-461-3282, email: investor.relations@analog.com. If you want to receive separate copies of the proxy statement or annual report to shareholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address, telephone number or email address.

98	Additional Information

Appendix A: Reconciliation of GAAP Measures to Non-GAAP Measures
Non-GAAP financial measures included in the Proxy Statement are financial measures that are not in accordance with, nor an alternative to, generally accepted accounting principles (GAAP) and may be different from non-GAAP measures presented by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles.
Management uses non-GAAP measures internally to evaluate ADI’s operating performance from continuing operations against past periods and to budget and allocate resources in future periods. These non-GAAP measures also assist management in evaluating ADI’s core business and trends across different reporting periods on a consistent basis. Management also uses these non-GAAP measures as the primary performance measurement when communicating with analysts and investors regarding ADI’s earnings results and outlook and believes that the presentation of these non-GAAP measures is useful to investors because it provides investors with the operating results that management uses to manage the company and enables investors and analysts to evaluate ADI’s core business. Management also believes that the non-GAAP liquidity measure free cash flow is useful both internally and to investors because it provides information about the amount of cash generated after capital expenditures that is then available to repay debt obligations, make investments and fund acquisitions, and for certain other activities.
We believe that non-GAAP measures have material limitations in that they do not reflect all of the amounts associated with ADI’s results of operations as determined in accordance with GAAP and should not be considered in isolation from, or as a substitute for, ADI’s financial results presented in accordance with GAAP. ADI’s use of non-GAAP measures, and the underlying methodology when including or excluding certain items, is not necessarily an indication of the results of operations that may be expected in the future, or that ADI will not, in fact, record such items in future periods. Investors should consider the company’s non-GAAP financial measures in conjunction with the corresponding GAAP measures.
Free Cash Flow: Net cash provided by operating activities, determined in accordance with GAAP, less additions to property, plant and equipment, net. Free cash flow revenue percentage represents free cash flow divided by revenue.
Acquisition Related Expenses: Expenses incurred as a result of current and prior period acquisitions and primarily include expenses associated with the fair value adjustments to debt, inventory, property, plant and equipment and amortization of acquisition related intangibles, which include acquired intangibles such as purchased technology and customer relationships. Expenses also include fair value adjustments associated with the replacement of share-based awards related to the Maxim acquisition. We excluded these costs from our non-GAAP measures because they relate to specific transactions and are not reflective of our ongoing financial performance.
Acquisition Related Transaction Costs: Costs directly related to the Maxim acquisition, including legal, accounting and other professional fees as well as integration-related costs. We excluded these costs from our non-GAAP measures because they relate to a specific transaction and are not reflective of our ongoing financial performance.
Special Charges, net: Expenses, net, incurred as part of the integration of the Maxim acquisition, in connection with facility closures, consolidation of manufacturing facilities, severance, other accelerated stock-based compensation expense and other cost reduction efforts or reorganizational initiatives. We excluded these expenses from our non-GAAP measures because apart from ongoing expense savings as a result of such items, these expenses have no direct correlation to the operation of our business in the future.
Tax Related Items: Income tax effect of the non-GAAP items discussed above, an income tax benefit from a discrete tax item related to a federal corporate income tax relief claim, certain other income tax benefits associated with prior periods, and an income tax benefit from a discrete tax item related to the consolidation of certain subsidiaries. We excluded the income tax effect of these tax related items from our non-GAAP measures because they are not associated with the tax expense on our current operating results.

2024 Proxy Statement	99

Reconciliation of GAAP Measures to Non-GAAP Results (Unaudited)
(In thousands, except per-share amounts)

Twelve months ended October 28, 2023
Gross margin	$7,877,218
Gross margin percentage	64.0%
Acquisition related expenses	1,047,309
Adjusted gross margin	$8,294,527
Adjusted gross margin percentage	72.5%
Operating income	$3,823,112
Operating margin	31.1%
Acquisition related expenses	2,023,532
Acquisition related transaction costs	7,069
Special charges, net	160,710
Adjusted operating income	$6,014,423
Adjusted operating margin	48.9%
Diluted EPS	$6.55
Acquisition related expenses	3.97
Acquisition related transaction costs	0.01
Special charges, net	0.32
Tax related items	(0.77)
Adjusted diluted EPS	$10.09
Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow (Unaudited)
(In thousands)

Twelve months ended October 28, 2023
Revenue	$12,305,539
Net cash provided by operating activities	$4,817,634
% of revenue	39%
Capital expenditures	$(1,261,463)
Free cash flow(1)	$3,556,171
% of revenue	29%
(1)Free cash flow is defined as net cash provided by operating activities, less capital expenditures.

100	Appendix A: Reconciliation of GAAP Measures to Non-GAAP Measures

Helpful Resources
Annual Meeting
Proxy Statement & Annual Report:
https://investor.analog.com/financial-info/annual-reports
Voting Your Proxy via the Internet Before the Annual Meeting:
www.proxyvote.com
Board of Directors
https://investor.analog.com/governance/board-of-directors
Investor Relations
https://investor.analog.com/
Corporate Social Responsibility
https://www.analog.com/en/company/environment-social-governance.html
ESG Report
https://www.analog.com/media/en/company-csr/2022-esg-report.pdf
Web links are provided for convenience only, and the content on the referenced websites does not constitute a part of this Proxy Statement.

2024 Proxy Statement	101

One Analog Way
Wilmington, MA 01887
www.analog.com

ANALOG DEVICES, INC.
ATTN: INVESTOR RELATIONS DEPT.
ONE ANALOG WAY
WILMINGTON, MA 01887

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on March 12, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. **To sign up for electronic delivery, please follow the instructions below to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.**

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on March 12, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V27519-P00461

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ANALOG DEVICES, INC.

The shares represented by this proxy when properly executed will be voted in the manner directed by the shareholder. **If no direction is made, this proxy will be voted FOR the election of each of the nominees for Director, FOR Proposals 2 and 3, and AGAINST Proposal 4.**

1. The election to Analog Devices' Board of Directors of the eleven nominees named in our Proxy Statement.

Nominees:	For	Against	Abstain
1a. Vincent Roche	☐	☐	☐
1b. Stephen M. Jennings	☐	☐	☐
1c. André Andonian	☐	☐	☐
1d. James A. Champy	☐	☐	☐
1e. Edward H. Frank	☐	☐	☐
1f. Laurie H. Glimcher	☐	☐	☐
1g. Karen M. Golz	☐	☐	☐
1h. Peter B. Henry	☐	☐	☐
1i. Mercedes Johnson	☐	☐	☐
1j. Ray Stata	☐	☐	☐
1k. Susie Wee	☐	☐	☐

The Board of Directors recommends you vote FOR Proposal 2:	For	Against	Abstain
2. Advisory vote to approve the compensation of our named executive officers.	☐	☐	☐
The Board of Directors recommends you vote FOR Proposal 3:	For	Against	Abstain
3. Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2024.	☐	☐	☐
The Board of Directors recommends you vote AGAINST Proposal 4:	For	Against	Abstain
4. Shareholder proposal regarding simple majority voting, if properly presented at the Annual Meeting.	☐	☐	☐

NOTE: To transact such other business as may properly come before the meeting and at any adjournments or postponement at the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V27520-P00461

ANALOG DEVICES, INC.

Annual Meeting of Shareholders - March 13, 2024 9:00 AM

This Proxy is solicited on behalf of the Board of Directors

The undersigned revokes all previous proxies and hereby appoints Vincent Roche and Janene Asgeirsson, and each of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of ANALOG DEVICES, INC. that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 AM, Eastern Time on March 13, 2024, at Analog Devices, Inc., 125 Summer St., Boston, MA 02110, and any adjournment, postponement, continuation or rescheduling thereof.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment, postponement, continuation or rescheduling thereof.

Your Internet or telephone vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed, dated and returned your proxy card. If you vote the shares over the Internet or by telephone, please do not return your proxy card.

Unless voting the shares over the Internet or by telephone, please fill in, date, sign and mail this proxy card promptly using the enclosed envelope.

Continued and to be signed on reverse side